AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 29, 2006

                                                    Registration No.  333-135103


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                               AMENDMENT NO. 1 TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                              SENSE HOLDINGS, INC.
                              --------------------
                 (Name of Small Business Issuer in Its Charter)


          Florida                    334110                   82-0326560
          -------                    ------                   ----------
      (State or Other          (Primary Standard                (I.R.S.
      Jurisdiction of              Industrial                  Employer
       Incorporation             Classification             Identification
      or Organization)               Number)                      No.)


                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                 (954) 726-1422
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)


                          Dore Scott Perler, President
                         4503 NW 103rd Avenue, Suite 200
                                Sunrise, FL 33351
                                (954) 726 - 1422
            ---------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)


                        Copies of all communications to:

                           Steven I. Weinberger, Esq.
                        Schneider Weinberger & Beilly LLP
                      2200 Corporate Blvd., N.W., Suite 210
                              Boca Raton, FL 33431
                            Telephone: (561) 362-9595
                          Facsimile No. (561) 362-9612

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                        CALCULATION OF REGISTRATION FEE
                                                        Proposed               Proposed
   Title of Each                                        Maximum                Maximum               Amount of
Class of Securities             Amount to be         Offering Price           Aggregate            Registration
  to be Registered               Registered           Per Security          Offering Price             Fee
-----------------------         ------------         --------------         --------------         ------------
Common Stock, par value          15,665,138              $0.24                $3,759,633              $  402
$0.10 per share (1)

Common Stock underlying           4,815,750              $0.24                $1,155,780              $  124
Warrants (2)

Common Stock underlying             200,000              $0.30                $   60,000              $    6
Warrants (2)

Common Stock underlying           5,570,466              $0.35                $1,949,663              $  209
Warrants (2)

Common Stock underlying           2,566,300              $0.50                $1,283,150              $  137
Warrants (2)
                                 ----------                                   ----------              ------
TOTAL                            28,817,654                                   $8,208,226              $  878

(1) Estimated solely for purposes of calculating the registration pursuant to Rule 457, based upon the average of the closing bid and asked prices for the common stock on June 16, 2006.

(2) Estimated solely for purposes of calculating the registration pursuant to Rule 457, based upon the greater of (i) the exercise price of the warrants and
(ii) the average of the closing bid and asked prices for the common stock on June 16, 2006.

Sense Holdings, Inc. hereby amends this registration statement on such dates as may be necessary to delay its effective date until Sense Holdings, Inc. shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on the date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine and in accordance with Rule 473(a) of Regulation C.


EXPLANATORY NOTE: This Amendment No. 1 is being filed to include the designation of the registrant's principal accounting officer on the signature page to the registration statement, in response to a telephonic comment from the Staff.

                       Subject to Completion June 29, 2006

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.


                                   PROSPECTUS


                              SENSE HOLDINGS, INC.


                        28,817,654 SHARES OF COMMON STOCK


This prospectus covers 28,817,654 shares of common stock of Sense Holdings, Inc. being offered by certain selling security holders, of which, 15,665,138 shares are issued and outstanding and 13,152,516 shares are issuable in the event outstanding warrants owned by the selling security holders are exercised by them. We will not receive proceeds from the sale of shares covered by this prospectus by the selling security holders.

Our common stock is traded over-the counter, on the OTC Bulletin Board, under the trading symbol "SEHO". On June 16, 2006, the closing price for our common stock was $.24. There is currently only a limited trading market in our common stock and we do not know whether an active trading market will develop.


THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 4.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this prospectus is June __, 2006

                               PROSPECTUS SUMMARY

THE COMPANY

Sense Holdings, Inc. is a Florida corporation. We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turn-key integrated applications that incorporate our proprietary BioClock(R) hardware platform:

      o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers desiring to verify the presence of employees at the workplace, and to monitor their time and attendance at work.

      o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

We have also licensed certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices. We believe that this technology will enable us to develop products for governmental use, as well as for security-related applications including airport security. No products have yet been developed incorporating the licensed technology.

Our executive offices are located at 4503 NW 103rd Avenue, Suite 200, Sunrise, FL 33351, and our telephone number there is (954) 726-1422. References in this prospectus to "we", "us" and "our," are to Sense Holdings, Inc. and its wholly-owned subsidiary, Micro Sensor Technologies, Inc.

THE OFFERING

         Common Stock Outstanding:

              Prior to this Offering ................ 49,609,521 shares

              After this Offering ................... 62,762,037 shares

              Common Stock Reserved ................. 23,458,135 shares, consisting of 4,445,000
                                                      shares issuable upon
                                                      exercise of options that
                                                      have been granted,
                                                      1,002,840 shares covered
                                                      by our stock option plans
                                                      that remain available to
                                                      be awarded and 18,010,295
                                                      shares that are issuable
                                                      upon exercise of
                                                      outstanding warrants.

SELECTED FINANCIAL DATA

The following summary of our financial information has been derived from our consolidated financial statements that are included elsewhere in this prospectus. The information for the years ended December 31, 2005 and 2004 is derived from our audited consolidated financial statements and the information for the three months ended March 31, 2006 and 2005 is derived from our unaudited consolidated financial statements, in each case as filed with the Securities and Exchange Commission.

OPERATION DATA

                                    THREE MONTHS ENDED MARCH 31,                 YEAR ENDED DECEMBER 31,
                                  --------------------------------          ---------------------------------
                                     2006                 2005                 2005                  2004
                                     ----                 ----                 ----                  ----
OPERATIONS DATA                   (UNAUDITED)          (UNAUDITED)
Net revenues                      $    30,381          $    47,863          $   501,078           $   139,321
Cost of sales                     $    15,200          $    10,320          $   167,577           $    55,581
Gross profit                      $    15,181          $    37,543          $   333,501           $    83,740
Loss from operations              $  (785,612)         $  (392,375)         $(1,718,077)          $(1,395,744)
Net loss                          $(1,174,168)         $  (391,090)         $(1,832,795)          $(1,499,284)
Net loss per share                $     (0.03)         $     (0.01)         $     (0.05)          $     (0.06)


BALANCE SHEET DATA
                                 MARCH 31, 2006                          DECEMBER 31, 2005
                                ---------------                          -----------------
                                  (UNAUDITED)
Working capital (deficiency)      $   946,563                               $  (251,441)
Total assets                      $ 1,642,299                               $ 1,043,420
Current assets                    $ 1,301,880                               $   685,678
Long-term debt                    $         -                               $         -
Stockholders' equity              $ 1,286,982                               $   106,301


RISK FACTORS

Readers should carefully consider the following risk factors and all other information contained in this Registration Statement. Investing in our common stock involves a high degree of risk. Any of the following risks could adversely affect our business, financial condition and results of operations and could result in a complete loss of your investment. No assurances can be given that the risks and uncertainties described below are the only risks and uncertainties that we face.

RISKS RELATED TO OUR BUSINESS

OUR WEAK FINANCIAL CONDITION HAS RAISED, AND WILL LIKELY CONTINUE TO RAISE, SUBSTANTIAL DOUBT REGARDING OUR ABILITY TO CONTINUE AS A "GOING CONCERN," WE HAVE EXPERIENCED HISTORICAL LOSSES WE MAY HAVE TO CEASE OPERATIONS IF WE DO NOT GENERATE MEANINGFUL REVENUE AND ACHIEVE PROFITABILITY AND INVESTORS MAY LOSE THEIR INVESTMENT. We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. For the fiscal years ended December 31, 2005 and 2004 and for the three months ended March 31, 2006, we experienced net losses of ($1,832,795), ($1,499,284) and $(1,174,168), respectively. At March 31, 2006, we had an accumulated deficit of ($12,234,018). Our operating results for future periods will include significant expenses, including product development expenses, sales and marketing costs, programming and administrative expenses, for which we may not have offsetting revenues or available capital. As a result, we may never generate meaningful revenue and/or achieve profitability in the future.

Our continuing losses and lack of revenues, among other factors, resulted in our independent certified public accountants modifying their audit report on our consolidated financial statements for the fiscal years ended December 31, 2005 and 2004 to express substantial doubt as to our ability to continue as a going concern. We remain in need of substantial additional investment capital to fund our longer-term operating needs, including the payment of third-party research and development costs to develop our products and the conducting of those marketing activities we believe necessary to achieve meaningful sales growth.

OUR BUSINESS IS CAPITAL INTENSIVE AND ADDITIONAL FINANCING MAY NOT BE AVAILABLE. AS SUCH, ESPECIALLY IN LIGHT OF OUR HISTORICAL LOSSES, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT. Our operations are capital intensive and our growth and ongoing operations will consume a substantial portion of our available working capital. We have engaged in numerous financing activities over the past few years but have been unable to utilize the funds raised to achieve positive financial results. Furthermore, we will require additional capital in order to fund our operations, and we do not have any commitments for additional financing. Additional funding, if required, may not be available, or if available, may not be available upon favorable terms. Insufficient funds will prevent, or delay, us from implementing our business strategy. Due to our small revenue base, low level of working capital and the inability to conclude development agreements with major manufacturing companies, we have been unable to aggressively pursue our product development strategy to date. We will require significant additional financing and/or a strategic alliance with a well-funded development partner to undertake our business plan. Failure to receive additional funding or enter into a strategic alliance could limit our growth, limit our likelihood of profitability and worsen our financial condition and may correspondingly decrease the market price of our common stock, or may cause us to cease operations all together.

OUR CONTINUED SALE OF EQUITY SECURITIES WILL DILUTE EXISTING SHAREHOLDERS AND MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK. Given our limited revenues and prospect for revenues for the remainder of fiscal year 2006 and our financial commitment under existing cooperative research and licensing agreements, we may require additional financing which will likely require the issuance of additional equity securities. We expect to continue our efforts to acquire further financing in the future to fund additional marketing efforts, product development expenses, programming and administrative expenses, which will result in future dilution to existing outstanding shareholders.

BECAUSE WE ARE DEPENDENT UPON A FEW MAJOR CUSTOMERS FOR SUBSTANTIALLY ALL OF OUR CURRENT SALES, THE LOSS OF ANY ONE OF THEM WOULD REDUCE OUR REVENUES, LIQUIDITY AND HINDER OUR ABILITY TO BECOME PROFITABILITY, AS SUCH, WE MAY HAVE TO CEASE OPERATIONS AND INVESTORS MAY LOSE THEIR INVESTMENT. Significant portions of our sales to date have been, and will continue to be, made through a small number of significant customers. Specifically, one customer, Federal Express, accounted for approximately eighty-three percent (83%) of our revenues for the fiscal year ended December 31, 2005. This same customer accounts for 93% of the accounts receivable at year ending December 31, 2005. Approximately 72% of our sales for the year ended December 31, 2004, were derived from three customers, American Airlines, Federal Express, and Pearson Education. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may result in decreases in our results of operations, liquidity and cash flows. Any such adverse operating results will likely decrease the market price of our common stock.

WE DEPEND ON THE CONTINUED SERVICES OF OUR EXECUTIVE OFFICERS AND THE LOSS OF A KEY EXECUTIVE COULD SEVERELY IMPACT OUR OPERATIONS, CAUSE DELAY AND ADD EXPENSE TO OUR OPERATION. The execution of our present business plan depends on the continued services of Dore Scott Perler, our Chief Executive Officer and President, Andrew Goldrich, our Chief Financial Officer and Vice President, and Shawn Tartaglia, our Chief Technical Officer. We do not currently maintain key-man insurance on their lives. While we have entered into employment agreements with each of them, the loss of any of their services would be detrimental to our business, financial condition and results of operations. We may not retain or replace the services of our key officers.

WE HAVE ELECTED NOT TO VOLUNTARILY ADOPT VARIOUS CORPORATE GOVERNANCE MEASURES, WHICH MAY RESULT IN SHAREHOLDERS HAVING LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS. Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. We have not yet adopted these corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to do so. However, to the extent we seek to have our Common Stock listed on a national securities exchange or Nasdaq, such requirements will require us to make changes to our current corporate governance practices, which changes may be costly and time consuming. Furthermore, the absence of such practices with respect to our Company may leave our shareholders without protections against interested director transactions, conflicts of interest and similar matters. As an example of one Sarbanes-Oxley requirement, currently none of the members of our board of directors are considered to be "independent" for purposes of Sarbanes-Oxley. We may not be able to attract a sufficient number of directors in the future to satisfy this requirement if it becomes applicable to us.

WE MAY BE EXPOSED TO POTENTIAL RISKS RELATING TO OUR INTERNAL CONTROLS OVER FINANCIAL REPORTING AND OUR ABILITY TO HAVE THOSE CONTROLS ATTESTED TO BY OUR INDEPENDENT AUDITORS.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX 404"), the Securities and Exchange Commission adopted rules requiring public companies to include a report of management on the company's internal controls over financial reporting in their annual reports, including Form 10-KSB. In addition, the independent registered public accounting firm auditing a company's financial statements must also attest to and report on management's assessment of the effectiveness of the company's internal controls over financial reporting as well as the operating effectiveness of the company's internal controls. We were not subject to these requirements for the fiscal year ended December 31, 2005. We are evaluating our internal control systems in order to allow our management to report on, and our independent auditors attest to, our internal controls, as a required part of our Annual Report on Form 10-KSB beginning with our report for the fiscal year ended December 31, 2007.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by SOX 404, there is a risk that we will not comply with all of the requirements imposed thereby. At present, there is no precedent available with which to measure compliance adequacy. Accordingly, there can be no positive assurance that we will receive a positive attestation from our independent auditors.

In the event we identify significant deficiencies or material weaknesses in our internal controls that we cannot remediate in a timely manner or we are unable to receive a positive attestation from our independent auditors with respect to our internal controls, investors and others may lose confidence in the reliability of our financial statements and our ability to obtain equity or debt financing could suffer.

FAILURE OF OUR INTERNAL SYSTEMS MAY CAUSE SYSTEM DISRUPTIONS, REDUCE LEVELS OF CUSTOMER SERVICE, AND OTHERWISE DAMAGE OUR OPERATIONS WHICH COULD LEAD TO LOST SALES AND MAY INCREASE OUR OVERHEAD WHICH WOULD ADD EXPENSE AND DELAY OUR OPERATIONS. We use internally developed systems to operate our service and for transaction processing, including billing and collections processing. We must continually improve these systems in order to meet the level of use. Furthermore, in the future, we may add features and functionality to our products and services using internally developed or third party licensed technologies. Our inability to:

      a) add software and hardware;

      b) develop and upgrade existing technology, transaction processing systems and network infrastructure to meet increased volume through our processing systems; or

      c) provide new features or functionality may cause system disruptions, slower response times, reductions in levels of customer service, decreased quality of the user's experience, and delays in reporting accurate financial information. Any such failure could result in a loss of business and worsen our financial condition and may correspondingly decrease the market price of our common stock.

RISKS RELATED TO OUR INTELLECTUAL PROPERTY

WE HAVE ACQUIRED LICENSE RIGHTS TO CERTAIN PATENTED INTELLECTUAL PROPERTY; HOWEVER, WE MAY NOT BE SUCCESSFUL IN DEVELOPING OR MARKETING COMMERCIALLY VIABLE PRODUCTS INCORPORATING THE INTELLECTUAL PROPERTY, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. We acquired Micro Sensor and the MEMS technology but have not yet commercially exploited such intellectual property through the development of final products. Although we may never develop or market products incorporating the intellectual property, we may still remain responsible for paying minimum annual royalties to the licensor.

WE WILL BE REQUIRED TO PAY MINIMUM ANNUAL ROYALTIES FOR LICENSED INTELLECTUAL PROPERTY EVEN IF WE ARE UNABLE TO GENERATE REVENUES FROM OUR USE OF THE INTELLECTUAL PROPERTY, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. Effective August 1, 2005, we entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the August 1, 2005 license agreement, we license certain patent rights relating to the detection of unexploded ordnance and chemical vapor detection for security applications. Under the License Agreement, we are required to make minimum annual royalty payments to UT-Battelle of $10,000 in 2006, $20,000 in 2007 and $25,000 in 2008 and thereafter. Since none of the technology subject to the License Agreement is currently the subject of commercially marketable products, we will continue to pay minimum royalties to the licensor, notwithstanding that we are not generating revenues from the licensed technology.

WE HAVE NOT INDEPENDENTLY VERIFIED THAT INTELLECTUAL PROPERTY WE HAVE LICENSED, OPTIONED OR OTHERWISE HAVE RIGHTS TO DOES NOT INFRINGE ON THE RIGHTS OF THIRD PARTIES; AND THIRD PARTY CLAIMS THAT WE HAVE INFRINGED ON THE RIGHTS OF OTHERS, IF ASSERTED, COULD ADD EXPENSE, DELAY OPERATIONS AND PREVENT US FROM MARKETING PRODUCTS. In connection with our acquisition of Micro Sensor, UTEK represented to us that, to the best of their knowledge, Micro Sensor's licensed explosive detection technology does not infringe on the rights of any third party, however neither UTEK nor the Company has undertaken a formal patent search or other investigation as to whether the detection technology infringes on the rights of any third party. In the event it is ultimately found that this technology does infringe on the rights of a third party, we may be prohibited from developing or marketing products incorporating the technology, we may remain responsible for paying minimum annual royalties to the licensor and we may be liable for damages to the third party upon whose technology we may have infringed.

WE MAY BE UNABLE TO PROTECT OUR PROPRIETARY RIGHTS, THEREBY PERMITTING COMPETITORS TO DEVELOP THE SAME OR SIMILAR PRODUCTS AND TECHNOLOGIES TO OURS, WHICH COULD ADD EXPENSE AND DELAY OPERATIONS. Our future results and ability to compete will be dependent, in large part, upon the marketing and sales of our developed proprietary products and technologies, the development of future proprietary products and technologies and the commercialization of licensed and purchased patented technologies. We intend to rely primarily upon copyright, trade secret and trademark laws to protect the proprietary components of our systems. While we have filed U.S. patent applications covering certain of our systems, the patent applications may not result in the issuance of a patent. Additionally, if granted, any patent may be successfully challenged and will not provide us with meaningful proprietary protections or that we may not have the financial resources to mount sustained patent defense. Also, while we have licensed or optioned certain patented technologies, the validity of these patents may be challenged in the future or a claim of infringement of a holder of a previously filed patent may be claimed. We could also incur substantial costs in asserting our intellectual property or proprietary rights against others or if others assert their rights against us. The failure to successfully protect our intellectual property and proprietary rights could enable others to duplicate or claim rights to our products and systems or otherwise develop similar or competitive products and systems which may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

RISKS RELATED TO THE INDUSTRIES IN WHICH WE OPERATE

WE FACE SEVERE COMPETITION FROM TIME AND ATTENDANCE PROVIDERS, SECURITY COMPANIES, IN GENERAL, BIOMETRIC SECURITY DEVICE PROVIDERS, EXPLOSIVE DETECTION COMPANIES, MANY OF WHOM HAVE GREATER RESOURCES THAN WE DO, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS. We may be unable to effectively compete in the marketplaces in which we operate. We engage in providing time and attendance resources to employers in several sectors of the marketplace. We also provide building access control security devices, and we are developing technologies for explosive detection.

Our time and attendance and control access security devices incorporate biometric fingerprint technology, "smartcard" technology, or other data input technologies. We will compete with other providers of time and attendance services, as well as with access control, security companies. Our competitors in time and attendance applications include Kronos, Simplex, Smartime Software, Time and Tech.com and Unitime Systems. Other biometric technology providers include Identix, Secugen, Bioscrypt, and Fujitsu. These providers use traditional technologies employed in identification and access control, as well as biometric technologies.

Our explosive detection technology is still in the developmental stage as it incorporates the MEMS technology, which has yet to be commercially exploited. There are several other explosive detection providers that have significant inroads to the market sector. There are also government compliance issues that certain of our competitors in this field have already overcome.

Most of these competitors have a longer operating history than we do and many of them have substantially greater financial and other resources than we do. As a result, we will likely encounter greater difficulty in implementing our business plans than will our competitors. The introduction of similar or superior products by current or future competitors may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

WE ARE DEPENDENT UPON THIRD PARTY SOFTWARE, AND IF WE HAVE DIFFICULTY OBTAINING NECESSARY SOFTWARE, WE WILL BE UNABLE TO MEET CONTRACTUAL OBLIGATIONS, WHICH COULD CAUSE US TO LOSE SALES AND ADD EXPENSE AND DELAY OUR OPERATIONS. We license software from Integrated Design, Inc. pursuant to a contract that enables the data gathered by CheckPrint(R) T/A systems to be formatted and transmitted to third party payroll services. Either party, on ninety days prior written notice with or without cause, may terminate such agreement. In the event such agreement was terminated, we would be required to license similar software from a third party vendor or develop our own links for data export. Any failure or delay in licensing or developing such software could result in our inability to meet our contractual obligations and may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

OTHER TYPES OF BIOMETRIC SECURITY DEVICES ARE BEING DEVELOPED AND MARKETED, AND WE ARE UNCERTAIN IF FINGERPRINT BIOMETRIC SECURITY DEVICES WILL BE ACCEPTED IN THE MARKETPLACE, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS. Our developed products incorporate fingerprint biometrics as the basis for authenticating a person's identity. Other forms of biometric identification, including iris scanning, voice patterns and signature verification, are being marketed, developed and tested, both by us and others. We have integrated several other forms of biometrics into our products on a proto-type basis, but the fingerprint remains our standard offering. Our future results will be dependent on our ability to successfully market our biometric systems and support services to end-users, distributors and resellers. Successful marketing will depend upon the acceptance of fingerprint biometrics as a preferred form of identification. We have not commissioned a formal market or research study to determine whether fingerprint identification is preferred to other forms of biometric identification or whether sufficient demand for our products and services exists to enable us to sustain operations, expand or achieve profitability. A lack of demand for fingerprint biometric systems could reduce our revenues attributable almost exclusively to sales of systems incorporating a fingerprint biometric and the related maintenance, and may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

OUR PRODUCTS RELY ON FINGERPRINT BIOMETRICS AND THE LACK OF TECHNOLOGICAL DIVERSIFICATION IN OUR PRODUCTS COULD CAUSE OUR RESULTS TO SUFFER, WHICH COULD CAUSE US TO LOSE SALES ADD EXPENSE AND DELAY OUR OPERATIONS. Almost all of our products and systems incorporate fingerprint biometric technology. Our future results may depend on the continued reliability and acceptance of Biometrics as a method of identity verification. As a result, in the event of unforeseen adverse events in the development, enhancement, reliability, marketing or acceptance of fingerprint biometrics, we will be unable to temper its effects by relying upon sales of other products. In addition, we do not currently know when products under development incorporating other biometrics, and explosive detection technology will generate revenues, or whether they can be successfully marketed. In light of our lack of product diversification unforeseen events related to our narrow product offering may result in decreases in our results of operations, liquidity and cash flows. Any such decreases may correspondingly decrease the market price of our common stock.

RISK RELATED TO OUR SECURITIES AND CAPITAL STRUCTURE

TRADING IN OUR COMMON STOCK DURING 2005 AND 2006 WAS LIMITED, SO OUR SHAREHOLDERS MAY NOT BE ABLE TO SELL AS MUCH STOCK AS THEY WANT AT PREVAILING PRICES. Shares of the common stock are traded on the OTCBB. Approximately 300,000 shares were traded on an average daily trading basis during 2005. If limited trading in the common stock continues, it may be difficult for our shareholders to sell in the public market at any given time at prevailing prices. Also, the sale of a large block of our common stock at any time could depress the price of our common stock to a greater degree than a company that typically has higher volume of trading of securities.

THE LIMITED PRIOR PUBLIC MARKET AND TRADING MARKET MAY CAUSE POSSIBLE VOLATILITY IN OUR STOCK PRICE WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. There has only been a limited public market for our common stock and an active trading market in our common stock may not be maintained. The OTCBB is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ, and quotes for stocks included on the OTCBB are not listed in the financial sections of newspapers, as are those for the NASDAQ Stock Market. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have particularly affected the market prices of many smaller companies. The trading price of our common stock is expected to be subject to significant fluctuations in response to variations in quarterly operating results, changes in analysts' earnings estimates, announcements of innovations by us or our competitors, general conditions in the industry in which we operate and other factors. These fluctuations, as well as general economic and market conditions, may decrease the market price of our common stock.

THE MARKET PRICE FOR OUR COMMON STOCK MAY BE SUBJECT TO EXTREME VOLATILITY, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. The market for securities of high-technology companies, including companies such as ours that participate in emerging markets, has historically been more volatile than the market for stocks in general. As a result, the price of our common stock may be subject to wide fluctuations in response to factors some of which are beyond our control, including, without limitation, the following:

      o  Quarter-to-quarter variations in our operating results;

      o  Our announcement of material events;

      o  Price fluctuations in sympathy to others engaged in our industry; and,

      o  The effects of media coverage of our business.

PENNY STOCK REGULATIONS MAY IMPOSE CERTAIN RESTRICTIONS ON MARKETABILITY OF THE COMPANY'S SECURITIES, WHICH MAY CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT. The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, our common stock is subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the Securities and Exchange Commission relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell our securities and may affect the ability of investors to sell our securities and the price at which such purchasers can sell any such securities.

Our shareholders should be aware that, according to the Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

      o Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

      o Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

      o "Boiler room" practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;

      o Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and

      o The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

ADDITIONAL AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK. We are authorized to issue 100,000,000 shares of common stock. As of the date of this prospectus, there were 49,609,521 shares of common stock issued and outstanding. We have also reserved a total of 23,458,135 shares for future issuance consisting of 4,445,000 shares issuable upon the exercise of options that have been granted, 1,002,840 shares available for issuance under our stock option plans and 18,010,295 shares issuable upon exercise of warrants that have been granted. The options and warrants are exercisable at prices ranging from $.10 to $1.25 per share. To the extent stock is issued upon the exercise of options or warrants, our existing shareholders will experience further dilution. In addition, in the event that any future financing should be in the form of, be convertible into or exchangeable for, equity securities, the issuance of our shares upon their exercise will result in additional dilution.

WE MAY ISSUE PREFERRED STOCK, WHICH MAY DECREASE THE MARKET PRICE FOR OUR COMMON STOCK AND MAY HAVE RIGHT SUPERIOR TO YOUR COMMON STOCK RIGHTS. In addition to the above-referenced shares of common stock that we may issue without shareholder approval, we have the right to authorize and issue preferred stock. We presently have no issued and outstanding shares of preferred stock and while we have no present plans to issue any shares of preferred stock, our Board of Directors has the authority, without shareholder approval, to create and issue one or more series of such preferred stock and to determine the voting, dividend and other rights of holders of such preferred stock. The issuance of any of such series of preferred stock may have superior rights to the holders of common stock.

WE HAVE NO HISTORY OF PAYING DIVIDENDS ON OUR COMMON STOCK. We have never paid any cash dividends on our shares of common stock and do not anticipate paying any cash dividends on our common stock in the foreseeable future. We plan to retain any future earnings to finance growth. If we decide to pay dividends to the holders of the common stock, such dividends may not be paid on a timely basis.

OUR COMMON STOCK IS THINLY TRADED AND AN ACTIVE AND VISIBLE TRADING MARKET FOR OUR COMMON STOCK MAY NOT DEVELOP. Our common stock is currently traded on a limited basis on the OTC Bulletin Board under the symbol "SEHO". The quotation of our common stock on the OTCBB does not assure that a meaningful, consistent and liquid trading market currently exists. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

      o Investors may have difficulty buying and selling or obtaining market quotations;

      o  Market visibility for our common stock may be limited; and

      o A lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

OTHER RISKS

LIMITATION ON DIRECTOR/OFFICER LIABILITY MAY LIMIT THE AMOUNT YOU CAN RECOVER FOR A BREACH FIDUCIARY DUTIES BY AN OFFICER OR DIRECTOR. As permitted by Florida law, our certificate of incorporation limits the liability of our directors for monetary damages for breach of a director's fiduciary duty except for liability in certain instances. As a result of our charter provision and Florida law, shareholders may have limited rights to recover against directors for breach of fiduciary duty. In addition, our certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by law. Thus your right to recover damages as a shareholder may be limited.

THE SALE OF SHARES ELIGIBLE FOR FUTURE SALE COULD HAVE A DEPRESSIVE EFFECT ON THE MARKET PRICE FOR OUR COMMON STOCK AND COULD CAUSE YOU TO LOSE SOME OR ALL OF YOUR INVESTMENT.

As of the date of this prospectus, there are 49,609,521 shares of common stock issued and outstanding.

Of the currently issued and outstanding shares, 38,952,025 shares (consisting of 15,665,138 shares covered by this registration statement and 23,286,887 shares included in the public float) are unlegended and available for public resale. The balance of 10,657,496 shares (of which 2,131,530 shares are owned by our officers, directors and principal shareholders), 8,416,966 have been held for in excess of one year and are currently available for public resale pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"). The resale of our shares of common stock owned by officers, directors and affiliates is subject to the volume limitations of Rule 144. In general, Rule 144 permits our shareholders who have beneficially owned restricted shares of common stock for at least one year to sell without registration, within a three-month period, a number of shares not exceeding one percent of the then outstanding shares of common stock. Furthermore, if such shares are held for at least two years by a person not affiliated with us (in general, a person who is not one of our executive officers, directors or principal shareholders during the three month period prior to resale), such restricted shares can be sold without any volume limitation. Sales of our common stock under Rule 144 or pursuant to such registration statement may have a depressive effect on the market price for our common stock.

IT IS NOT POSSIBLE TO FORESEE ALL RISKS WHICH MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE PURCHASER IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHERS, THE RISK FACTORS DISCUSSED ABOVE.


                                 CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2006. The table should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. The table does not give effect to:

      o  the issuance of 841,025 shares subsequent to March 31, 2006;

      o the issuance of up to 4,445,000 shares in the event options that have been granted are exercised;

      o the issuance of up to 1,002,840 in the event that shares available for award under our stock option plans are awarded; and

      o the issuance of up to 18,010,295 shares in the event that outstanding common stock purchase warrants are exercised.

                                                       March 31, 2006
                                                       --------------
                                                         (Unaudited)
         Shareholders' deficit:

              Common stock, $.10 par value,
              100,000,000 shares authorized,
              48,768,496 shares issued and
              outstanding ...........................   $  4,876,850

              Additional paid-in capital ............   $  9,069,376

              Accumulated deficit ...................   $(12,234,018)

              Deferred compensation .................       (425,226)
                                                        ------------

         Total shareholders' equity .................   $  1,286,982
                                                        ============


                                 USE OF PROCEEDS

We will not receive any proceeds by the sale of shares by the selling securities holders.


                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock is currently traded on a limited basis on the Over-the-Counter Bulletin Board under the symbol "SEHO". Prior to February 28, 2000, our common stock was listed on the National Quotation Bureau's "Pink Sheets." The reported high and low bid prices for our common stock are shown below for the preceding eight fiscal quarters through March 31, 2006. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions. The quotation of our common stock on the OTC Bulletin Board does not assure that a meaningful, consistent and liquid trading market for such securities currently exists and, in fact at the present time, such a market does not exist.

         Period                                   High            Low
         ---------                                -----           -----

         Second Quarter ended 6/30/04             $0.59           $0.21
         Third Quarter ended 9/30/04              $0.25           $0.13
         Fourth Quarter ended 12/31/04            $0.14           $0.36

         First Quarter ended 3/31/05              $0.35           $0.17
         Second Quarter ended 6/30/05             $0.21           $0.15
         Third Quarter ended 9/30/05              $0.38           $0.17
         Fourth Quarter ended 12/31/05            $0.37           $0.24

         First Quarter ended 3/31/06              $0.35           $0.17

On June 16, 2006, the last sale price of our common stock as reported on the OTCBB was $0.24.

As of June 16, 2006, our common stock was owned of record by approximately 1,000 shareholders. We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

The Securities and Exchange Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of these securities. In addition he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them.


                           FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements. Forward-looking statements express our expectations or predictions of future events or results. They are not guarantees and are subject to many risks and uncertainties. There are a number of factors - many beyond our control - they could cause actual events or results to be significantly different from those described in the forward-looking statement. Any or all of our forward-looking statements in this report or in any other public statements we make may turn out to be wrong.

Forward-looking statements might include one or more of the following:

      o  Projections of future revenue;

      o  Anticipated purchase orders and/or product delivery dates;

      o Descriptions of plans or objectives of management for future operations, products or services;

      o  Forecasts of future economic performance; and,

      o Descriptions or assumptions underlying or relating to any of the above items.

Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They use words such as "anticipate","estimate", "expect", "project", "intend", "plan", "believe" or words of similar meaning. They may also use words such as "well", "would", "should", "could" or "may".

Factors that may cause our actual results to differ materially from those described in forward-looking statements include:

      o  Our early stage of development makes evaluating us difficult;

      o We have experienced historical losses and an accumulated deficit and we may not become profitable;

      o We will require additional capital or alternative financing and funding may not be available to us on acceptable terms;

      o Our competitors are financially stronger than we are and we may be unable to compete effectively or become a competitive force in our industry;

      o We are dependent upon third-party software, our access to which may be cancelled on 90 days' notice;

      o Biometric security devices may not be accepted in the marketplace or may be replaced by alternative technologies;

      o We may be unable to develop applications for the technology we acquired from Micro Sensor Technology Inc., and we are obligated to pay royalties to the technology owner even if we do not develop commercial applications for the technology;

      o  We may be unable to protect our proprietary rights;

      o Our stock is thinly traded and in the absence of an active trading market, investors may have difficulty reselling their shares;

      o As an emerging technology company, the market price for our common stock is subject to wide fluctuations; and,

      o The other risks identified from time-to-time in our various filings with the United States Securities and Exchange Commission, including those described elsewhere in this prospectus under risk factors.


            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following analysis of the results of operations and financial condition of our Company should be read in conjunction with the consolidated financial statements of Sense Holdings, Inc. for the three months ending March 31, 2006 and for the year ended December 31, 2005 and notes thereto contained in the Report on Form 10-QSB and Form 10-KSB, respectively, of Sense Holdings, Inc. as filed with the Securities and Exchange Commission.

OVERVIEW

We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We also own, license or have optioned for purchase certain security-related technologies.

Our current base of customers primarily consists of two large enterprise level clients and numerous smaller companies. To date, our ability to conduct significant marketing activities that we deem critical to building broad market awareness of, and demand for, our systems have been severely limited due to financial constraints. The financial constraints were brought on in part by the cash required to be spent in research and development. We continue to seek funds to enable us to begin to move forward with such marketing.

We have incurred substantial operating and net losses, as well as negative operating cash flows, since our inception. As a result, we continue to use significant working capital and have limited shareholders' equity at March 31, 2006. In recognition of such circumstances, our independent certified public accountants included an explanatory paragraph in their report on our consolidated financial statements for the year ended December 31, 2005 that expressed substantial doubt regarding our ability to continue as a going concern.

Although profit margins may be lower for existing system sales, lower profit margins are significantly offset by significantly lower operating costs. In addition, we intend to continue to make customizations to our existing systems if such systems can be supported by our reduction in research and development spending and our smaller staff. However, additional funding identified above is still needed to complete our CRADA project, make minimum annual royalty payments, fund our longer-term operating needs, including our continued conducting of those marketing activities we deem critical to building broad public awareness of, and demand for, our current systems. Within the restrictions set forth above, we are continuing to pursue additional financing. We believe that additional financing, a reduction in research and development expenses followed by the sales increases we expect to realize from the additional marketing activities will be sufficient to support us until that point in time at which we forecast that our business will become self-sustaining from internally generated cash flow. There is no assurance we will be able to raise additional financing or increase sales in the coming year.

We currently operate with a core staff of 6 full-time employees.

RESULTS OF OPERATIONS

THREE MONTHS ENDED MARCH 31, 2006 AS COMPARED TO THREE MONTHS ENDED MARCH 31,
2005

REVENUES AND GROSS MARGIN

For the three months ended March 31, 2006, we generated revenues of $30,381. The cost of goods sold was $15,200. This resulted in a gross profit of $15,181 and an overall gross profit percentage of 50% for the three months ended March 31, 2006. For the three months ended March 31, 2005, we generated revenues of $47,863. The cost of goods sold was $10,320 resulting in a gross profit of $37,543 and an overall gross profit percentage of 78.4%. The decrease in revenues generated was $17,482 or a decrease of 36.5%. The decrease in revenues is mainly attributed to a decrease in marketing efforts due to cost-cutting measures. Currently, we lack working capital funds to spend on marketing and advertising programs. Also, we have dedicated man hours and resources to the acquisition and development of intellectual property during fiscal 2005 and for the first quarter of 2006, which has taken away from sales efforts of our existing product line. During the three months ended March 31, 2006, our overall gross profit was lower due to the recording of additional reserves of $11,500 on slow-moving inventory. We continue to refocus on the sale of our existing product line, expanding our existing product line and continue to seek sufficient capital to engage in effective sale efforts. Our revenue breakdown is summarized below:

                                                 Three Months Ended
                                                      March 31,
                                                   2006       2005
                                                 -------    -------
         Revenues:
           Sale of tangible products .........   $11,863    $29,361
           Consulting services and
              maintenance ....................    18,518     18,502
                                                 -------    -------
              Total revenues .................   $30,381    $47,863
                                                 =======    =======

Due to the lack of sales and the slow movement of inventory, we recorded a reserve for slow-moving inventory of $52,100 through March 31, 2006.

For the three months ended March 31, 2006, cost of sales which related to the sale of tangible products was $15,200 (including a charge of $11,500 relating to an additional reserve on slow-moving inventory) as compared to $10,320 for the three months ended March 31, 2005. For the three months ended March 31, 2006, overall gross profits amounted to $15,181 as compared to $37,543 for the three months ended March 31, 2005. This translates into an overall gross profit percentage of 50% for the three months ended March 31, 2006 as compared to 78% for the three months ended March 31, 2005.

OPERATING EXPENSES

For the three months ended March 31, 2006, compensation and related taxes increased to $130,091 as compared to $103,403 for the three months ended March 31, 2005, an increase of $26,688 or 25.8%. The increase was attributable to an increase in executive and office salaries.

For the three months ended March 31, 2006, consulting expenses amounted to $264,344 as compared to $194,363 for the three months ended March 31, 2005, an increase of $69,981 or 36%. The increase is related to the grant of common stock for business development and investor relations services during the three months ended March 31, 2006 as well as the amortization of deferred compensation for shares previously issued.

For the three months ended March 31, 2006, research and development costs amounted to $186,249 as compared to $38,036 for the three months ended March 31, 2005, an increase of $148,213 or 390% that consisted of an increase in fees paid to third parties for development of security products under a Cooperative Research and Development Agreement in 2005 and during the three months ended March 31, 2006 which are being amortized over a one-year period.

For the three months ended March 31, 2006, general and administrative expenses were $220,109 as compared to $94,116 for the three months ended March 31, 2005, an increase of $125,993 or 133.9% and included the following:

                                                 2006            2005
                                               --------        --------
         Rent .........................        $ 14,192        $ 11,042
         Professional fees ............          33,381           7,196
         Investor relations ...........          87,010               -
         Other operating expenses .....          85,526          75,878
                                               --------        --------
              Total ...................        $220,109        $ 94,116
                                               ========        ========

For the three months ended March 31, 2006, rent expense increased to $14,192 as compared to the 2005 period, an increase of $3,150 due to an increase in common area maintenance expenses of $3,750 offset by the receipt of rental income of $600 from the leasing of office space on a month-to-month basis.

For the three months ended March 31, 2006, professional fees increased by $26,185 or 364%. The increase is primarily related to an increase in legal and accounting fees relating to our private placement, and the issuance of common stock with a fair market value of $4,800 during the three months ended March 31, 2006.

For the three months ended March 31, 2006, we incurred investor relations fees of $87,010 compared to $0 for the three months ended March 31, 2005. These fees were attributable to the promotion of our common stock and business plan to the investment community.

For the three months ended March 31, 2006, other operating expenses increased to $85,526 as compared to $75,878 for the three months ended March 31, 2005, an increase of $9,648 or 12.7%. The increase was attributable to an increase in the amortization of acquired licensing fees of $15,000 offset by a decrease in operating expenses primarily related to cost-cutting measures.

OTHER INCOME (EXPENSES)

Interest income for the three months ended March 31, 2006 was $1,824 compared to $2,968 for the three months ended March 31, 2005. The decrease is due to a decrease in the average interest-bearing deposits.

Interest expense increased to $143,730 for the three months ended March 31, 2006 as compared to interest expense of $1,432 for the three months ended March 31, 2005, an increase of $142,298. This increase is attributable to interest paid on outstanding convertible notes that were repaid or converted to common stock in March 2006, and the amortization of a discount on notes payable of $92,944. Additionally, in connection with the conversion of notes payable to common stock, we issued additional shares with a fair value of $21,923 which we charged to interest expense.

For the three months ended March 31, 2006, we recorded amortization of debt issuance costs of $89,692 related to fees paid in connection with our convertible notes payable compared to $0 for the three months ended March 31, 2005.

For the three months ended March 31, 2006, we recorded a estimated registration rights penalty of $156,958 related to registration rights agreements entered into in connection with our private placement.

OVERALL

We reported a net loss for the three months ended March 31, 2006 of $(1,174,168) compared to a net loss for the three months ended March 31, 2005 of $(391,090). This translates to an overall per-share loss of ($.03) for the three months ended March 31, 2006 compared to per-share loss of ($.01) for the three months ended March 31, 2005.

RESULTS OF OPERATIONS

YEAR ENDED DECEMBER 31, 2005 AS COMPARED TO YEAR ENDED DECEMBER 31, 2004

REVENUES

For the year ended December 31, 2005, we generated revenues of $501,078. The cost of goods sold was $167,577. This resulted in a gross profit of $333,501 and a gross profit percentage of 67% for the year ended December 31, 2005. For the year ended December 31, 2004, we generated revenues of $139,321. The cost of goods sold was $55,581. This resulted in a gross profit of $83,740 and a gross profit percentage of 60%. The increase in revenues generated was $361,757 or 260%. The increase in revenues is mainly attributed to the sale of 100 of our BC-300 Biometric Pilot Authentication Stations for deployment by Federal Express at select domestic operation facilities amounting to $386,700 in the fourth quarter of 2005, and an increase in service revenues and maintenance revenues offset by decreased sales of our product to other customers. Currently, we lack working capital funds to spend on marketing and advertising programs. Also, we have dedicated man hours and resources to the acquisition and development of intellectual property during fiscal 2005 and 2004, which has taken away from sales efforts of our existing product line. We continue to refocus on the sale of our existing product line, expanding our existing product line and continue to seek sufficient capital to engage in effective sale efforts. Our revenue breakdown is summarized below:

                                                     Year Ended
                                                    December 31,
                                                   2005      2004
                                                --------   --------
         Revenues:
           Sale of tangible products .........  $440,042   $ 82,097
           Service and maintenance ...........    61,036     57,224
                                                --------   --------
              Total revenues .................  $501,078   $139,321
                                                ========   ========

OPERATING EXPENSES

For the year ended December 31, 2005, research and development costs amounted to $314,233 as compared to $163,492 for the year ended December 31, 2004, an increase of $150,741 or 92% that consisted of an increase in the amortization of our acquired license rights of $10,000, and other fees paid to third parties for development of security products of approximately $148,000 in 2005.

For the year ended December 31, 2005, compensation and related taxes increased to $435,148 as compared to $350,990 for the year ended December 31, 2004, an increase of $84,158 or 24%. The increase was attributable to an increase in executive and office salaries in 2005, the granting of stock options to an employee which was valued using the intrinsic method of accounting of $5,000, offset by the allocation of $156,000 of salaries to research and development for the year ended December 31, 2005 as compared to $78,000 for the year ended December 31, 2004.

For the year ended December 31, 2005, consulting expenses amounted to $718,653 as compared to $330,025 for the year ended December 31, 2004, an increase of $388,628 or 118%. The increase is related to the grant of common stock for business development and investor relations services in 2005 as well as the amortization of deferred compensation for shares previously issued.

For the year ended December 31, 2005, other selling, general and administrative expenses were $583,544 as compared to $634,977 for the year ended December 31, 2004, a decrease of $63,197 or 10% and included the following:

                                                   2005          2004
                                                 --------      --------
         Rent .............................      $ 53,055      $ 56,546
         Professional fees ................       123,365       152,218
         Bad debt .........................        26,226        86,357
         Other operating expenses .........       380,898       339,856
                                                 --------      --------
              Total .......................      $583,544      $634,977
                                                 ========      ========

For the year ended December 31, 2005, rent expense decreased by $3,491 as compared to the 2004 period due the receipts of rental income of $4,800 from the leasing of office space on a month-to-month basis.

For the year ended December 31, 2005, professional fees decreased by $28,853 or 19%. The decrease is primarily related to professional fees incurred due to the filing of our registration statement on form SB-2 in 2004. For the year ended December 31, 2005, we incurred legal expense of $42,750 from the issuance of common shares for legal services rendered. Additionally, in 2004, we paid $15,000 to a consultant seeking opportunities in China.

For the year ended December 31, 2005, bad debt expense amounted to $26,226 as compared to $86,357 for the year ended December 31, 2004, a decrease of $60,131 or 70%.

For the year ended December 31, 2005, other operating expenses increased to $380,898 as compared to $339,856 for the year ended December 31, 2004, an increase of $41,042 or 12%. The increase was attributable to an increase in public relations expenses of approximately $85,000 offset by a decrease in operating expenses primarily related to cost-cutting measures.

OTHER INCOME (EXPENSES)

Interest income for the year ended December 31, 2005 was $10,305 compared to $4,834 for the year ended December 31, 2004. The increase is due to an increase in interest-bearing deposits and interest income accrued on loans from shareholders of $2,375.

Interest expense decreased to $77,857 for the year ended December 31, 2005 as compared to interest expense of $108,143 for the year ended December 31, 2004. This decrease is attributable to the repayment of our outstanding debt during 2004.

For the year ended December 31, 2005, we recorded amortization of debt issuance costs of $46,593 related to fees paid in connection with our convertible notes payable compared to $0 for the year ended December 31, 2004.

OVERALL

We reported a net loss for the three months ended March 31, 2006 of $(1,174,168) compared to a net loss for the three months ended March 31, 2005 of $(391,090). This translates to an overall per-share loss of ($.02) for the three months ended March 31, 2006 compared to per-share loss of ($.01) for the three months ended March 31, 2005.

LIQUIDITY AND CAPITAL RESOURCES

We have financed our growth and cash requirements through equity investments and debt and equity financing. We do not currently have any credit facilities from financial institutions or private lenders. We do not currently have any material commitments for capital expenditures accept as disclosed herein.

During the year ended December 31, 2005, we received proceeds of $171,460 from the exercise of warrants.

On June 30, 2005, we offered for sale a maximum of 15 units (the "Units") for $50,000 per Unit, to accredited investors only. Each Unit consists of a Promissory Note in the principal amount of $50,000 (the "Notes") and a Common Stock Purchase Warrant (the "Warrants") to purchase 50,000 shares of the common stock, exercisable at $0.16 per share for a period of 5 years. As of December 31, 2005, the Company received net proceeds in the amount of $602,550 in connection with the private placement and has granted 669,500 in purchase warrants. In connection with this transaction, the Company issued warrants to purchase 334,750 shares of common stock, as compensation to the placement agent. In March 2006, we repaid $527,000 of these notes and converted the remaining balance to $142,500 to common stock.

In September 2005, we paid $150,000 for exclusive patent licensing rights to UT-Battelle and will pay a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2006, $20,000 for 2007 and $25,000 for 2008 and thereafter.
Additionally, we agreed to pay to UT-Battelle, in the event we sublicense the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above and reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology. In January 2006, we paid an additional $150,000 to UT Battelle in exchange for the return and cancellation 683,333 shares of our common stock.

On November 7, 2005, we entered into a Cooperative Research and Development Agreement ("CRADA") for the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. In 2005, we paid $150,000 within thirty (30) days after the effective day of the CRADA. We also agreed to provide additional payments of $65,000 sixty
(60) days after the effective day or the CRADA; $65,000 ninety (90) days after the effective day of the CRADA; $65,000 120 days after the effective day of the CRADA; $65,000 180 days after the effective day of the CRADA; $65,000 210 days after the effective day of the CRADA and a final payment of $49,000 240 days after the effective date of the CRADA. Failure by us to provide the necessary advance funding is cause for termination of the CRADA in accordance with the Termination article of this CRADA. There are no assurances that such expenditures will develop products that we can market or upon terms and conditions which are acceptable to our client base. For the three months ended March 31, 2006, we paid $250,000 of these payments due. We have made all required payments in a timely manner and are in good standing on our commitments related to the CRADA.

On March 7, 2006, we completed a private placement to accredited investors of $2,451,000, consisting in the aggregate of 11,140,910 shares of common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain note holders and for working capital purposes. In connection with this private placement, we received net proceeds of $2,086,282.

For the three months ended March 31, 2006, net cash used in operating activities amounted to $383,911 and was attributable primarily to the net loss of $1,174,168 offset by non-cash compensation of $254,144, depreciation and amortization of $2,905, the amortization of the debt offering costs of $89,692, the amortization of the discount on notes payable of $92,994, the amortization of license rights of $15,000, other non-cash items and changes in asset and liability accounts. Additionally, during the three months ended March 31, 2006, we collected accounts receivable of $416,812 and paid research and development fees of $250,000 related to a Cooperative Research and Development Agreement. Cash used in operations for the three months ended March 31, 2005, was $201,322 attributable to a net loss of $391,090 offset by non-cash compensation of $30,023, depreciation and amortization of $2,905, amortization of discount on notes payable of $164,340, and other non-cash items and change in asset and liability accounts of $7,500.

For the three months ended March 31, 2006, net cash used in investing activities was $150,000 attributable to a share exchange agreement whereby we paid $150,000 to UT Battelle for the return and cancellation of 683,333 shares of our common stock previously issued to them in August 2005. We did not use cash for investing activities in the 2005 period.

For the three months ended March 31, 2006, net cash provided by financing activities was $1,559,282 and consisted of proceeds from the sale of common stock under a private placement of $2,451,000 offset by the payment of placement fees and expenses of $364,718 and the repayment of convertible notes payable of $527,000. For the three months ended March 31, 2005, net cash provided by financing activities was $120,872 and consisted of net proceeds from the exercise of warrants and margins loans of loans of 120,872.

As a result of the above, total cash increased by $1,025,371 during the three months ended March 31, 2006 as compared to a decrease in cash of $80,450 for the three months ended March 31, 2005.

For the year ended December 31, 2005, net cash used in operating activities amounted to $1,237,328 and was attributable primarily to the net loss of $1,832,795 offset by non-cash compensation of $725,796, depreciation and amortization of $11,620, the amortization of the debt offering costs of $46,593, the amortization of the discount on notes payable of $45,675, the amortization of license rights of $25,000, other non-cash items and change in asset and liability accounts.

Cash used in operations for the year ended December 31, 2004 was $910,770 attributable primarily to the net loss of $1,499,284 offset by non-cash compensation of $335,652, depreciation and amortization of $11,618, the amortization of the discount on notes payable of $75,520, other non-cash items and change in asset and liability accounts.

For the year ended December 31, 2005, net cash used in investing activities was $126,998 attributable to the acquisition of patent license rights $150,000 offset by proceeds received from the sale of marketable securities of $23,002. For the year ended December 31, 2004, net cash provided by investing activities was $50,032 and consisted of net proceeds from the sale of marketable securities of $63,329 offset by funds used for the purchase of marketable securities of $13,297.

For the year ended December 31, 2005, net cash provided by financing activities was $755,480 and consisted of proceeds from the exercise of common stock warrants of $171,460 and the receipt of proceeds from notes payable of $669,500 offset by the payment of placement fees of $66,950 and the repayment of all outstanding margin loans of $18,530. For the year ended December 31, 2004, net cash provided by financing activities was $1,406,796 and consisted of net proceeds from the sale of stock of $1,943,750 and proceeds from margin loan of $13,046 offset by the repayment of loans of $550,000.

As a result of the above, total cash deceased by $608,846 during year ended December 31, 2005 as compared to an increase in cash of $546,058 for the year ended December 31, 2004.

During the next twelve months, we do not foresee needing additional capital unless unforeseen events require more funds than we have currently on hand. On both the long and short term, should revenues not reach projected levels or should unforeseen events arise, we may be required to secure additional funds to meet our operating needs sooner than anticipated. We may be unable to secure such additional funds on acceptable terms.

CRITICAL ACCOUNTING POLICIES

Financial Reporting Release No. 60 requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. Note 1 to our consolidated financial statements includes a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief discussion of the more significant accounting policies and methods used by us.

ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All material inter-company transactions have been eliminated.

INVENTORY

Inventory is stated at the lower of average cost or market and consists of raw materials and finished goods.

REVENUE RECOGNITION

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting as prescribed under Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 states that delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company's control.

The following policies reflect specific criteria for the various revenue streams of the Company:

The Company generates revenue from the sale of its products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts reported in the balance sheet for cash, marketable securities, receivables, inventory and accounts payable approximate their fair market value based on the short-term maturity of these instruments.

RESEARCH AND DEVELOPMENT

Research and development costs are expensed as incurred. These costs primarily consist of salaries paid for the development of the Company's software and technology and fees paid to a third party in connection with a Cooperative Research and Development Agreement.

OFF BALANCE SHEET ARRANGEMENTS

Under SEC regulations, we are required to disclose our off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. An off-balance sheet arrangement means a transaction, agreement or contractual arrangement to which any entity that is not consolidated with us is a party, under which we have:

      o  Any obligation under certain guarantee contracts;

      o Any retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement that serves as credit, liquidity or market risk support to that entity for such assets;

      o Any obligation under a contract that would be accounted for as a derivative instrument, except that it is both indexed to our stock and classified in stockholder's equity in our statement of financial position; and

      o Any obligation arising out of a material variable interest held by us in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to us, or engages in leasing, hedging or research and development services with us.

As of the date of this Report, the Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.


                                    BUSINESS

BACKGROUND

We design, develop, manufacture and sell fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. We have developed two turnkey integrated applications that incorporate our proprietary BioClock(R) hardware platform:

      o Our "CheckPrint(R) T/A" systems are designed primarily for use by employers who desire to verify the presence of employees at the workplace, and to monitor their time and attendance at work; and,

      o Our "CheckPrint(R) A/C" systems are designed to permit access to locked buildings, offices or other secured areas only to selected individuals, whose identities can be verified using our fingerprint identification software.

We also have acquired Micro Electro Mechanical Sensors, or MEMS, technology for use in the technology of all chemical sensing which includes explosive, narcotic and hazardous chemical substances detection. We believe that this technology will enable us to develop products for governmental use, as well as for all security-related applications. We have recently received our first generation limited capability explosive detector demonstrator and we intend to enter into a new extended Cooperative Research and Development Agreement to fund all research and development to advance the demonstrator to the point of commercialization.

Our modest revenue-generation to date has been derived primarily from our sales of our biometric BioClock(R) and CheckPrint(R) products. These sales have taken place for the most part to a few major customers. As such we are dependent upon the few major customers and any disruption in that business will significantly decrease our sale revenues if other business is not secured. Our negative financial results have been due, in substantial part, to a lack of capital necessary to commence aggressive marketing programs. While we have funded our growth to date through the sale of our debt and equity securities, we require operating revenues or alternative financing in order to fully implement our business plan and achieve profitability.

BIOMETRICS INDUSTRY

The use of unique physical traits to verify a person's identity is known as biometric identification. Biometric identification includes fingerprinting, hand geometry, iris scanning, retinal scanning, voice recognition, face recognition and signature analysis. Biometric technology has been used for decades in government and law enforcement applications. Until recently, these systems were too expensive to manufacture to make retail marketing realistic. However, with the introduction of more powerful computers and the development of more advanced software applications, biometric identification techniques can be adapted for commercial purposes on an economically feasible basis. In addition, there is currently a much greater awareness of biometrics as it relates to security applications.

There are many alternatives in the biometric industry that include, but are not limited to, fingerprint recognition, facial recognition, voice recognition and palm recognition, iris scanning and retinal scanning. Many providers have used the different methods in different applications. To date, applications include time and attendance, access control, crowd scanning and computer access. The industry is in its infancy regarding applications however the technology regarding biometric detection is a rapidly maturing science. Presently, there are many companies entering the biometric detection and application industry while many other companies have failed at trying to create a marketable product. There are few companies that have been in the industry for multiple years and continue to use their experience to market biometric detection devices and applications.

We believe that fingerprint identification is far more effective in authenticating employees' actual attendance at work than traditional time clock verification. By authenticating a person's identity, biometric identification can substantially reduce incidents of employee fraud inherent in the use of other forms of employee identification and attendance verification, such as punch clocks. We also believe that fingerprint verification is less intrusive, more widely accepted and more cost effective than other available forms of biometric identification. Also, the use of biometrics for access control is becoming widely accepted in the marketplace. This is especially true for access to sensitive workspaces like an airport tarmac.

Many factors, including recent world events, have created increased demand for new biometric applications to secure access, not only to physical areas, but also sensitive data. Among the applications that are being developed are the use of biometrics to validate the identities of individuals at security checkpoints before boarding a plane, entering a building, crossing a border, and accessing a computer.

PRODUCTS AND SYSTEMS

BIOCLOCK(R)

Our biometric systems are designed and built around our proprietary hardware platform known as BioClock(R), a stand-alone platform, or completely network enabled system, that replaces a traditional wall-mounted or freestanding swipe or punch-card time clock. Identity verification is accomplished by comparing an individual's scanned and digitized fingerprint to the fingerprint profile stored in a computer database. The user's fingerprint is scanned by means of a silicon-based reader with sensors that capture the fingerprint image. The image is then converted into data that is stored in the system's computer database, and saved as a reference for comparison to the fingerprint offered for identification.

BioClock(R) replaces traditional identification devices such as: swipe cards; punch cards; PIN numbers; or, passwords that can be stolen or voluntarily provided by the owner to another person. Alternatively, BioClock(R) can be used in conjunction with traditional identification devices for added security. We have made our systems modular so the user can choose which parts of the technology they wish to use. In addition, we have designed our systems to be compatible with many existing technologies so that they can be integrated into an existing system in a seamless fashion. As a result, we believe BioClock(R) reduces incidents of fraud associated with traditional identification systems that do not effectively preclude individuals from using another person's means of identification while keeping integration hurdles and costs down.

We have also developed two integrated hardware and software applications that incorporate BioClock(R) in an "off the shelf" configuration for performing time and attendance and access control.

CheckPrint(R) T/A

Our time and attendance systems, which are marketed under the name, CheckPrint(R) T/A:

      o Use fingerprint verification to authenticate the identity of employees when they arrive at and leave work;

      o Gather data, including the time each employee attends work and what areas were accessed by an employee;

      o Perform payroll functions and other record keeping calculations using the data that is gathered;

      o Provide electronic export capability to over 150 independent third-party payroll service providers to facilitate the use of automated payroll checks between Sense customers and their payroll service provider;

      o  Generate logs and reports, including 60 standard reports; and

      o Perform other functions including employee scheduling, job cost analysis, editing time punches, electronic calculations and related record keeping.

Our standard CheckPrint(R) T/A systems include a 100 person user base. We are currently developing data base management capabilities for larger numbers of employees, while maintaining system accuracy. These developments include the use of a PIN number in conjunction with biometrics, that make the number of users only limited by the data storage capacity of the system, without adverse effects on accuracy.

CheckPrint(R) A/C

Our access control systems, which are marketed under the name CheckPrint(R) A/C, are security systems that permit access to locked buildings, offices or other secured areas only to those whose identities can be verified, using our proprietary fingerprint identification software. Our CheckPrint(R) A/C systems, which can be used with or without Smart Card technology, can be programmed for different levels of security, permitting access only to recognized individuals who have the requisite level of security clearance. Our current version of CheckPrint(R) A/C system incorporates access control capability for single door access. We are developing software application infrastructure that will enable a single CheckPrint(R) A/C system to control access to multiple locations. We market CheckPrint(R) A/C at a higher price than CheckPrint(R) T/A, to reflect the increased level of technology and functionality provided by CheckPrint(R) A/C.

CheckPrint(R) ATAC

Our access control systems and time and attendance systems have been combined into one product offering both capabilities. We market this combined product under the name CheckPrint(R) ATAC. The combined system can be used with or without Smart Card technology. The system incorporates time and attendance and access control capability for multiple doors at multiple locations. We market CheckPrint(R) ATAC at a higher price than CheckPrint(R) A/C, to reflect the increased level of technology and functionality.

BDS

We have developed software into a Biometric Distribution Server. We market this software in combination with our other systems under the name CheckPrint(R) BDS. The software allows our systems to operate in a multi-unit configuration. Thus many remote sites can be managed from a central database. We believe the CheckPrint(R) BDS application is a significant enhancement to our core product offering and the field of biometrics.We have applied for patent protection with the United States Patent and Trademark office and are currently protected by Patent Pending.

We have also developed and are marketing:

      o CheckPrint(R) SDK, a software development kit for biometrics that enables purchasers and licensees to create custom applications for our software and hardware. The SDK was developed to work in conjunction with our hardware and assists developers in the creation of robust biometric fingerprint applications. The SDK is separated into 3 categories - imaging, algorithm, and database. We believe that a successful deployment of an SDK application by a purchaser or licensee may lead to increased sales of our hardware products.

      o CheckPrint(R) DTU, provides users with the ability to secure a computer terminal, and files and folders, via fingerprint identification. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification.

      o CheckPrint(R) SDTU, provides users the ability to secure a computer terminal with fingerprint biometric technology and a smart card. The hardware is a stand-alone peripheral that can be connected to a port on an existing computer to permit fingerprint identification. There are many applications that can be written around the secure data storage capability of a smart card that is unlocked by a fingerprint biometric signature. For example, in a university setting information such as meal plan credits can be stored on the smart card and deducted as used by the biometrically identified user.

The Bill of Materials and all associated design advantages for BioClock(R) are kept strictly confidential and protected by trade secret laws of the United States and Florida. In addition, all of the CheckPrint(R) software required to run the hardware platform in Sense's configuration enjoys protection under the copyright laws of the United States.

PRODUCT DEVELOPMENT, MANUFACTURING AND ASSEMBLY

CheckPrint(R) T/A is configured, as a stand alone unit comprised of a TFT Flat Panel display, internal computer, keypad, and silicon fingerprint reader. CheckPrint(R) T/A automatically authenticates the employee's identity; tracks total hours, and calculates the correct pay rates. Sense offers CheckPrint(R) T/A models to support any size employee base.

We design, develop, manufacture, and sell the CheckPrint(R) T/A security solution. We have developed time and attendance, access control and security system software applications, as well as a complete hardware system solution based on a Pentium(R) PC processor backbone. Our products work in a network environment and we can connect to any existing network infrastructure or we can setup the network at the customer's request. Data is transmitted through TCP/IP protocol and we can link unlimited CheckPrint(R) T/A units together in any environment or facility. Sense also can remotely communicate with other CheckPrint(R) T/A units using a modem which transmits required data over the standard telephone lines. The CheckPrint(R) T/A systems are unsupervised security and clock-in stations replacing the standard wall mounted time clock or swipe systems. An employee or another authorized user uses his or her fingerprint to replace a password, PIN or swipe card.

CheckPrint(R) T/A systems and CheckPrint(R) A/C systems are driven by our proprietary software. We believe that the software components for our biometric identification systems are proprietary because the software was developed by our technical staff, and all rights to the creation of these software applications have been assigned to the company. The source code for the software is our proprietary property. All employees are under a contractual obligation, and /or the work for hire doctrine, to assign their intellectual property rights to Sense. This software enables our systems to gather, filter and sort data, generate reports from the data and compute payroll information for export to third party payroll services.

Most of the hardware components for our biometric systems are off-the shelf, and we are not dependent on any one vendor for these components. However, certain hardware components have been designed by our in-house engineering staff or designed to our specifications as works for hire by independent contractors. We have entered into an agreement with Test Systems Engineering, under which Test Systems Engineering has designed, engineered and configured some of our hardware components for CheckPrint(R) T/A and CheckPrint(R) A/C systems. They are a valuable resource for many engineering tasks and have a state of the art design and manufacturing facility. All product testing and assembly is performed "in-house" in order to maintain quality control. Our agreement with Test Systems Engineering terminates on December 31, 2005, and may be automatically renewed for consecutive one-year terms. For its services, Test Systems Engineering receives a fee payable at the rate of $75 per hour. We are not dependent on Test Systems Engineering for its services.

Our biometric systems currently incorporate a silicon-based fingerprint scanner with sensors to capture a user's fingerprint. Related software then compares the user's fingerprint to the digitized reference sample stored in the system's database, and verifies the user's identity. The silicon-based technology is used in conjunction with our own software that interfaces between the silicon product and our biometric systems. We currently purchase the silicon-based technology from an independent supplier. We believe that this supplier is able to provide us with our foreseeable requirements for these components. We are not dependent on the supplier for our sensor needs.

On September 9, 1999, we entered into an agreement with Integrated Design, Inc. under which Integrated Design developed a software program to enable the payroll data produced by CheckPrint(R) T/A to be exported to over 150 third party payroll services such as ADP and Paychex. We have licensed the software from Integrated Design and are required to pay license fees on a per user basis. This fee is incorporated into the cost of our overall product. Integrated Design was paid a $10,000 software development fee to customize their software to our application. The software development agreement is for a term of five years, the agreement automatically renews on the five year anniversaries unless either party notifies the other before the end of the then current term, but may be canceled by either party on 90 days written notice. The agreement also provides us access to the software and allows us to continue to use Integrated Design's software in the event of such company's dissolution, bankruptcy or similar events. If our agreement with Integrated Design terminates, we will incur time and expense to develop alternative software links for data export. Delays in the successful development of alternative software links could adversely affect us.

ACQUISITION OF MICRO SENSOR TECHNOLOGIES, INC. AND THE MEMS TECHNOLOGY AND PATENT RIGHTS WITH UT-BATTELLE LLC

On May 31, 2001, we acquired all of the outstanding shares of Micro Sensor Technologies, Inc., a Florida corporation ("Micro Sensor"). The shares were acquired from UTEK Corporation and UT-Battelle LLC, the shareholders of Micro Sensor, in a stock-for-stock exchange, for total consideration of 2,000,000 shares of our common stock. Following the acquisition, Micro Sensor became our wholly-owned subsidiary, and we indirectly acquired the rights and obligations of Micro Sensor under various agreements to which it is a party, including a Patent License Agreement with UT-Battelle LLC. UT-Battelle LLC is the technology transfer management company created at Oak Ridge National Laboratory. Pursuant to the stock-for stock transfer, UTEK received 1,850,000 common shares of Sense and UT-Battelle received 150,000 common shares of Sense.

Under the Patent License Agreement, Micro Sensor became the exclusive licensee of UT-Battelle with respect to certain patented technology owned by UT-Battelle relating to the use, sale or offer for sale of intellectual property incorporating MEMS sensors for the detection of explosives. Micro Electro Mechanical Sensors, or MEMS, are comprised of micro cantilevers that molecules of explosive material attach to, thus causing the cantilevers to diffract or bend. When diffraction is detected, the sensors are alerted to the presence of an explosive molecule. This technology thus assists in the detection of unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices either placed as mines or fallen as projectiles whether buried or camouflaged.

The exclusive license from UT-Battelle did not include explosive detection for security applications, including airport security. UT-Battelle acquired the licensed rights under a contract with the United States Department of Energy, pursuant to which the technology was developed at the Oak Ridge National Laboratory in Oak Ridge, Tennessee.

Effective August 1, 2005, we entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the August 1, 2005 license agreement, we license certain patent rights relating to the detection of unexploded ordnance and chemical vapor detetion for security applications. Under the License Agreement, UT-Battelle has granted us the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, hand grenades, rockets and other unexploded devices. We have also been granted for a 24-month period from the effective date of the agreement a right of first refusal to negotiate a patent license agreement with UT-Battelle for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, ebola, plague, ricin, smallpox and tularemia.

Oak Ridge National Laboratory continues its research and development efforts toward a commercially viable Micro Sensor to be incorporated into our product line of sensors. We are engineering systems and hardware to incorporate the sensor, as envisioned, into handheld explosive detection devices. Dr. Bruce Warmack serves as our liaison at Oakridge National Laboratory.

As consideration for the license grants by UT-Battelle, we have:

      o  Initially paid UT-Battelle an aggregate of $150,000 in cash;

      o Initially issued to UT-Battelle 833,333 shares of our unregistered common stock (the "Shares"). On January 1, 2006, we entered into a stock exchange agreement with UT-Battelle. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued by us for $150,000 in cash. The returned shares were cancelled upon receipt, and resale of the remaining 150,000 shares is covered by this prospectus;

      o Agreed to pay to UT-Battelle a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2006, $20,000 for 2007 and $25,000 for 2008 and
         thereafter;

      o Agreed to pay to UT-Battelle, in the event we sublicense the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above; and Reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.

RESEARCH AND DEVELOPMENT COSTS

From the inception of our current activities in July 1998 through March 31, 2006, we have spent approximately $2,000,000 on research and development activities. For the years ended December 31, 2005 and 2004 and for the three months ended March 31, 2006, research and development, consisting mainly of salaries and research and development fees associated with a Cooperative Research and Development Agreement, amounted to $314,233, $163,492 and $186,249, respectively.

   Cooperative Research and Development Agreement
   ----------------------------------------------

On November 7, 2005, we entered into a Cooperative Research and Development Agreement ("CRADA") with UT-Battelle, LLC under its U.S. Department of Energy Contract No. DE-AC05-00OR22725. The CRADA is for the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. We agreed to provide $150,000 within thirty (30) days after the effective day of the CRADA. We will provide additional payments of $65,000 sixty (60) days after the effective day or the CRADA; $65,000 ninety
(90) days after the effective day of the CRADA; $65,000 120 days after the effective day of the CRADA; $65,000 180 days after the effective day of the CRADA; $65,000 210 days after the effective day of the CRADA and a final payment of $49,000 240 days after the effective date of the CRADA. Failure by us to provide the necessary advance funding is cause for termination of the CRADA in accordance with the termination article of this CRADA. There are no assurances that such expenditures will develop products that we can market or upon terms and conditions which are acceptable to our client base. During the three months ended March 31, 2006, we paid $250,000 towards these commitments. We have made all required payments in a timely manner and are in good standing on our commitment related to the CRADA.

SALES, MARKETING AND PRICING

Many of our goods and services are customized to individual customer needs. However, our core products, which we market under the marks BioClock(R) and CheckPrint(R) as systems, range from $2,500 to the hundreds of thousands of dollars, depending on the number of users, sites and functionality of the system. We also offer software updates and on-site service contracts for additional fees. We also sell other goods and services, such as a desk top finger sensor, a desk top finger sensor with a smart card reader built into the desk top unit, software developer's kits and database management tools, at suggested retail prices.

We market our systems to manufacturers, retailers and other businesses with at least 15 to 100 employees, to whom we market our smaller turnkey solution. We also market to larger businesses, including Fortune 500 Companies that require full custom integration solutions. We sell our systems through an in-house sales force as well as original equipment manufacturers ("OEMS") and independent sales representatives. We engage in direct marketing programs, trade show participation, and local, regional and national advertising campaigns to generate sales. Moreover, we have offered consulting and design services to specialized biometric development and deployment projects. By offering our expertise in the design and deployment of biometric systems we may gain additional revenues and create another marketing avenue.

Our network of independent sales representatives, through which we presently derive less than ten (10%) percent of our revenues, currently serve markets throughout the United States, South America and the Pacific rim. We intend to engage sales representatives and consultants to cover additional territories over the next 12 months. Specifically, we have engaged a consultant to gain entry into the Asian markets, initially targeting China. Our consultant is an Asian company and their marketing efforts include, but are not limited to, strategic alliances, joint ventures, product outsourcing, introductions to Asian sales representatives and investigation of potential mergers and acquisitions between Sense and other Asian companies. Domestically, or through international representative, consultants or strategic partners, we intend to seek penetration of the automotive, retail merchandise, home and business security, food processing facilities, textile manufacturing and trucking and transport distribution markets through the services of these representatives. A commission based upon the sales prices of systems sold by them generally compensates sales representatives.

We intend to license and sell our systems to third party OEMs, integrators and software developers, for incorporation in their products. License fees and royalty fees will be negotiated on a case by case basis, and take into consideration various factors including competitive pricing, the nature of the installation, the number of users to be tracked, and the extent of enhancements, modifications and customization required by the customer. Basic, extended and enhanced maintenance services will also be made available for an annual fee.

DEPENDENCE ON A FEW MAJOR CUSTOMERS

Significant portions of our sales to date have been, and will continue to be, made through a small number of significant customers. Approximately 83% of the sales during the year ended December 31, 2005, were derived from one customer, Federal Express. This customer accounted for 93% of the outstanding accounts receivable at December 31, 2005. For the year ended December 31, 2004, 72% or our revenues were derived from three customers; American Airlines, Federal Express, and Pearson Education. Specifically, American Airlines accounted for 35.6%, Federal Express accounted for 20.8%, and Pearson Education accounted for 15.4%. Any disruption in our relationships with one or more of these customers, or any significant variance in the magnitude or the timing of orders from any one of these customers, may result in decreases in our results of operations, liquidity and cash flows. Any such adverse operating results will likely decrease the market price of our common stock.

INTELLECTUAL PROPERTY

Patents

We currently have on file with the United States Patent and Trademark Office, a utility patent that was converted from a provisional patent covering the proprietary use of our technology and the proprietary hardware used in our application. In addition, we have on file a provisional patent regarding our CheckPrint(R) BDS, a biometric middleware utility, and a utility patent regarding a handheld explosive detection unit. Our goods and services are clearly marked as patent pending. Several other products and methods are being identified as potential patent subject matter, and once the analysis is complete applications will be sought. There is no guarantee that our patent applications will mature into registrations for patents. We have retained patent counsel to review the projects and advise where subject matter applicable for patent protection exists, and to prepare applications for the same. All of our employees are under an obligation to assign inventive material to Sense Holdings, Inc.

Trademarks

We maintain common law rights to our trademarks. The common law rights protect the use of marks used to identify our goods and services since the time of their first use in commerce. We have a registration for our flagship software product CheckPrint(R) and our flagship hardware product BioClock(R). In addition, we have registered Sense(R) as our corporate identity, meCard(R) used to identify identification cards used in conjunction with our biometric systems and "Security Solutions at a Touch of a Finger" (R). Several other marks are being identified as strong product and service identifiers and trademark search and applications are underway. There is no guarantee that our trademark applications will mature into registration of trademarks.

Copyrights

We currently have on file several copyright applications covering our source code. We maintain common law rights to our proprietary copyrights. The common law rights protect the actual programming code, the look and feel of its display screens and material contained in our user manuals since the time of the copyrightable works creation. In addition, we have an application on file with the United States Copyright Office covering our proprietary source code, the look and feel of our display screens and user manuals. There is no guarantee that our application will mature into a registration for copyright.

Whether or not we obtain formal protection for our products and/or systems, we intend to vigorously protect our ownership rights. However, protection of our rights will not prevent others from developing similar technology on their own or developing other products that may be used for purposes similar to ours. If these events occur, others may become our competitors, which could have a material adverse effect on our business, financial condition and results of operations.

COMPETITION

We face competition from companies engaged in the time and attendance industry, as well as in the security and access control industry. Competition may come from companies using biometric fingerprint technology, as well as from companies using other biometric identification methods. Competitors also include companies marketing traditional forms of employee verification and attendance products, including time clocks, ID badges, passwords and PIN numbers. Many of our competitors may have longer operating histories and greater financial and other resources than we have. Our ability to compete successfully will depend on many factors, including our ability to adapt to changing technologies and meet the needs of the marketplace on a price competitive and timely basis.

Competition in time and attendance services exists from various software developers and product manufacturers, the largest of which is Kronos, a publicly traded company (NASDAQ National Market System: KRON) providing software applications based on a swipe card identifier. Other competitors in time and attendance application development include Simplex, Stromberg, TimeAmerica, Time Systems and ADP. Principal competition in fingerprint biometrics includes Identix, Crossmatch, Secugen Fujitsu, and Cogent Systems. Other biometric technology providers include Recognition Systems (hand geometry), LG Electronics (LG Iris) (iris identification) and Visage ( Facial recognition ). Many of our competitors have a substantially longer operating history than we do and have substantially greater financial and other resources than we do. While we believe that our ability to offer a total package of time and attendance and access control software and innovative hardware gives us a competitive marketing advantage, unless we are able to penetrate the marketplace and gain name recognition for our products and technology, we may be unable to compete effectively.

We have initiated due diligence to begin development of our handheld MEMS multi-substance detector. We plan to develop a handheld detector with the capabilities of detecting explosives, chemical and biological substances and narcotics. We will work in conjunction with Oak Ridge National Laboratory utilizing our on-staff expertise. We will face competition in this sector of business from industry participants such as GE Interlogix, OSI Rapiscan, Scientex, Isonics to name a few, along with other methods of detection such as K-9 units, infrared. We feel price and performance will guide this product as the industry leader in this sector.

We believe that we can effectively compete in our industry because:

      o Biometric identification is more reliable than traditional employment verification methods;

      o Fingerprint identification is less costly and more recognized than other currently available forms of biometric identification;

      o Our systems provide a total solution, turnkey approach to our customers;

      o Our systems are network enabled and can be remotely accessed by a system administrator to get valuable real time information regarding the customer's work force and security at the workplace;

      o Our systems offer an enterprise solution in that the systems are completely scalable for large numbers of employees and multiple access points and numerous locations;

      o Our systems are modular and offer a variety of identification methods that can be added to the basic system;

      o Our systems are software driven and the software is customizable to a customer's particular needs; and,

      o Biometric identification does not use ID badges, passwords, PIN numbers or other devices that have historically been misused by employees to the detriment of employers.

We have not deployed technology in the explosive detection arena as the products are still under development and do not have an ability to describe our competitive advantages or disadvantages at this time.

Our inability to compete successfully with any of our products could have a material adverse effect on our business, financial condition and results of operations.

EMPLOYEES

We currently employ 6 people, all of whom are full-time employees, in the following capacities: three executive officers, one of which is the Chief Executive Officer, one of which is the Chief Financial officer one of which is the Chief software designer and programmer, one specializing in the field of mechanical and electrical engineering, one warehouse and assembly employee, and one sales person dedicated to marketing all of our proprietary and licensed products. Our employees are not subject to a collective bargaining agreement. We believe that relations with our employees are good.

CORPORATE HISTORY

We were organized in Idaho, under the name Century Silver Mines, Inc., on February 5, 1968. Originally, we developed mining properties, but by 1998 we had ceased those operations.

Sense Technologies, Inc. was organized under the laws of the State of Florida on July 13, 1998. Sense Technologies was formed for the purpose of engaging in developing and marketing biometric devices for use in employee identification and security-related products.

In January 1999, we acquired all of the outstanding shares of Sense Technologies for a purchase price consisting of 4,026,700 of our shares, issued to the former shareholders of Sense Technologies. We operated Sense Technologies, Inc. as our wholly owned subsidiary. At the time of the acquisition, Century Silver Mines had no operations and Sense Technologies was developing its proprietary biometric security systems. Immediately following the acquisition, the former shareholders of Sense Technologies owned approximately 93% of our outstanding shares.

At the time of the acquisition, the principal owners of Sense Technologies were Dore Scott Perler and Andrew Goldrich. Dore Perler was its president, Andrew Goldrich was its secretary and treasurer, and Messrs. Perler and Goldrich were the members of its board of directors. At the time of the acquisition, the officers and directors of Century Silver Mines were John Branz, Kirk Scott and Barbara Scott, the mother of Kirk Scott. There were 288,300 outstanding shares of Century Silver Mines owned by approximately 750 holders, none of whom, to our knowledge, owned in excess of 5% of the outstanding shares. However, we understand that Kirk Scott, Barbara Scott and James Scott, her brother-in-law, owned an aggregate of approximately 29% of the outstanding shares of Century Silver Mines at the time of the acquisition.

In January 1999, we reduced the shares of our stock that were outstanding by combining each 7.74 shares that were outstanding, into one share. All numbers of shares in this annual report reflect the January 1999 share combination. In June 1999, we changed our corporate domicile from Idaho to Florida and, in connection with the domicile change we changed our name to Sense Holdings, Inc. In May 2000, we increased the number of shares of common stock we are authorized to issue to 20,000,000, in January 2002, we increased our authorized common stock to 40,000,000 shares and in April 2004, we increased our authorized to 100,000,000 shares.

In May of 2001 we acquired all of the issued and outstanding capital stock of Micro Sensor, a company specializing in explosive detection technology. Micro Sensor is now a wholly owned subsidiary of Sense Holdings. In January 2002, in an effort to unify our corporate identity we ceased operating under the name Sense Technologies, Inc., and began operating only as Sense Holdings, Inc.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

The following table includes the names, positions held and ages of our executive officers and directors.

NAME                     AGE                       POSITION

Dore Scott Perler        45      Chief Executive Officer, President and
                                 Chairman of the Board

Andrew Goldrich          45      Chief Financial Officer, Vice President,
                                 Director, Treasurer and Secretary

Shawn Tartaglia          36      Vice President, Chief Technical Officer and
                                 Director

Julie Slater             47      Director

DORE SCOTT PERLER has served as our Chief Executive Officer, President and Chairman of our board of directors since July 1998. From May 1993 to July 1998, Mr. Perler was a founder, Director, and Vice President of Sales covering the Southeast United States and Latin America, for Latinrep, Inc., a manufacturer's representative organization. He assisted in the formation of Latin Channels, a trade show for Latin American distributors.

ANDREW GOLDRICH has served as our Vice President, Chief Financial Officer, Treasurer, Secretary and a Director since July 1998. From January 1984 to July 1998, Mr. Goldrich was Vice President of Sales and Finance for Sassy Knitting Mills, Inc., a privately held garment manufacturer. He was a founder of Sassy Knitting Mills, where he implemented a national sales force and was responsible for overall financial and marketing activities.

SHAWN TARTAGLIA has served as our Vice President, Chief Technical Officer and Director since July 1998. From November 1997 to July 1998, Mr. Tartaglia was Manager of Information Systems for CompScript, Inc., a privately held pharmaceutical provider. From February 1993 to November 1997, Solopak Pharmaceuticals, a privately held pharmaceutical supplier, employed him as its Systems and Telecommunications Manager.

JULIE SLATER has served as a Director on our board of directors since January 1999. From 1984 and continuing until the present, Ms. Slater has been Vice President of All Eyes Optical, a privately held optometry and retail eyewear provider. She is the sister-in-law to our Chief Executive Officer, Dore Perler.

ADVISORY BOARDS AND KEY CONSULTANTS

We have established two advisory boards: an Operations Advisory Board and the Executive Operation Board. The Operations Advisory Board makes suggestions to the Board of Directors regarding hardware, engineering and manufacturing. The Executive Advisory Board makes suggestions to the Board of Directors regarding strategic goals and objectives of the organization.

We have also engaged several consultants who have played significant roles for us since our inception. The members of our advisory boards and consultants are:

ALEX SCHLINKMANN is a member of our Operations Advisory Board and a consultant. Mr. Schlinkmann has been a consultant to us, through Test Systems Engineering, since July 1998. Since 1991 he has been President and Design Engineer for Test Systems Engineering. He has helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

JAMIE SCHLINKMANN is also a member of our Operations Advisory Board and a consultant. Mr. Schlinkmann is the brother of Alex Schlinkmann, and has been a consultant to us since July 1998. Since 1991 he has been Vice President and Design Engineer for Test Systems Engineering. He has also helped with the design of several components of our hardware housing, given advice on best manufacturing methods and constructed prototypes of new hardware housings and components.

PHILIP KENDAL is a member of our Executive Advisory Board and a consultant. Mr. Kendal is a successful business professional and currently serves as the Chairman of G-Com2 Solutions, which provides systems and services are designed to expedite document preparation and reduce production time and cost. This value-added process dramatically benefits its clients in the mutual fund, commercial and association industries.

The Advisory Board positions are voluntary. To date, our advisory board has not received cash compensation for their services as such; however, each member of the Advisory Board was awarded five-year options to purchase 50,000 shares of our common stock, exercisable at $.35 per share.

BOARD OF DIRECTORS

All Directors serve for one year or such longer time until their successors are elected and qualify. Directors do not receive compensation for serving as such. The Board of Directors appoints officers and terms of office are, unless otherwise stated in employment contracts, at the discretion of the Board of Directors.

BOARD COMMITTEES

We do not as yet have an audit committee or a compensation committee. Our Board of Directors, by majority, handles the tasks of unformed board committees. No members of our board are independent, within the meaning of rules of the Securities and Exchange Commission or self-regulatory organizations. None of the Company's board members qualifies as an "audit committee financial expert" within the meaning of Item 401(e) of Regulation SB.

CODE OF ETHICS

We have adopted a code of ethics applicable to all of our officers, directors and employees. The code of ethics also includes provisions that apply only to our chief executive officer and senior financial officers. A copy of our code of ethics is filed as an exhibit to Form 10-KSB for the year ended December 31, 2004 as filed with the Securities and Exchange Commission.

EMPLOYMENT AGREEMENTS AND COMPENSATION PACKAGES

EMPLOYMENT AGREEMENTS

On April 1, 2005, we entered into three-year employment contracts with our Chief Executive Officer, Chief Financial Officer and Chief Technology Officer which expire on April 1, 2008. Specific terms are detailed below:

DORE PERLER. Pursuant to his employment agreement with us, Mr. Perler renders full-time professional services to Sense in the capacity of Chief Executive Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Executive Officer, effective April 1, 2005, we will pay Mr. Perler a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. In addition, Mr. Perler is provided a car allowance of up to $500 per month.

ANDREW GOLDRICH. Pursuant to his employment agreement with us, Mr. Goldrich renders full-time professional services to Sense in the capacity of Chief Financial Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Financial Officer, effective April 1, 2005, we will pay Mr. Goldrich a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. In addition, Mr. Goldrich is provided a car allowance of up to $ 500 per month.

SHAWN TARTAGLIA. Pursuant to his employment agreement with us, Mr. Tartaglia renders full-time professional services to Sense in the capacity of Chief Technical Officer. He is obligated, at all times, to faithfully, industriously and to the best of his ability, perform all duties set forth in Sense bylaws and in policy statements of the board of directors.

In consideration for these services as Chief Technical Officer, Effective April 1, 2005, we will pay Mr. Tartaglia a salary of $96,800 per annum.

INCENTIVE COMPENSATION

In addition to the base salary, each of our executives who have employment agreements with us are entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof) of Sense, an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the board. Sense's Board of Directors shall review the determination as to the amounts of any awards available to our executives under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to Sense.

OTHER BENEFITS

The employment agreements with our executives also provide other benefits. Executives receive 10 paid vacation days and such other paid holidays in accordance with Sense's policy. In addition, they are compensated in accordance with Sense's disability policies. An executive may receive up to six (6) months salary continuation in the event of short-term disability. An executive may be granted permission to be absent from Sense during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. We shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of Sense's interests, provided, however, that such reimbursement is approved by the Board of Directors. We pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, which has been approved by the Board of Directors as being in the best interests of Sense. The executives receive all other fringe benefits to which all other employees of Sense are entitled.

INSURANCE

All of our executives are covered under our general liability insurance policy for all acts done by him in good faith as an officer throughout the term of their contracts with us. Sense does not have an additional insurance policy covering its Directors and Officers. We also provide comprehensive health and major medical insurance for our executives and their families, according to Sense's benefit package.

TERMINATION

In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

      o A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

      o A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.

INDEMNIFICATION

Our Articles of Incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

We are not currently subject to Section 16(a) of the Securities Exchange Act of 1934, and, therefore, our directors and executive officers, and persons who own more than ten percent of our common stock are not required to file with the Securities and Exchange Commission reports disclosing their initial ownership and changes in their ownership of our common stock. We have agreed to register under Section 12(g) of the Securities Exchange Act of 1934, at which time our directors, executive officers and 10% shareholders will become subject to section 16(a). We have not as yet registered our securities under Section 12(g).


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information relating to all compensation awarded to, earned by or paid by us for each of the last three fiscal years ended December 31, 2005 to: (a) our President and Chief Executive Officer; and (b) each of our executive officers who earned more than $100,000 during the fiscal year ended December 31, 2005:

                                Annual Compensation                      Long-Term Compensation
                      ---------------------------------------------     -------------------------
                                                                        Restricted     Securities
                                                       Other Annual        Stock       Underlying
Name and Principal    Fiscal       Salary      Bonus   Compensation       Awards        Options     All Other
Position               Year          ($)        ($)        ($)              ($)          SAR (#)   Compensation
---------------------------------------------------------------------------------------------------------------
Dore Scott Perler,     2005       $146,702     $  -        $  -         $ 96,700(3)      550,000        -0-
Chief Executive        2004       $131,788     $  -        $  -         $ 91,100(1)      600,000        -0-
Officer                2003       $125,000     $  -        $  -         $    -               -          -0-

Andrew Goldrich,       2005       $146,702     $  -        $  -         $ 96,700(3)      550,000        -0-
Chief Financial        2004       $131,788     $  -        $  -         $ 91,100(1)      600,000        -0-
Officer                2003       $125,000     $  -        $  -         $    -               -          -0-

Shawn Tartaglia        2005       $ 96,000     $  -        $  -         $ 61,800(4)      350,000        -0-
Director and Chief     2004       $ 96,000     $  -        $  -         $ 42,800(2)      300,000        -0-
Operating Officer      2003       $ 96,000     $  -        $-           $     -             -           -0-

_________

   (1) Represents the estimated fair value of 250,000 stock options granted at exercise prices of $.27, 250,000 stock options granted at $.19 and 100,000 stock options at $.17.

   (2) Represents the estimated fair value of 250,000 stock options granted at exercise prices of $.19 and 50,000 stock options at $.17.

   (3) Represents the estimated fair value of 400,000 stock options granted at exercise prices of $.22 and 150,000 stock options at $.20.

   (4) Represents the estimated fair value of 200,000 stock options granted at exercise prices of $.22 and 150,000 stock options at $.20.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information concerning individual grants of options made during Fiscal 2005 to the Named Executive Officers.

                                          % of Total
                    Number of Shares    Options Granted   Exercise or    FMV of
                   Underlying Options   to Employees in   Base Price   Shares on       Expiration
                      Granted (#)         Fiscal Year       ($/Sh)     Grant Date         Date
-----------------------------------------------------------------------------------------------------
Dore Scott Perler       400,000              28.2%          $ 0.22       $ 0.195     September 2, 2010
Dore Scott Perler       150,000              28.2%          $ 0.20       $ 0.20      May 13, 2010
Andrew Goldrich         400,000              28.2%          $ 0.22       $ 0.195     September 2, 2010
Andrew Goldrich         150,000              28.2%          $ 0.20       $ 0.20      May 13, 2010
Shawn Tartaglia         200,000              17.9%          $ 0.22       $ 0.195     September 2, 2010
Shawn Tartaglia         150,000              17.9%          $ 0.20       $ 0.20      May 13, 2010

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

The following table indicates each exercise of stock options (or tandem SARS)and freestanding SRAS during the last fiscal year by each of the names executive officers and the total number and value of exercisable and unexercisable stock options held by Named Executive Officers as of December 31, 2005.

                                                     Number of Securities             Value of Unexercised
                                                    Underlying Unexercised                In-the-Money
                       Shares                    Options at Fiscal Year-End (#)    Options at Fiscal Year-end
                    acquired on     Value        ------------------------------    ---------------------------
Name                Exercise(#)   Realized($)    Exercisable      Unexercisable    Exercisable   Unexercisable
-----------------   -----------   -----------    -----------      -------------    -----------   -------------
Dore Scott Perler        -             -          1,300,000             -            $48,500         $  -
Andrew Goldrich          -             -          1,300,000             -            $48,500         $  -
Shawn Tartaglia          -             -            875,000             -            $37,500         $  -

INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

1999 Plan: On July 19, 1999, the board of directors and shareholders adopted our 1999 stock option plan. We reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options.

Under the stock option plan we may grant incentive stock options only to key employees and employee directors, or we may grant non-qualified options to our employees, officers, directors and consultants. Our board of directors currently administers the 1999 stock option plan.

Subject to the provisions of the stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2005 we have outstanding options to purchase 1,250,000 shares under the 1999 stock option plan. There are 250,000 shares remaining under the 1999 stock option plan and none of the options granted to date have been exercised.

2001 Plan: On November 28, 2001, the board of directors adopted our 2001 equity compensation plan, and on November 28, the 2001 plan was ratified by holders of a majority of our outstanding common stock. We had reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2001 equity compensation plan. The 2001 plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2001 plan, we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2001 equity compensation plan.

Subject to the provisions of the 2001 plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2001 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of December 31, 2005, we have granted options or awarded shares in the amount of 1,978,660 under the 2001 plan. Under the 2001 plan, there are 21,340 shares remaining and none of the options granted to date have been exercised.

2005 Plan: On June 16, 2005, the board of directors adopted our 2005 equity compensation plan, and on June 16, 2005, the 2005 plan was ratified by holders of a majority of our outstanding common stock. We had reserved 2,000,000 shares of common stock for issuance as stock grants and upon exercise of options granted from time to time under the 2005 equity compensation plan. The 2005 plan is intended to assist us in securing and retaining key employees, directors and consultants by allowing them to participate in our ownership and growth through the grant of incentive and non-qualified options, as well as direct stock grants.

Under the 2005 plan we may grant incentive stock options only to key employees and employee directors. We may grant non-qualified options and issue direct stock awards to our employees, officers, directors and consultants. Our Board of Directors currently administers the 2005 equity compensation plan.

Subject to the provisions of the 2005 plan, the board will determine who shall receive options or grants, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of options granted under the stock option plan may not exceed ten years or five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock. The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of our voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock on the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than the par value for our common stock The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or by a combination of cash and shares. The board may also direct the issuance of shares of our common stock as awards under the 2005 plan. Absent registration under the Securities Act of 1933, as amended, or the availability of an applicable exemption there from, shares of common stock received as stock grants and upon exercise of options will be subject to restrictions on sale or transfer. As of March 31, 2006, we have granted options or awarded shares in the amount of 1,268,500 under the 2005 plan. Under the 2005 plan, there are 731,500 shares remaining and none of the options granted to date have been exercised.

The following table sets forth, as of December 31, 2005, information known to us relating to shares, options, warrants and rights issued under existing equity compensation plans.

                                                                                            (c)
                                     (a)                       (b)             Number of Securities remaining
                             Number of securities       Weighted-average            available for future
                               issued or to be          exercise price of          issuance under equity
                             issued upon exercise          outstanding              compensation plans
                            of outstanding options      options, warrants          (excluding securities
Plan Category                warrants and rights            and rights            reflected in column (a))
-------------               ----------------------      -----------------      ------------------------------
Equity Compensation Plans approved by Security Holders
------------------------------------------------------

1999 Plan                         1,250,000                   $.23                        250,000
2001 Plan                         1,978,660                   $.21                         21,340
2005 Plan                         1,268,500                   $.21                        731,500

Equity Compensation Plans not approved by Security Holders
----------------------------------------------------------

                                  1,400,000                   $.36                            -0-

Other Plans

Other plans include equity compensation plans not approved by shareholders. These plans are comprised of options granted and/or warrants issued to employees and non-employees, including directors, consultants, advisors, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

The grants of these options were approved on a case-by-case basis by the board of directors, and are within the limits of the number of shares that we are authorized to issue. The grants of warrants were not authorized by our shareholders. We may, in the future, authorize the grant of additional options and/or issuance of additional warrants for the foregoing purposes and other valid corporate purposes.

LIMITATION ON LIABILITY AND INDEMNIFICATION MATTERS

As authorized by the Florida Business Corporation Law, our Articles of Incorporation provide that none of our directors shall be personally liable to for monetary damages for breach of fiduciary duty as a director, to shareholders, except liability for:

      o Any breach of the director's duty of loyalty to our company or its shareholders;

      o Acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

      o unlawful payments of dividends or unlawful stock redemptions or repurchases; and

      o any transaction from which the director derived an improper personal benefit.

This provision limits our rights and the rights of our shareholders to recover monetary damages against a director for breach of the fiduciary duty of care except in the situations described above. This provision does not limit our rights or the rights of any shareholder to seek injunctive relief or rescission if a director breaches his duty of care. These provisions will not alter the liability of directors under federal securities laws.

Our Articles of Incorporation further provide for the indemnification of any and all persons who serve as our director, officer, employee or agent to the fullest extent permitted under Florida law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.


                              CERTAIN TRANSACTIONS

During the years 2000, 2001 and 2002, Dore Perler was loaned $42,000, Andrew Goldrich was loaned $24,500 and Shawn Tartaglia was loaned $1,722. As of March 31, 2006, $59,957 (including interest of $2,957) of these balances are still owed. These loans bear interest at 4% per annum, are secured by Sense common shares held by the respective individuals, and are payable on December 31, 2006.


                             PRINCIPAL SHAREHOLDERS

The following table sets forth, as of the date of this prospectus, information known to us relating to the beneficial ownership of shares of common stock by: each person who is the beneficial owner of more than five percent of the outstanding shares of common stock; each director; each executive officer; and all executive officers and directors as a group.

Unless otherwise indicated, the address of each beneficial owner in the table set forth below is in care of: Sense Holdings, Inc., 4503 NW 103rd Avenue, Suite 200, Sunrise, Florida 33351.

We believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Under securities laws, a person is considered to be the beneficial owner of securities he owns and that can be acquired by him within 60 days from the date of this annual report upon the exercise of options, warrants, convertible securities or other understandings. We determine a beneficial owner's percentage ownership by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person and which are exercisable within 60 days of the date of this annual report, have been exercise or converted.

Except as otherwise required by Securities and Exchange Commission rules relating to beneficial ownership, the table does not give effect to the issuance of up to:

      o 4,445,000 shares in the event of exercise of options that have been granted;

      o 1,002,840 in the event shares available for award under our stock option plans are issued; and

      o 18,010,295 shares of common stock issuable upon exercise of outstanding purchase warrants;

Name and Address of             Amount and Nature of               Percentage
   Beneficial Owner             Beneficial Ownership                of Class
-----------------------         --------------------               ----------

Dore S. Perler                  2,319,723 shares(1)                   7.00%
9400 S.W. 49th Place
Cooper City, FL 33328

Andrew Goldrich                 2,179,519 shares(1)                   6.13%
21653 Marigot Drive
Boca Raton, FL 33428

Shawn Tartaglia                 1,068,585 shares(2)                   3.05%
6888 Ashburn Road
Lake Worth, FL 33467

Julie Slater                       48,703 shares(3)                      *
402 N.W. 118th Terrace
Coral Springs, FL 33071

Officers and Directors          5,616,530 shares(3)                  16.18%
as a group (4 persons)
_________

* Less than 1%.

(1) Includes 1,300,000 shares issuable upon exercise of currently exercisable options.

(2) Includes 875,000 shares issuable upon exercise of currently exercisable options.

(3) Includes 10,000 shares issuable upon exercise of currently exercisable options.

                            DESCRIPTION OF SECURITIES

GENERAL

The following description of our capital stock and provisions of our Articles of Incorporation is a summary thereof, copies of which may be obtained upon request. Our authorized capital consists of 100,000,000 shares of common stock, par value $.10 per share. We are not currently authorized to issue any preferred stock.

COMMON STOCK

Holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the board of directors out of funds, legally available therefore. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided pro rata on a per share basis among the holders of our common stock.

Each share of common stock entitles the holders thereof to one vote. Holders of common stock do not have cumulative voting rights, meaning that the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws require that only a majority of our issued and outstanding shares need be represented to constitute a quorum and to transact business at a stockholders' meeting. Our common stock has no preemptive, subscription or conversion rights and is not redeemable by us.

COMMON STOCK PURCHASE WARRANTS

We have, from time-to-time, issued common stock purchase warrants in connection with financing and other transactions. The following table describes the material terms of our outstanding warrants:

NUMBER OF SHARES ISSUABLE         EXERCISE PRICE           YEAR OF EXPIRATION
-------------------------         --------------           ------------------
           211,500                    $0.10                    August 2008
         1,104,250                    $0.16               July - September 2010
         3,500,000                    $0.19                   September 2008
           200,000                    $0.30                   February 2008
         5,570,455                    $0.35                     March 2011
           353,800                    $0.50                    October 2007
         2,450,000                    $0.50                   May-June 2009
            98,000                    $0.50                      May 2011
           100,000                    $0.55                   September 2008
         4,422,290                    $1.25                     March 2007

TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is ComputerShare Trust Company, Inc., 350 Indiana Street, Suite 800, Golden, CO 80401, and its telephone number is (303) 262-0600.


                            SELLING SECURITY HOLDERS

The registration statement of which this prospectus is a part, is being filed to fulfill certain contractual obligations in connection with prior private placements of securities which are described below.

COMMON STOCK ISSUED FOR SERVICES

On July 6, 2005, we entered into a consulting agreement with a third party for legal and business services for a six-month period. In connection with the consulting agreement, we issued 225,000 common shares for services rendered and to be rendered in the future.

In May 2006, we issued 50,000 shares to a consultant for business development services rendered.

This prospectus covers the resale of these common shares.

COMMON STOCK WARRANTS ISSUED FOR SERVICES

On February 21, 2005, the Company granted 200,000 warrants to consultants for sales and marketing services rendered. The warrants expire 3 years from the date of grant and are exercisable at $0.30 per warrant.

On September 19, 2005, we granted warrants to purchase 3,500,000 shares of common stock to a consultant for investor relation services for a period of one year. The warrants are exercisable at $0.19 per share for a period of three years.

In May 2006, we granted warrants to purchase 100,000 shares of common stock to a consultant for investor relation services. The warrants are exercisable at $0.16 per share for a period of five years.

Resale of the shares of our common stock issuable upon exercise of these warrants is covered by this prospectus.

COMMON STOCK ISSUED IN CONNECTION WITH EXCLUSIVE PATENT LICENSE AGREEMENT

Effective August 1, 2005, we entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The terms of the Patent License Agreement are described elsewhere in this prospectus. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the March 26, 2001 license agreement, we licensed certain patent rights relating to the detection of unexploded ordnance. As partial consideration for the license grants by UT-Battelle, we issued to UT-Battelle 833,333 shares of the Company's unregistered common stock, 683,333 of which were returned to the Company and resale of the balance of 150,000 shares is covered by this prospectus.

PRIVATE PLACEMENT - JUNE TO JULY 2005

During June and July 2005, we sold 13.39 units of our securities, each unit consisting of a promissory note in the principal amount of $50,000 and a common stock purchase warrant to purchase 50,000 shares of the common stock, exercisable at $0.16 per share for a period of 5 years. In connection with this offering we received gross proceeds of $669,500 and issued promissory notes in the aggregate principal amount of $669,500 and warrants to purchase an aggregate of 669,500 shares of common stock. The notes had a term of 14 months, and provided for interest on the unpaid principal at the rate of 10% per year. The notes were secured by a blanket security interest in all of the Company's assets. The Notes were convertible at the option of the holders into shares of our common stock at a original conversion price of $.26 per share (the conversion price was subsequently reduced to $.22 based upon the adjustment provisions of the Notes). Additionally, we issued warrants to purchase 334,750 shares of common stock of the Company to the designees of Skyebanc, the placement agent for the offering. In March 2006, holders of the $669,500 convertible notes payable converted $142,500 of debt into 647,727 shares of common stock at the adjusted conversion price per share of $.22.

As of the date hereof, all of the notes had been repaid and the security interest in our assets released. Resale of the shares of our common stock issued in connection with the debt conversion and common shares issuable upon exercise of the warrants issued in connection with this offering, including the warrants issued to the designees of the placement agent, is covered by this prospectus.

PENALTY SHARES ISSUED IN CONNECTION WITH PREVIOUS PRIVATE OFFERING

In May 2006, we issued 392,000 shares of common stock and 98,000 warrants to purchase 98,000 shares of common stock at an exercise price of $.50 per share as liquidated damages under certain contractual obligations with which we failed to comply. Resale of the 392,000 common shares and the 98,000 shares issuable upon exercise of the warrants is covered by this prospectus.

PRIVATE PLACEMENT - MARCH 2006

On March 7, 2006, we completed a private placement to accredited investors and received gross proceeds of $2,451,000 from the sale of units consisting in the aggregate of 11,140,911 shares of our common stock and warrants to purchase 5,570,466 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The net proceeds from the transaction were used to eliminate debt owing to certain prior note holders and for working capital purposes. Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants in compliance with NASD rules.

Resale of the shares of our common stock issued in connection with this private placement and common shares issuable upon exercise of the warrants issued in connection with this offering, including the common shares issued to the designee of the placement agent, is covered by this prospectus.

OTHER TRANSACTIONS COVERED BY THIS PROSPECTUS

In 2002, in connection with a private placement, we granted 18,300 warrants to purchase 18,300 shares of our common stock exercisable at $.50 per share. These purchase warrants expire in five years from the date of the warrant. The resale of the 18,300 shares issuable upon exercise of these warrants is covered by this prospectus.

As of December 31, 2003, in connection with the private placement, we granted 375,000 warrants to purchase 375,000 shares of the Company's common stock exercisable at $.16 per share. The purchase warrants expire in five years from the date of the warrant. The resale of the 211,500 shares issuable upon exercise of 211,500 of these warrants is covered by this prospectus.

In May and June 2004, in connection with a private placement, we granted 2,450,000 purchase warrants to investors. The warrants are exercisable at $.50 per common share and expire in May 2009. Resale of the shares issuable upon exercise of these warrants is covered by this prospectus.

During 2005, in connection with the exercise of 308,500 common stock warrants, we issued 308,500 shares of common stock. Resale of these common shares is covered by this prospectus.

In 2006, two of our officers entered into a private transaction for the sale of 300,000 shares of their common stock in the Company to a third party. Resale of these common shares is covered by this prospectus.

SELLING SECURITY HOLDERS

The following table sets forth:

      o  the name of each selling security holder;

      o the number or shares of common stock beneficially owned by each selling security holder as of the date of this prospectus, giving effect to the exercise of the selling security holders' warrants;

      o  the number of shares being offered by each selling security holder; and

      o the number of shares to be owned by each selling security holder following completion of this offering.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days through the conversion or exercise of options, warrants, promissory notes and any other security or other right. The information as to the number of shares of our common stock owned by each selling security holder is based upon our records and information provided by our transfer agent.

We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling security holders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling security holders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling security holders will sell all of the shares owned by them that are being offered hereby, but will not sell any other shares of our common stock that they presently own. We do not believe that any of the selling security holders are broker-dealers or affiliated with broker-dealers.

The shares of common stock being offered have been registered to permit public sales and the selling security holders may offer all or part of the shares for resale from time to time. All expenses of the registration of the common stock on behalf of the selling security holder are being borne by us. We will receive none of the proceeds of this offering.

                                                                                         NUMBER OF
                                                                         NUMBER OF       SHARES TO
                                                       NUMBER OF       SHARES TO BE      BE OWNED
                                                         SHARES        SOLD PURSUANT     FOLLOWING   PERCENT OF
                                                      BENEFICIALLY        TO THIS          THIS     OUTSTANDING
NAME OF SELLING SECURITY HOLDER                          OWNED          PROSPECTUS       OFFERING     SHARES
-------------------------------                       ------------     -------------     ---------  -----------
Abbott Revocable Trust d/t/d 6/4/92 Kyle Abbott and
Doreen Abbott Trustees .............................      150,000           150,000         -0-         --
Anoff, Robert L ....................................      102,273           102,273         -0-         --
Ball, Edward .......................................      105,000           105,000         -0-         --
Barr, Terry and Martha JTWROS ......................      180,000           180,000         -0-         --
Barry Lind Revocable Trust .........................      960,000           960,000         -0-         --
Benadum, David .....................................      225,000           225,000         -0-         --
Banjany, Lauren (16) ...............................       40,000            40,000         -0-         --
Berlin, Paul F .....................................      222,954           222,954         -0-         --
Best, Louis A and Madeline M JTWROS ................       95,454            95,454         -0-         --
Bidwell, Truman ....................................       72,727            72,727         -0-         --
Boelter, Lester B ..................................      511,364           511,364         -0-         --
Booth & Co. (5) ....................................      300,000           300,000         -0-         --
Bradley Family Trust (1) ...........................       22,500            22,500         -0-         --
Braun, Elliott .....................................      170,454           170,454         -0-         --
Briskie, David .....................................       68,183            68,183         -0-         --
Capital Growth Equity Fund I LLC (2) ...............      200,000           200,000         -0-         --
Chant, Edward ......................................      400,910           400,910         -0-         --
Chira, Lee .........................................       45,000            45,000         -0-         --
Combs, Joseph M ....................................      136,364           136,364         -0-         --
Cooper, Keith ......................................       30,000            30,000         -0-         --
Crowe, Paul J ......................................       15,000            15,000         -0-         --
Dandekar, Kumar and Leena JT WROS ..................       37,500            37,500         -0-         --
David, Richard .....................................      415,000           415,000         -0-         --
David, Richard IRA .................................      110,000           110,000         -0-         --
Davis, Jeffrey .....................................      170,454           170,454         -0-         --
Delaware Charter & Trust Company f/b/o Joel Trust
IRA ................................................       90,000            90,000         -0-         --
Delaware Charter Guarantee & Trust Co f/b/o Anthony
Gentile IRA R/O ....................................      150,000           150,000         -0-         --
Delaware Charter Guarantee & Trust Co f/b/o Stanley
Riggins IRA R/O ....................................       68,182            68,182         -0-         --
Delbono, Louis .....................................       22,500            22,500         -0-         --
Delfosse, Thierry ..................................      340,910           340,910         -0-         --
DeMarco, Joseph ....................................       68,183            68,183         -0-         --
DeMarco, Raymond ...................................      136,364           136,364         -0-         --
Destefano, Kris (16) ...............................       94,000            94,000         -0-         --
Doherty, Michael ...................................      272,727           272,727         -0-         --
Edge Capital Partners (3) ..........................      150,000           150,000         -0-         --
Erickson, Roger ....................................      375,000           375,000         -0-         --
Fekas, William and Nancy Jan JTWROS ................      105,682           105,682         -0-         --
Ferraro, Alan ......................................      129,750           129,750         -0-         --
Fiekowsky, Seymour and Hortense JTWROS .............       15,000            15,000         -0-         --
Fontes, Janelle ....................................       25,000            25,000         -0-         --
Fox, William L and Lynne JTWROS ....................       75,000            75,000         -0-         --
Franz Family Trust, David Franz and Nicole Franz
Trustees ...........................................       37,500            37,500         -0-         --

                                                                                         NUMBER OF
                                                                         NUMBER OF       SHARES TO
                                                       NUMBER OF       SHARES TO BE      BE OWNED
                                                         SHARES        SOLD PURSUANT     FOLLOWING   PERCENT OF
                                                      BENEFICIALLY        TO THIS          THIS     OUTSTANDING
NAME OF SELLING SECURITY HOLDER                          OWNED          PROSPECTUS       OFFERING     SHARES
-------------------------------                       ------------     -------------     ---------  -----------
Friedlander, Charles ...............................       25,000            25,000         -0-         --
Fulton, Peter ......................................      279,800           279,800         -0-         --
Galterio, Richard ..................................      315,000           315,000         -0-         --
Geiger, Michael C ..................................       37,500            37,500         -0-         --
George F McCabe Jr Family Trust d/t/d 2/11/98
George F McCabe Jr Trustee .........................      170,454           170,454         -0-         --
Gerald E Gillett Trust u/a/d 8/18/95 Gerald E
Gillett Trustee ....................................       68,182            68,182         -0-         --
Gibson, Clay .......................................       15,000            15,000         -0-         --
Ginsberg, Howard ...................................       50,000            50,000         -0-         --
Gordon, Chris ......................................      180,000           180,000         -0-         --
Grad, Alan .........................................       37,500            37,500         -0-         --
Gummersbach Ltd. (4) ...............................      340,910           340,910         -0-         --
Gurewitsch, Steven .................................      325,227           325,227         -0-         --
Ham, Jack ..........................................      150,000           150,000         -0-         --
Hanhe, Lutz F ......................................      204,546           204,546         -0-         --
Hart, Keith (16) ...................................        5,000             5,000         -0-         --
Hellner, Mark ......................................       37,500            37,500         -0-         --
Herskowitz, Neil ...................................      340,910           340,910         -0-         --
Hervey, Robert R and Mardel K JTWROS ...............       68,183            68,183         -0-         --
Herzing, Henry .....................................       37,500            37,500         -0-         --
Hirschorn, Justin (16) .............................        6,250             6,250         -0-         --
Hyde, Miles ........................................       15,000            15,000         -0-         --
Janay, Gad .........................................      137,500           137,500         -0-         --
Janus, Michel and Rosamond .........................       20,000            20,000         -0-         --
Jinnah, Riyazh .....................................      340,910           340,910         -0-         --
John Randall Wear Trust D/T/D 7/8/97 John Randall
Wear Trustee .......................................       37,500            37,500         -0-         --
Kandel, Brian ......................................       25,000            25,000         -0-         --
Kathol, William J ..................................      170,454           170,454         -0-         --
Katz, Joel .........................................      204,546           204,546         -0-         --
Kendall, Richard ...................................      315,000           315,000         -0-         --
Kitchell, Gary .....................................    1,193,182         1,193,182         -0-         --
Koch, John R .......................................       22,500            22,500         -0-         --
Kriel, Edwin .......................................       15,000            15,000         -0-         --
Kuehn, John ........................................      150,000           150,000         -0-         --
Lambert James A and Laura JTWROS ...................      111,818           111,818         -0-         --
Lamm, Thomas C and Zully ...........................       37,500            37,500         -0-         --
Laughton, David Bruce ..............................       18,750            18,750         -0-         --
Leeds, Paul H ......................................       37,500            37,500         -0-         --
Lind Family Investments LP (6) .....................       37,500            37,500         -0-         --
Lind, David O ......................................      122,727           122,727         -0-         --
Lovas, Mark ........................................      136,364           136,364         -0-         --
Lowry, Randall K ...................................      170,454           170,454         -0-         --
Markowitz, Michele (16) ............................      192,338           192,338         -0-         --
Marsillio, Mario ...................................       18,000            18,000         -0-         --
MBA Holdings, LLC (7) ..............................      350,000           350,000         -0-         --
McCarthy, John .....................................       50,000            50,000         -0-         --
McEntire, Robert ...................................      450,000           450,000         -0-         --
Melchior, Jean .....................................      225,000           225,000         -0-         --
Menies, Matthew (16) ...............................       47,500            47,500         -0-         --
Migliaccio, Fabio (16) .............................      113,297           113,297           3         --
Miller, Amanda (16) ................................       20,000            20,000         -0-         --
Miller, John Richard ...............................      340,910           340,910         -0-         --
Miller, Patrick ....................................       25,000            25,000         -0-         --
Miller, Sandford J and Babette JTWROS ..............       68,183            68,183         -0-         --
Miskiewicz, Glen ...................................      340,910           340,910         -0-         --
Mitchell, James E ..................................       68,182            68,182         -0-         --
Moncarz, Piotr D ...................................      136,364           136,364         -0-         --
Morice, Natchez ....................................       15,000            15,000         -0-         --
Mormile-Miglino, Denise ............................       10,000            10,000         -0-         --
MSB Family Trust (8) ...............................      585,000           585,000         -0-         --
Mulkey, David ......................................      150,000           150,000         -0-         --
Mullen, Michael ....................................       25,000            25,000         -0-         --
Murphy, William ....................................      170,454           170,454         -0-         --
Nicholas Alexander Revocable Trust d/t/d 11/8/95 ...      170,454           170,454         -0-         --
Orthos, Alexandra and Peter JTWROS (16) ............      689,525           689,525         -0-         --
Orthos, Peter (16) .................................      130,000           130,000         -0-         --
Outward Trust ......................................       50,000            50,000         -0-         --
Pan, Nelson ........................................       68,183            68,183         -0-         --

                                                                                         NUMBER OF
                                                                         NUMBER OF       SHARES TO
                                                       NUMBER OF       SHARES TO BE      BE OWNED
                                                         SHARES        SOLD PURSUANT     FOLLOWING   PERCENT OF
                                                      BENEFICIALLY        TO THIS          THIS     OUTSTANDING
NAME OF SELLING SECURITY HOLDER                          OWNED          PROSPECTUS       OFFERING     SHARES
-------------------------------                       ------------     -------------     ---------  -----------
Panzer, Leonard ....................................       12,500            12,500         -0-         --
Panzer, Leonard ....................................        2,500             2,500         -0-         --
Paxinos, George (16) ...............................       13,500            13,500         -0-         --
Petrozzo,Robert(16) ................................      310,000           310,000         -0-         --
Platner, Alan D ....................................      187,500           187,500         -0-         --
Powell, Randall L ..................................       30,000            30,000         -0-         --
Provinzino, John C .................................       15,000            15,000         -0-         --
Rappaport, Jeffrey .................................       14,500            14,500         -0-         --
Rathgeber, James (16) ..............................      215,000           215,000         -0-         --
Richard Hicks Declaration of Trust u/t/d 10/13/95
Richard Hicks and Jeanne Hicks Trustees ............      180,000           180,000         -0-         --
Riggins, Stanley ...................................       15,000            15,000         -0-         --
Ring, Gary J .......................................      136,364           136,364         -0-         --
Romajo Partners Limited Partnership (9) ............       30,000            30,000         -0-         --
Romano, Phyllis (16) ...............................       20,000            20,000         -0-         --
Sabreen, Andrew H and Carol JTWROS .................      136,364           136,364         -0-         --
Sallwasser, Paul and Teri JTWROS ...................      150,000           150,000         -0-         --
Sandoz, Phillip ....................................       68,183            68,183         -0-         --
Sanor, Rebecca .....................................       77,727            77,727         -0-         --
Saxe, Barry ........................................    2,157,954         2,157,954         -0-         --
Schneider, Patricia Ann ............................       15,000            15,000         -0-         --
Shpritz, Louis .....................................      136,364           136,364         -0-         --
Siegel, Alvin ......................................       25,000            25,000         -0-         --
Silver, Lawrence M .................................      378,410           378,410         -0-         --
Silverman 1984 Trust d/t/d 5/2/84 Robert J
Silverman and Judith J Silverman Trustees ..........      136,364           136,364         -0-         --
Silverman, Richard I ...............................       68,183            68,183         -0-         --
Simon Asset Management (10) ........................      400,000           400,000         -0-         --
Simpson Family LP (11) .............................      340,908           340,908         -0-         --
Simpson, Vernon L ..................................       83,183            83,183         -0-         --
Skyebanc (12) ......................................       76,750            76,750         -0-         --
Sorbara, Patricia (16) .............................      192,337           192,337         -0-         --
Soto, Robert (16) ..................................      197,500           197,500         -0-         --
Speet, Gary and Linda L JTTEN ......................      150,000           150,000         -0-         --
Spielman, Jon ......................................       18,750            18,750         -0-         --
Spinelli, John .....................................       50,000            50,000         -0-         --
Stadterman, Charles D ..............................       68,182            68,182         -0-         --
Standowski, Sharon .................................       75,000            75,000         -0-         --
Stein, David .......................................        8,500             8,500         -0-         --
Steinberg, Henry ...................................       30,000            30,000         -0-         --
Steves, Lewis H. and Judith P. JT WROS .............       22,500            22,500         -0-         --
Stokke, Chuck E and Linda L JTTEN ..................       85,227            85,227         -0-         --
Surgical Orthopedic Podiatrist Comp 2 LTD Employee
Trust (13) .........................................       30,000            30,000         -0-         --
Tantod, Shukdev ....................................       68,183            68,183         -0-         --
Terrill, Kenneth ...................................       15,000            15,000         -0-         --
Thurman, Brad ......................................      340,910           340,910         -0-         --
Tom, Ted K .........................................       68,183            68,183         -0-         --
Trilogy Capital Partners (14) ......................    2,835,000         2,835,000         -0-         --
Triple Crown Consultants c/o Benjamin N. Kaplan (15)       15,000            15,000         -0-         --
Tyrrell, William S .................................      222,954           222,954         -0-         --
Umansky, Donald ....................................       15,000            15,000         -0-         --
UT Battelle LLC ....................................      150,000           150,000         -0-         --
Van Lee, Linda .....................................       15,000            15,000         -0-         --
Vanderbilt Educational Trust D/T/D 4/3/03 Lee Chira
Trustee ............................................       15,000            15,000         -0-         --
Von Zech, Paul .....................................       15,000            15,000         -0-         --
Whitehead, Bruce B and Dong Sook ...................       22,500            22,500         -0-         --
Wilson, Olen C .....................................      105,000           105,000         -0-         --
Wilson, Tad ........................................       15,000            15,000         -0-         --
Woolfe, Jeffrey Blake (16) .........................       15,000            15,000         -0-         --
Yates, Robert Arthur ...............................      170,454           170,454         -0-         --
Young, Alan J ......................................      794,318           794,318         -0-         --
Zale, John .........................................       40,000            40,000         -0-         --
Zeddies, Michael B .................................       30,000            30,000         -0-         --
Zigler, Jan ........................................       25,000            25,000         -0-         --
                                                       ----------        ----------         ---

                                                       28,817,654        28,817,654           3
                                                       ==========        ==========         ===

_________

(1) The persons who make investment decisions on behalf of the selling security holder are Rick Bradley and Melissa Bradley, trustees, whose address is 3340 Ocean Park Blvd., Ste. 3030, Santa Monica, CA 90405-3217.

(2) The person who makes investment decisions on behalf of the selling security holder is Michael Jacobs, whose address is 225 N. E. Mizner Blvd., Ste. 750, Boca Raton, FL 33431.

(3) The person who makes investment decisions on behalf of the selling security holder is Marc Siegel, whose address is 5301 North Federal Hwy., Ste. 120, Boca Raton, FL 33487.

(4) The person who makes investment decisions on behalf of the selling security holder is Peter Bubenzer, whose address is 22 Victoria Street, Hamilton, Bermuda HMF 12.

(5) The person who makes investment decisions on behalf of the selling security holder is Michael Sacaccio, whose address is c/o Northern Trust Company, P.
     O. Box 92303, Chicago, IL 60675.

(6) The person who makes investment decisions on behalf of the selling security holder is Barry J. Lind, whose address is 1000 West Washington Street, Ste. 502, Chicago, IL 60607.

(7) The person who makes investment decisions on behalf of the selling security holder is Mark Beychok, whose address is 11726 San Vincente Blvd., Ste. 235, Los Angeles, CA 90049.

(8) The person who makes investment decisions on behalf of the selling security holder is Michael Blechman, whose address is 295 Shadowood Lane, Northfield, IL 60093-1015.

(9) The person who makes investment decisions on behalf of the selling security holder is Dr. Seymour Kessler, whose address is 980 North Michigan Ave., Ste. 1125, Chicago, IL 60611-4526.

(10) The person who makes investment decisions on behalf of the selling security holder is Howard Leibrich, whose address is 6107 SE Murray Blvd., Ste. 106, Beaverton, OR 97008.

(11) The person who makes investment decisions on behalf of the selling security holder is Gerald Hatton Simpson, whose address is 18242 Lakeside Drive, Flint, TX 75762-4318.

(12) The person who makes investment decisions on behalf of the selling security holder is Vincent LaBarbara, whose address is 1151 Broad Street, Ste. 115, Shrewsbury, NJ 07702.

(13) The person who makes investment decisions on behalf of the selling security holder is Dr. Seymour Kessler, whose address is 980 North Michigan Ave., Ste. 1125, Chicago, IL 60611-4526.

(14) The person who makes investment decisions on behalf of the selling security holder is Alfonso J. Cervantes, whose address is 11726 San Vincente Blvd., Ste. 235, Los Angeles, CA 90049.

(15) The person who makes investment decisions on behalf of the selling security holder is Ben Kaplan, whose address is North Miami Beach, FL 33197.

(16) Designee of Joseph Stevens & Co. Inc., a registered broker-dealer. Joseph Stevens & Co., Inc.'s entitlement to shares arose in connection with its services to Sense Holdings as placement agent. Selling security holders received shares of common stock as part of compensation pursuant to a placement agency agreement between us and Joseph Stevens & Co. Accordingly, such shares are restricted in accordance with Rule 2710(g)(1) of the NASD Conduct Rules.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o  privately negotiated transactions;

      o  settlement of short sales;

      o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

      o  a combination of any such methods of sale; and

      o  any other method permitted pursuant to applicable law.

The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Broker-dealers may agree to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for us or a selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions, which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter markets or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions. In connection with such resales, broker-dealers may pay to or receive from the purchasers of such shares, commissions as described above. In the event that shares are resold to any broker-dealer, as principal, who is acting as an underwriter, we will file a post-effective amendment to the registration statement of which this prospectus forms a part, identifying the broker-dealer(s), providing required information relating to the plan of distribution and filing any agreement(s) with such broker-dealer(s) as an exhibit. The involvement of a broker-dealer as an underwriter in the offering will require prior clearance of the terms of underwriting compensation and arrangements from the Corporate Finance Department of the National Association of Securities Dealers, Inc.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares or common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424 (b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. The maximum commission or discount to be received by any NASD member or independent broker dealer will not be greater than eight percent (8%) for the sale of any securities registered under this prospectus.

In making sales, brokers or dealers used by the selling security holders may arrange for other brokers or dealers to participate. The selling security holders and others through whom such securities are sold may be deemed to be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation. There are not any current standby arrangements with any broker-dealers or underwriting firms to resell on behalf of selling shareholders.

The shares of common stock issued to those selling security holders who, as indicated in the selling security holder table above, received such shares as part of compensation pursuant to a placement agency agreement between us and Joseph Stevens & Co., are restricted in accordance with Rule 2710(g)(1) of the NASD Conduct Rules. Accordingly, those selling security holders shall not directly or indirectly offer, sell, agree to offer or sell, transfer, assign, pledge, hypothecate or subject to hedging, short sale, derivative, put or call transaction such shares for a period of 180 days after the effective date of this registration statement. There is no agreement or arrangement between Joseph Stevens & Company, and selling security holders and/or Sense Holdings for Joseph Stevens & Company to act as broker or dealer in connection with the resale of securities by the selling security holders. In the event that Joseph Stevens & Company acts as broker/dealer on behalf of a selling security holder in connection with the sale of the securities held by a selling security holder and sold pursuant to this prospectus, Joseph Stevens & Company has agreed not to charge a commission in excess of three (3%).

At the time a particular offer of the securities is made by or on behalf of a selling security holder, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling security holder, and any discounts, commissions or concessions allowed or re-allowed or paid to dealers, and the proposed selling price to the public.

We have advised the selling security holders that, at the time of the resale of shares covered by this prospectus is made by or on behalf of a selling security holder, a copy of this prospectus is to be delivered.

We have also advised the selling security holders that during the time as they may be engaged in a distribution of the shares included herein they are required to comply with Regulation M of the Exchange Act. With certain exceptions, Regulation M precludes any selling security holders, any affiliated purchasers and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchase made in order to stabilize the price of a security in connection with the distribution of that security.

Sales of securities by us and the selling security holders or even the potential of these sales may have a negative effect on the market price of the shares of common stock offered hereby.


                         SHARES ELIGIBLE FOR FUTURE SALE

At the date of this prospectus, we have 49,609,521 shares of common stock issued and outstanding, 23,286,887 of which are unlegended and included in the public float and 15,665,138 of which are covered by this prospectus. Of the balance of 10,657,496 shares (including 2,131,530 shares held by officers, directors and affiliates) 8,416,966 have been held for in excess of one year and may currently be resold under Rule 144 of the Securities Act of 1933, as amended.

We have also reserved a total of 23,458,135 shares for issuance upon exercise of outstanding options and warrants and shares that remain to be issued under our equity compensation plans. The resale of 13,152,516 of the shares we have reserved for issuance is covered by this prospectus, and the shares issuable upon exercise of the options or warrants to which they relate may be issued without legend or further restrictions on resale. Upon exercise of the options and warrants covering the balance of the shares we have reserved for issuance, the shares that we issue will bear a legend, and unless the resale of those shares is registered under a registration statement, those shares may only be resold under Rule 144.

In general, Rule 144 permits a shareholder who has owned restricted shares for at least one year, to sell without registration, within a three month period, up to one percent of our then outstanding common stock. We must be current in our reporting obligations in order for a shareholder to sell shares under Rule 144. In addition, shareholders other than our officers, directors or 5% or greater shareholders who have owned their shares for at least two years, may sell them without volume limitation or compliance with the other provisions of Rule 144.

We cannot predict the effect, if any, that market sales of common stock or the availability of these shares for sale will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could damage our ability to raise capital through the sale of our equity securities.

                                  LEGAL MATTERS

The legality of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP, Boca Raton, Florida.

                                     EXPERTS

The consolidated financial statements of Sense Holdings, Inc. for the years ending December 31, 2005 and 2004, appearing in this prospectus and registration statement have been audited by Sherb & Co., LLP, independent registered public accounting firm, as set forth in their report (which contained an explanatory paragraph regarding Sense's ability to continue as a going concern) thereon appearing elsewhere in this prospectus, and are included in reliance upon this report given on the authority of such firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

We have filed with the SEC the registration statement on Form SB-2 under the Securities Act for the common stock offered by this prospectus. This prospectus, which is a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with it, portions of which have been omitted as permitted by SEC rules and regulations. For further information concerning us and the securities offered by this prospectus, we refer to the registration statement and to the exhibits filed with it. Statements contained in this prospectus as to the content of any contract or other document referred to are not necessarily complete. In each instance, we refer you to the copy of the contracts and/or other documents filed as exhibits to the registration statement.

The registration statement, including all exhibits, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W. Washington, D.C. 20549. Copies of these materials may also be obtained from the SEC's Public Reference at 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The registration statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering, Analysis and Retrieval system. Following the effective date of the registration statement relating to this prospectus, we will become subject to the reporting requirements of the Exchange Act and in accordance with these requirements, will file annual, quarterly and special reports, and other information with the SEC. We also intend to furnish our shareholders with annual reports containing audited financial statements and other periodic reports as we think appropriate or as may be required by law.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006
                                   (UNAUDITED)



                                      INDEX



Consolidated Balance Sheet - March 31, 2006 (unaudited)......................F-2


Consolidated Statements of Operations (unaudited)
   For the Three Months Ended March 31, 2006 and 2005........................F-3


Consolidated Statements of Cash Flow (unaudited)
   For the Three Months Ended March 31, 2006 and 2005........................F-4


Notes to Consolidated Financial Statements (unaudited)................F-5 to F-9

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 2006
                                   (Unaudited)

                                     ASSETS
                                     ------

CURRENT ASSETS:
   Cash and cash equivalents ....................................  $  1,054,067
   Accounts receivable, net of allowance
     for doubtful accounts of $53,090 ...........................        44,730
   Inventories, net .............................................        35,148
   Other current assets .........................................       167,935
                                                                   ------------

      Total current assets ......................................     1,301,880
                                                                   ------------

PROPERTY AND EQUIPMENT, net .....................................        10,655
                                                                   ------------

OTHER ASSETS:
   Intangible asset, net ........................................       260,000
   Due from shareholders ........................................        59,957
   Deposits .....................................................         9,807
                                                                   ------------

      Total other assets ........................................       329,764
                                                                   ------------

      Total assets ..............................................  $  1,642,299
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Note payable .................................................  $     25,000
   Accounts payable .............................................        47,553
   Accrued expenses .............................................       212,714
   Accrued interest payable .....................................        39,624
   Deferred revenue .............................................        30,426
                                                                   ------------

      Total current liabilities .................................       355,317
                                                                   ------------

SHAREHOLDERS' EQUITY:
   Common stock, $.10 par value, 100,000,000 shares authorized;
     48,768,496 shares issued and outstanding ...................     4,876,850
   Additional paid-in capital ...................................     9,069,376
   Accumulated deficit ..........................................   (12,234,018)
   Deferred compensation ........................................      (425,226)
                                                                   ------------

      Total shareholders' equity ................................     1,286,982
                                                                   ------------

      Total liabilities and shareholders' equity ................  $  1,642,299
                                                                   ============

            See notes to unaudited consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                     For the Three Months Ended
                                                              March 31,
                                                    ---------------------------
                                                        2006           2005
                                                    ------------   ------------
                                                     (Unaudited)    (Unaudited)
Revenues:
   Sale of tangible products .....................  $     11,863   $     29,361
   Service and maintenance .......................        18,518         18,502
                                                    ------------   ------------

      Total revenues .............................        30,381         47,863

Cost of goods sold - tangible products ...........        15,200         10,320
                                                    ------------   ------------

Gross profit .....................................        15,181         37,543
                                                    ------------   ------------

Operating expenses:
   Compensation and related taxes ................       130,091        103,403
   Consulting expense ............................       264,344        194,363
   Research and development ......................       186,249         38,036
   Other selling, general and administrative .....       220,109         94,116
                                                    ------------   ------------

      Total operating expenses ...................       800,793        429,918
                                                    ------------   ------------

Loss from operations .............................      (785,612)      (392,375)
                                                    ------------   ------------

Other income (expenses):
   Interest income ...............................         1,824          2,968
   Interest expense ..............................      (143,730)        (1,432)
   Debt issuance costs ...........................       (89,692)             -
   Registration rights penalties .................      (156,958)             -
   Unrealized loss on securities .................             -           (251)
                                                    ------------   ------------

      Total other income (expenses) ..............      (388,556)         1,285
                                                    ------------   ------------

Net loss .........................................  $ (1,174,168)  $   (391,090)
                                                    ============   ============


Net loss per common share - basic and diluted ....  $      (0.03)  $      (0.01)
                                                    ============   ============

Weighted average number of shares
   outstanding - basic and diluted ...............    41,092,248     33,140,591
                                                    ============   ============

            See notes to unaudited consolidated financial statements.

                               SENSE HOLDINGS, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                      For the Three Months Ended
                                                                               March 31,
                                                                      --------------------------
                                                                          2006           2005
                                                                      -----------    -----------
                                                                      (Unaudited)    (Unaudited)
Cash flows from operating activities:
  Net loss ........................................................   $(1,174,168)   $  (391,090)
                                                                      -----------    -----------
  Adjustments to reconcile net loss to net cash used in operations:
    Depreciation and amortization .................................         2,905          2,905
    Common stock, warrants and options issued for services ........        32,800         30,023
    Amortization of deferred compensation .........................       221,344        164,340
    Interest income on shareholder loans ..........................          (582)          (641)
    Amortization of debt issuance costs ...........................        89,692              -
    Amortization of discount of notes payable .....................        92,994              -
    Amortization of license rights ................................        15,000              -
    Common stock issued in connection with conversion of debt .....        21,923              -
    Unrealized gain on investments ................................             -            251
    Allowance for doubtful accounts ...............................         6,831              -
    Allowance for slow moving inventory ...........................        11,500              -
    Registration rights penalty ...................................       156,958              -
  Changes in assets and liabilities:
    Accounts receivable ...........................................       404,574        (20,534)
    Inventories ...................................................        (6,628)         3,385
    Other current assets ..........................................       (96,800)         6,243
    Accounts payable ..............................................      (122,415)        (7,112)
    Due to related parties ........................................        (5,464)             -
    Accrued expenses ..............................................       (16,232)         6,490
    Deferred revenue ..............................................       (18,143)         4,418
                                                                      -----------    -----------

      Total adjustments ...........................................       790,257        189,768
                                                                      -----------    -----------

Net cash used in operating activities .............................      (383,911)      (201,322)
                                                                      -----------    -----------

Cash flows from investing activities:
  Purchase of intangible asset ....................................      (150,000)             -
                                                                      -----------    -----------

Net cash flows used in investing activities .......................      (150,000)             -
                                                                      -----------    -----------

Cash flows from financing activities:
  Payments on convertible notes payable ...........................      (527,000)             -
  Proceeds from sale of common stock ..............................     2,451,000              -
  Payment of placement fees and expenses ..........................      (364,718)             -
  Proceeds from margin loan .......................................             -             72
  Proceeds from exercise of warrants ..............................             -        120,800
                                                                      -----------    -----------

Net cash flows provided by financing activities ...................     1,559,282        120,872
                                                                      -----------    -----------

Net increase (decrease) in cash and cash equivalents ..............     1,025,371        (80,450)

Cash and cash equivalents - beginning of year .....................        28,696        637,542
                                                                      -----------    -----------

Cash and cash equivalents - end of period .........................   $ 1,054,067    $   557,092
                                                                      ===========    ===========

Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest ......................................................   $    28,813    $         -
                                                                      ===========    ===========
    Income taxes ..................................................   $         -    $         -
                                                                      ===========    ===========

 NON-CASH INVESTING AND FINANCING ACTIVITIES:
      Common stock issued for debt ................................   $   142,500    $    14,700
                                                                      ===========    ===========
      Common stock cancelled pursuant to share exchange agreement .   $   150,000    $         -
                                                                      ===========    ===========

                    See notes to unaudited consolidated financial statements.

                                               F-4

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization
------------

Sense Technologies, Inc. ("the Company" or Sense") is a Florida Corporation, formed on July 13, 1998. The Company designs, develops, manufactures and sells fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. The Company has also licensed certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices.

The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying consolidated financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The consolidated financial statements include the accounts of Sense Holdings, Inc. and its subsidiary. All significant intercompany accounts and transactions have been eliminated. These consolidated financial statements should be read in conjunction with the consolidated financial statements and related footnotes for the year ended December 31, 2005 and notes thereto contained in the Report on Form 10-KSB as filed with the Securities and Exchange Commission. The results of operations for the three months ended March 31, 2006 are not necessarily indicative of the results for the full fiscal year ending December 31, 2006.

Accounts receivable
-------------------

Accounts receivable are reported at net realizable value. The Company has established an allowance for doubtful accounts based upon factors pertaining to the credit risk of specific customers, historical trends, and other information. Delinquent accounts are written-off when it is determined that the amounts are uncollectible. At March 31, 2006, the allowance for doubtful accounts was $53,090.

Inventories
-----------

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required.

Stock Options
-------------

Effective January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123 (revised 2004), Share Based Payment ("SFAS No. 123R"). SFAS No. 123R establishes the financial accounting and reporting standards for stock-based compensation plans. As required by SFAS No. 123R, the Company recognized the cost resulting from all stock-based payment transactions including shares issued under its stock option plans in the financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2006

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Options (continued)
-------------------------

Prior to January 1, 2006, the Company accounted for stock-based employee compensation plans (including shares issued under its stock option plans) in accordance with APB Opinion No. 25 and followed the pro forma net income, pro forma income per share, and stock-based compensation plan disclosure requirements set forth in the Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"). The Company did not grant any stock options during the three months ended March 31, 2005.

Revenue Recognition
-------------------

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104, "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting as prescribed under Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 states that delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company's control.

The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

Loss per Common Share
---------------------

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company's common stock equivalents at March 31, 2006 include the following:

         Options      4,445,000
         Warrants    19,030,795
                     ----------
                     23,475,795
                     ==========

Non-Employee Stock-Based Compensation
-------------------------------------

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 2 - INVENTORIES

At March 31, 2006 inventories consists of:

         Raw materials                               $ 41,448
         Finished goods                                45,800
                                                     --------
                                                       87,248
         Less: Reserve for slow moving inventory      (52,100)
                                                     --------
                                                     $ 35,148
                                                     ========

NOTE 3 - INTANGIBLE ASSETS

Effective August 1, 2005, the Company entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the August 1, 2005 Patent License Agreement, the Company licenses certain patent rights relating to the detection of unexploded ordnance, and UT-Battelle has granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to all (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, ebola, plague, ricin, smallpox and tularemia.

In connection with the August 1, 2005 Patent License Agreement, as consideration for the license grants by UT-Battelle, the Company:

      o paid UT-Battelle an aggregate of $150,000, which amount has been paid and will be amortized over the estimated license life of 5 years;

      o issued to UT-Battelle 833,333 shares of the Company's unregistered common stock (the "Shares"). The shares were issued at the fair values at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years.

      o agreed to pay to UT-Battelle a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2006, $20,000 for 2007 and $25,000 for 2008 and
         thereafter;

      o agreed to pay to UT-Battelle, in the event the Company sublicenses the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above; and

      o reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.

On January 1, 2006, the Company entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to the Company (see note 5) for $150,000 in cash. The Company cancelled the returned shares.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 3 - INTANGIBLE ASSETS (CONTINUED)

At March 31, 2006, intangible assets consist of the following:

         License rights                     $ 300,000
         Less:  accumulated amortization      (40,000)
                                            ---------
                                            $ 260,000
                                            =========

Amortization expense amounted to $15,000 for the three months ended March 31, 2006.

Amortization expense attributable to future periods is as follows:

         Year ending March 31:
         2007                               $  60,000
         2008                                  60,000
         2009                                  60,000
         2010                                  60,000
         2011                                  20,000
                                            ---------
                                            $ 260,000
                                            =========

NOTE 4 - CONVERTIBLE NOTES PAYABLE

From June 2005 to September 2005, the Company offered for sale a maximum of 15 units (the "Units") for $50,000 per Unit, to accredited investors only. Each Unit consisted of a promissory note in the principal amount of $50,000 (the "Notes") and a common stock purchase warrant (the "Warrants") to purchase 50,000 shares of the common stock, par value $0.10 per share of the Company, exercisable at $0.16 per share for a period of 5 years. The Notes had a term of 14 months, and provided for interest accrual on unpaid principal at the rate of 10% per year. Interest under the Notes was payable quarterly commencing on September 1, 2005.

At the sole election of the Holder, any portion of the unpaid principal balance of these notes may have been converted into shares of common stock of the Company at a conversion rate equal to $0.26 per common share.

The Company had agreed to file a registration statement within 45 days of the final closing date of the Offering. The Company shall use its good faith best efforts to ensure that such registration is declared effective within 90 days of the Final Closing Date. The Company agrees to respond to any SEC comments within 10 days. In the event that the Company does not respond to SEC comments within 10 days or once the Registration Statement is declared effective, it does not stay effective for 60 consecutive days, then the number of warrants shall be increased by two percent (2%) for each 30 day period following such 60 day period, as the case may be. In connection with a private placement in March 2006, the investors waived this registration rights penalty and agreed that the Company will register the common shares and underlying warrants with the Company's anticipated filing of a registration statement in May 2006.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 4 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

In 2005, the Company sold to new investors an aggregate of $669,500 of the Units for net proceeds of $602,550 (net of placement fees of $66,950). In connection with these convertible notes, warrants to purchase 669,500 common shares were issued to the holders at an exercise price per share of $0.16. The warrants are exercisable immediately and expire five years from date of grant through September 23, 2010. These warrants were treated as a discount on the convertible notes and were valued at $138,669 to be amortized over the note terms of 14 months. The fair market value of each stock warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 4.5%, volatility ranging from 138% to 145% and expected term of 5 years. Additionally, in connection with the convertible notes, the Company did not record any beneficial conversion since the conversion price was greater than the fair market value of the Company's shares of common stock on the date of grant.

In March 2006, note holders comprising the $669,500 convertible notes payable converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the conversion price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued). In connection with the reduction of the conversion price and the issuance of additional shares, the Company recorded interest expense of $21,923. Additionally, the Company repaid note holders the remaining principal balance of $527,000.

For the three months ended March 31, 2006, the remaining amount of amortization of the discount on the convertible notes charged to interest expense was $92,994.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. The Company paid Skyebanc a total of eight percent (8%) of the total proceeds resulting from the sale of the securities. The Company also reimbursed Skyebanc, Inc. for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. In 2005, the Company paid placement fees of $66,950 to Skyebanc. In 2005, the Company also granted warrants to purchase 334,750 shares of its common stock to Skyebanc for its services with regard to the offering at an exercise price of $.16 per share, which warrants expire on July 1, 2010. These warrants were treated as a deferred debt offering cost on the convertible notes and were valued at $69,335 to be amortized over the 14-month note terms. The fair market value of each stock warrant grant was estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.25%, volatility ranging from 138% to 145% and expected term of 5 years. For the three months ended March 31, 2006, amortization of the remaining debt issuance costs amounted to $89,692.

NOTE 5 - SHAREHOLDERS' EQUITY

Common stock
------------

On January 1, 2006, the Company entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to the Company (see note 3) for $150,000 in cash. The Company cancelled the returned shares.

On February 17, 2006, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 100,000 shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.28 per share. For the three months ended March 31 2006, in connection with these shares, the Company recorded non-cash consulting expense of $14,000 and deferred compensation of $14,000 to be amortized over the remaining contract period.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 5 - SHAREHOLDERS' EQUITY

Common stock (continued)
------------------------

On February 17, 2006, the Company issued 40,000 shares of its common stock for investor relations services rendered. The shares were issued at the fair values at the date of the issuance of $11,200 or $.28 per share. For the three months ended March 31 2006, in connection with these shares, the Company recorded stock-based consulting expense of $11,200.

On February 17, 2006, the Company issued 10,000 shares of its common stock for website development services rendered. The shares were issued at the fair values at the date of the issuance of $2,800 or $.28 per share. For the three months ended March 31 2006, in connection with these shares, the Company recorded stock-based consulting expense of $2,800.

On March 6, 2006, the Company issued 20,000 shares of its common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $4,800 or $.24 per share. For the three months ended March 31 2006, in connection with these shares, the Company recorded professional fees of $4,800.

On March 7, 2006, the Company completed a private placement to accredited investors and received gross proceeds of $2,451,000 from the sale of units consisting in the aggregate of 11,140,910 shares of its common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes.

The warrants are redeemable by the Company at any time following the first anniversary of the completion of the transaction at a redemption price equal to $0.05 per warrant share, provided the closing price of the Company's common stock is in excess of $0.60 for 20 consecutive trading days on the date of the notice of redemption, and further provided that the average daily trading volume during the 20-day period is greater than 100,000 shares per day.

The securities are subject to "full ratchet" anti-dilution protection during the initial nine months following the closing, including common stock of the Company comprising the units and retained by the investor, as well as shares received upon exercise of the warrants. Following the initial one year period, the warrants are subject to "weighted-average" anti-dilution protection. There are limited exceptions to the anti-dilution protection afforded to the investors.

The Company has agreed to file a registration statement covering the shares of the common stock underlying the securities issued. In the event the registration statement is not filed by May 7, 2006 or does not become effective by July 21, 2006, then the number of shares of common stock included within the units and the number of common shares underlying the warrants shall be increased by 2% for each 30-day period following such period. The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and (ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments. In connection with registration rights, the Company has accrued estimated registration rights penalties of $156,958 which are included in accrued expenses on the accompanying consolidated balance sheet. The Company did not file the registration statement on a timely basis and liquidated damages began to accrue on such date.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 5 - SHAREHOLDERS' EQUITY (CONTINUED)

Common stock (continued)
------------------------

Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants in compliance with NASD rules.

On March 2006, holders of the $669,500 convertible notes payable (see note 4) converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the original agreed upon conversion price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued above). In connection with the reduction of the conversion price and the issuance of additional shares, the Company recorded interest expense of $21,923.

For the three months ended March 31, 2006, the Company amortized stock-based compensation of $221,344 from the issuance of shares, options, and warrants in 2005 and 2006.

Stock option
------------

Stock option activity for the three months ended March 31, 2006 is summarized as follows:

                                                Number of       Weighted average
                                                 shares          exercise price
                                                ---------       ----------------
         Outstanding at December 31, 2005       4,445,000            $0.32
             Granted ....................               -                -
             Exercised ..................               -                -
             Cancelled ..................               -                -
                                                ---------            -----

         Outstanding at March 31, 2006          4,445,000            $0.32
                                                =========            =====

The following table summarizes the Company's stock options outstanding at March 31, 2006:

                  Options Outstanding                          Options Exercisable
--------------------------------------------------------    --------------------------
                                  Weighted
                                   Average      Weighted                      Weighted
 Range of          Number         Remaining     Average         Number        Average
 Exercise      Outstanding at    Contractual    Exercise    Exercisable at    Exercise
   Price       March 31, 2006       Life         Price      March 31, 2006      Price
-----------    --------------    -----------    --------    --------------    --------
$ 0.69-0.79        625,000       1.15 Years      $ 0.72         625,000        $ 0.72
  0.50-0.60        200,000       2.50 Years        0.55         200,000          0.55
       0.40        300,000       3.50 Years        0.40         300,000          0.40
  0.30-0.35        350,000       2.50 Years        0.34         350,000          0.34
  0.22-0.27      1,500,000       3.15 Years        0.24       1,500,000          0.24
  0.19-.020      1,470,000       2.95 Years        0.19       1,470,000          0.19
                 ---------                       ------       ---------        ------
                 4,445,000                       $ 0.32       4,445,000        $ 0.32
                 =========                       ======       =========        ======

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 5 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Warrants
---------------------

On March 7, 2006, in connection with a private placement, the Company granted 5,570,455 purchase warrants to investors. The warrants are exercisable at $.35 per common share and expire in five years.

Stock warrant activity for the three months ended March 31, 2006 is summarized as follows:

                                                Number of       Weighted average
                                                 shares          exercise price
                                               ----------       ---------------
         Outstanding at December 31, 2005      13,460,340            $0.67
             Granted ....................       5,570,455             0.35
             Exercised ..................               -                -
             Cancelled ..................               -                -
                                               ----------            -----

         Outstanding at March 31, 2006         19,030,795            $0.57
                                               ==========            =====

The following table summarizes the Company's stock warrants outstanding at March 31, 2006:

                Warrants Outstanding                           Warrants Exercisable
--------------------------------------------------------    --------------------------
                                  Weighted
                                   Average      Weighted                      Weighted
 Range of          Number         Remaining     Average         Number        Average
 Exercise      Outstanding at    Contractual    Exercise    Exercisable at    Exercise
   Price       March 31, 2006       Life         Price      March 31, 2006      Price
-----------    --------------    -----------    --------    --------------    --------
$ 0.35-0.55       8,496,755      4.75 Years       0.40         8,496,755       $ 0.40
  1.25-1.50       5,026,290      0.82 Years       1.28         5,026,290         1.28
       0.30         200,000      1.89 Years       0.30           200,000         0.30
  0.10-0.19       5,307,750      3.65 Years       0.17         5,307,750         0.17
                 ----------                       ----        ----------       ------
                 19,030,795                       0.57        19,030,795       $ 0.57
                 ==========                       ====        ==========       ======

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
        NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
                                 MARCH 31, 2006

NOTE 6 - COMMITMENTS

Cooperative Research and Development Agreement
----------------------------------------------

On November 7, 2005, the Company entered into a Cooperative Research and Development Agreement ("CRADA") with UT Battelle/Oakridge National Laboratories, covering the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. The Company paid $150,000 within 30 days after the effective day of the CRADA and is required to make additional payments as follows:

         60 days after effective date of CRADA         $65,000
         90 days after effective date of CRADA         $65,000
         120 days after effective date of CRADA        $65,000
         150 days after effective date of CRADA        $65,000
         180 days after effective date of CRADA        $65,000
         210 days after effective date of CRADA        $65,000
         240 days after effective date of CRADA        $49,000

Failure by the Company to provide the necessary advance funding is cause for termination of the CRADA in accordance with the Termination article of the agreement.

During the three months ended March 31, 2006, the Company has paid $250,000 towards these commitments. The Company had made all required payments in a timely manner and is in good standing on its commitment related to the CRADA.

NOTE 7 - GOING CONCERN

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. At March 31, 2006, the Company had an accumulated deficit of $12,234,018, and for the three months ended March 31, 2006, incurred net losses and used cash flows from operations of $1,174,168 and $383,911, respectively. While the Company is attempting to increase sales through the licensing of exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, hand grenades, rockets and other unexploded devices, there has been no growth to support the Company's daily operations. On March 7, 2006, the Company completed a private placement of $2,451,000 and management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

NOTE 8 - SUBSEQUENT EVENTS

In April 2006, the Company issued 399,025 shares of common stock in a cashless exercise of 529,250 options that were previously granted to investors.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


                                    CONTENTS



Report of Independent Registered Public Accounting Firm.....................F-15

Consolidated Financial Statements:

   Consolidated Balance Sheet at December 31, 2005..........................F-16

   Consolidated Statements of Operations -
      For the Years Ended December 31, 2005 and 2004........................F-17

   Consolidated Statements of Changes in Shareholders' Equity (Deficit) -
      For the Years Ended December 31, 2005 and 2004........................F-18

   Consolidated Statements of Cash Flows -
      For the Years Ended December 31, 2005 and 2004........................F-19

Notes to Consolidated Financial Statements..........................F-20 to F-49

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Shareholders:
Sense Holdings, Inc.
Tamarac, Florida

We have audited the accompanying consolidated balance sheet of Sense Holdings, Inc. and Subsidiary as of December 31, 2005, and the related consolidated statements of operations, changes in shareholders' equity (deficit) and cash flows for the years ended December 31, 2005 and 2004. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amount and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sense Holdings, Inc. and Subsidiary, as of December 31, 2005, and the consolidated results of their operations and their cash flows for the years ended December 31, 2005 and 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has an accumulated deficit of $11,059,850, has a net loss for the year ended December 31, 2005 of $1,832,795, and used cash in operations of $1,237,328 for the year ended December 31, 2005. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /s/Sherb & Co., LLP
                                        -------------------
                                        Sherb and Co., LLP
Boca Raton, Florida                     Certified Public Accountants
April 14, 2006

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2005

                                     ASSETS

CURRENT ASSETS:
  Cash and cash equivalents ....................................   $     28,696
  Accounts receivable, net of allowance
    for doubtful accounts of $46,259 ...........................        456,135
  Inventories, net .............................................         40,020
  Debt issuance costs ..........................................         89,692
  Other current assets .........................................         71,135
                                                                   ------------

     Total current assets ......................................        685,678
                                                                   ------------

PROPERTY AND EQUIPMENT, net ....................................         13,560
                                                                   ------------

OTHER ASSETS:
  Intangible asset, net ........................................        275,000
  Due from shareholders ........................................         59,375
  Deposit ......................................................          9,807
                                                                   ------------

     Total other assets ........................................        344,182
                                                                   ------------

     Total assets ..............................................   $  1,043,420
                                                                   ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  Convertible notes payable, net ...............................   $    576,506
  Note payable .................................................         25,000
  Accounts payable .............................................        169,968
  Accrued expenses .............................................         71,988
  Accrued interest payable .....................................         39,624
  Due to related parties .......................................          5,464
  Deferred revenue .............................................         48,569
                                                                   ------------

     Total current liabilities .................................        937,119
                                                                   ------------

SHAREHOLDERS' EQUITY:
  Common stock, $.10 par value, 100,000,000 shares
    authorized; 35,042,191 shares issued and outstanding .......      3,504,220
  Additional paid-in capital ...................................      8,294,501
  Accumulated deficit ..........................................    (11,059,850)
  Deferred compensation ........................................       (632,570)
                                                                   ------------

     Total shareholders' equity ................................        106,301
                                                                   ------------

     Total liabilities and shareholders' equity ................   $  1,043,420
                                                                   ============

                 See notes to consolidated financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                         For the Year Ended
                                                            December 31,
                                                    ---------------------------
                                                         2005          2004
                                                    ------------   ------------
Revenues:
   Sale of tangible products .....................  $    440,042   $     82,097
   Service and maintenance .......................        61,036         57,224
                                                    ------------   ------------

         Total revenues ..........................       501,078        139,321

Cost of goods sold - tangible products ...........       167,577         55,581
                                                    ------------   ------------

Gross profit .....................................       333,501         83,740
                                                    ------------   ------------

Operating expenses:
   Compensation and related taxes ................       435,148        350,990
   Consulting expense ............................       718,653        330,025
   Research and development ......................       314,233        163,492
   Other selling, general and administrative .....       583,544        634,977
                                                    ------------   ------------

         Total operating expenses ................     2,051,578      1,479,484
                                                    ------------   ------------

Loss from operations .............................    (1,718,077)    (1,395,744)
                                                    ------------   ------------

Other income (expenses):
   Loss on sale of securities ....................          (573)        (1,760)
   Interest income ...............................        10,305          4,834
   Interest expense ..............................       (77,857)      (108,143)
   Debt issuance costs ...........................       (46,593)             -
   Unrealized gain on securities .................             -          1,529
                                                    ------------   ------------

        Total other income (expenses) ............      (114,718)      (103,540)
                                                    ------------   ------------

Net loss .........................................  $ (1,832,795)  $ (1,499,284)
                                                    ============   ============


Net loss per common share - basic and diluted ....  $      (0.05)  $      (0.06)
                                                    ============   ============

Weighted average number of shares
   outstanding - basic and diluted ...............    33,884,551     26,639,839
                                                    ============   ============

                 See notes to consolidated financial statements.

                                              SENSE HOLDINGS, INC. AND SUBSIDIARY
                              CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)
                                         FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

                                      Common Stock, $.10 Par Value
                                      ----------------------------    Additional                                  Shareholders'
                                        Number of                       Paid-in       Deferred     Accumulated       Equity
                                          Shares         Amount        Capital     Compensation      Deficit        (Deficit)
                                        ----------     ----------     ----------   ------------   ------------    ------------
Balance, December 31, 2003 ...........  18,303,515     $1,830,352     $5,840,200    $(234,563)    $ (7,727,771)   $  (291,782)

Common stock issued for cash .........  11,980,000      1,198,000        745,750            -                -      1,943,750

Common stock issued for debt .........     673,078         67,308        107,692            -                -        175,000

Common stock issued for services .....   1,616,265        161,626        238,675     (304,000)               -         96,301

Amortization of deferred compensation            -              -              -      239,351                -        239,351

Net loss for the year ................           -              -              -            -       (1,499,284)    (1,499,284)
                                        ----------     ----------     ----------    ---------     ------------    -----------

Balance, December 31, 2004 ...........  32,572,858      3,257,286      6,932,317     (299,212)      (9,227,055)       663,336

Common stock issued upon exercise of
 warrants ............................     926,500         92,650         78,810            -                -        171,460

Common stock issued for debt .........      70,000          7,000          7,700            -                -         14,700

Common stock issued for services .....     639,500         63,950         80,605      (89,940)               -         54,615

Common stock issued for license rights     833,333         83,334         66,666            -                -        150,000

Grant of warrants for services .......           -              -        785,123     (755,100)               -         30,023

Grant of stock options for services ..           -              -        135,276     (130,276)               -          5,000

Grant of warrants in connection with
 private placement ...................           -              -        208,004            -                -        208,004

Amortization of deferred compensation            -              -              -      641,958                -        641,958

Net loss for the year ................           -              -              -            -       (1,832,795)    (1,832,795)
                                        ----------     ----------     ----------    ---------     ------------    -----------

Balance, December 31, 2005 ...........  35,042,191     $3,504,220     $8,294,501    $(632,570)    $(11,059,850)   $   106,301
                                        ==========     ==========     ==========    =========     ============    ===========

                                        See notes to consolidated financial statements.

                                                              F-18

                                  SENSE HOLDINGS, INC. AND SUBSIDIARY
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                               For the Year Ended
                                                                                  December 31,
                                                                         -----------------------------
                                                                             2005              2004
                                                                         -----------       -----------
Cash flows from operating activities:
  Net loss ........................................................      $(1,832,795)      $(1,499,284)
                                                                         -----------       -----------
  Adjustments to reconcile net loss to net cash used in operations:
    Depreciation and amortization .................................           11,620            11,618
    Common stock, warrants and options issued for services ........           83,838            96,301
    Amortization of deferred compensation .........................          641,958           239,351
    Interest income on shareholder loans ..........................           (2,375)                -
    Amortization of debt issuance costs ...........................           46,593                 -
    Amortization of discount of notes payable .....................           45,675            75,520
    Amortization of license rights ................................           25,000                 -
    Loss on sale of investments ...................................              573             1,760
    Unrealized gain on investments ................................                -            (1,529)
    Reserve for obsolete inventory ................................            4,000            36,600
    Allowance for doubtful accounts ...............................           (1,179)             (345)
  Changes in assets and liabilities:
    Accounts receivable ...........................................         (405,775)          111,390
    Inventories ...................................................           (7,419)           12,588
    Other current assets ..........................................          (59,092)            2,229
    Accounts payable ..............................................          122,513           (16,620)
    Due to related parties ........................................            5,464            11,722
    Accrued expenses ..............................................           33,003           (10,220)
    Accrued interest payable ......................................           18,561             2,089
    Deferred revenue ..............................................           32,509            16,060
                                                                         -----------       -----------

      Total adjustments ...........................................          595,467           588,514
                                                                         -----------       -----------

Net cash used in operating activities .............................       (1,237,328)         (910,770)
                                                                         -----------       -----------

Cash flows from investing activities:
  Purchases of marketable securities ..............................                -           (13,297)
  Purchase of intangible asset ....................................         (150,000)                -
  Proceeds from sales of marketable securities ....................           23,002            63,329
                                                                         -----------       -----------

Net cash flows provided by (used in) investing activities .........         (126,998)           50,032
                                                                         -----------       -----------

Cash flows from financing activities:
  Proceeds from convertible notes payable .........................          669,500                 -
  Payment of debt issuance costs ..................................          (66,950)                -
  Payments on notes payable .......................................                -          (550,000)
  Net proceeds from sale of common stock ..........................                -         1,943,750
  Proceeds from margin loan .......................................                -            13,046
  Repayment of margin loan ........................................          (18,530)                -
  Proceeds from exercise of warrants ..............................          171,460                 -
                                                                         -----------       -----------

Net cash flows provided by financing activities ...................          755,480         1,406,796
                                                                         -----------       -----------

Net increase (decrease) in cash and cash equivalents ..............         (608,846)          546,058

Cash and cash equivalents - beginning of year .....................          637,542            91,484
                                                                         -----------       -----------

Cash and cash equivalents - end of year ...........................      $    28,696       $   637,542
                                                                         ===========       ===========

Supplemental disclosure of cash flow information:
  Cash paid for:
    Interest ......................................................      $    15,876       $    27,863
                                                                         ===========       ===========
    Income taxes ..................................................      $         -       $         -
                                                                         ===========       ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
  Common stock issued for debt ....................................      $    14,700       $   175,000
                                                                         ===========       ===========
  Common stock issued for license rights ..........................      $   150,000       $         -
                                                                         ===========       ===========
  Warrants granted for debt discount and debt issuance costs ......      $   208,004       $         -
                                                                         ===========       ===========

                            See notes to consolidated financial statements.

                                                 F-19

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - BASIS OF PRESENTATION

Organization
------------

Sense Technologies, Inc. ("the Company" or Sense") is a Florida Corporation, formed on July 13, 1998. The Company designs, develops, manufactures and sells fingerprint-based identification products and systems that incorporate state-of-the-art biometric technology to verify a person's identity. The Company has also licensed certain patented technology designed to detect unexploded ordinance including bombs, grenades, shells, rockets, and other explosive devices.

Principles of Consolidation
---------------------------

The consolidated financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP"). The consolidated financial statements include the accounts of Sense Holdings, Inc. and its wholly-owned subsidiary. All material intercompany balances and transactions have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates in 2005 and 2004 include the allowance for doubtful accounts, stock-based compensation, and the useful life of property and equipment and license rights.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable
-------------------

The Company has a policy of reserving for uncollectible accounts based on its best estimate of the amount of probable credit losses in its existing accounts receivable. The Company periodically reviews its accounts receivable to determine whether an allowance is necessary based on an analysis of past due accounts and other factors that may indicate that the realization of an account may be in doubt. Account balances deemed to be uncollectible are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. At December 31, 2005, the Company has established, based on a review of its outstanding balances, an allowance for doubtful accounts in the amount of $46,259.

Accounts receivable from one customer accounted for 93% of the Company's accounts receivable balance at December 31, 2005.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Marketable Securities
---------------------

Marketable securities are classified as trading securities and are held for resale in anticipation of short-term market movements. Gains or losses are recognized in the statement of operations when the marketable securities are sold. Unrealized gains or losses are recognized in the statement of operations on a monthly basis based on changes in the estimated fair value. For the years ended December 31, 2005 and 2004, net unrealized gains related to investments held for trading were $0 and $1,529, respectively. For the years ended December 31, 2005 and 2004, net realized losses related to investments sold were $(573) and $(1,760), respectively.

Inventories
-----------

Inventories are stated at the lower of average cost or market and consist of raw materials and finished goods. The Company writes down inventory for estimated obsolescence or unmarketable inventory based upon assumptions and estimates about future demand and market conditions. If actual market conditions are less favorable than those projected by the Company, additional inventory write-downs may be required. At December 31, 2005, the Company has recorded a reserve for obsolete inventory of $40,600.

Property and Equipment
----------------------

Property and equipment are carried at cost. Depreciation and amortization are provided using the straight-line method over the estimated economic lives of the assets. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. In accordance with Statement of Financial Accounting Standards
(SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", the Company examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable.

Intangible Assets
-----------------

Intangible assets consist of acquired license rights to certain patented technology designed to detect unexploded ordinance including bombs, hand grenades, shells, rockets, and other explosive devices. These costs are capitalized and amortized using the straight-line method over expected useful lives of five years based upon management's expectations relating to the life of the license rights and current competitive market conditions.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
-------------------------------

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. The Company did not consider it necessary to record any impairment charges during the year ended December 31, 2005.

Income Taxes
------------

Under the asset and liability method of FASB Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are reduced by a valuation allowance, when in the Company's opinion it is likely that some portion or the entire deferred tax asset will not be realized.

Revenue Recognition
-------------------

The Company follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin No. 104 , "Revenue Recognition in Financial Statements". In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. When a customer order contains multiple items such as hardware, software, and services which are delivered at varying times, the Company determines whether the delivered items can be considered separate units of accounting as prescribed under Emerging Issues Task Force ("EITF") Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables" ("EITF 00-21"). EITF 00-21 states that delivered items should be considered separate units of accounting if delivered items have value to the customer on a standalone basis, there is objective and reliable evidence of the fair value of undelivered items, and if delivery of undelivered items is probable and substantially in the Company's control.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition (continued)
-------------------------------

The following policies reflect specific criteria for the various revenues streams of the Company:

The Company generates revenue from the sale of its products. Revenues from the sale of these items are recognized upon delivery of the product to the customer.

Revenue from periodic maintenance agreements is generally recognized ratably over the respective maintenance periods provided no significant obligations remain and collectibility of the related receivable is probable.

Revenue from the performance of services is recognized upon completion of the service.

Fair Value of Financial Instruments
-----------------------------------

The carrying amounts reported in the balance sheet for cash, accounts receivable, inventories, accounts payable and accrued expenses, and notes payable approximate their fair market value based on the short-term maturity of these instruments.

Research and Development
------------------------

Research and development costs are expensed as incurred. These costs primarily consist of salaries paid for the development of the Company's software and technology and fees paid to a third party in connection with a Cooperative Research and Development Agreement. Research and development costs for the years ended December 31, 2005 and 2004 were $314,233 and $163,492, respectively.

Warranty Obligations
--------------------

The Company generally provides the ultimate consumer a warranty with each product and accrues warranty expense at the time of the sale based on the Company's prior claims history. Actual warranty costs incurred are charged against the accrual when paid. At December 31, 2005 the Company has accrued warranty expense of $15,000 which has been included in accrued expenses on the consolidated balance sheet.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loss Per Common Share
---------------------

Basic net earnings (loss) per share equals net earnings (loss) divided by the weighted average shares outstanding during the year. The computation of diluted net earnings per share does not include dilutive common stock equivalents in the weighted average shares outstanding as they would be anti-dilutive. The Company's common stock equivalents at December 31, 2005 include the following:

         Convertible notes payable ..................         2,575,000
         Option .....................................         4,445,000
         Warrants ...................................        13,460,340
                                                             ----------
                                                             20,480,340
                                                             ==========
Non-Employee Stock-Based Compensation
-------------------------------------

The cost of stock based compensation awards issued to non-employees for services are recorded at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in Emerging Issues Task Force Issue ("EITF") 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18").

Stock Based Compensation
------------------------

The Company accounts for stock options issued to employees in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations which are more fully described in Note 11. As such, compensation cost is measured on the date of grant as the excess of the current market price of the underlying stock over the exercise price. Such compensation amounts, if any, are amortized over the respective vesting periods of the option grant. The Company adopted the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" and SFAS 148, "Accounting for Stock-Based Compensation Transition and Disclosure", which permits entities to provide pro forma net income (loss) and pro forma earnings (loss) per share disclosures for employee stock option grants as if the fair-valued based method defined in SFAS No. 123 had been applied. The Company accounts for stock options and stock issued to non-employees for goods or services in accordance with the fair value method of SFAS 123.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Stock Based Compensation (continued)
------------------------------------

Had compensation cost for the stock option plan been determined based on the fair value of the options at the grant dates consistent with the method of SFAS 123, "Accounting for Stock Based Compensation", the Company's net loss and loss per share would have been changed to the pro forma amounts indicated below for the years ended December 31, 2005 and 2004:

                                                      2005            2004
                                                  -----------     -----------

         Net loss as reported ................    $(1,832,795)    $(1,499,284)
         Less: total stock-based employee
         compensation expense determined under
         fair value based method, net of
         related tax effect ..................       (388,501)       (227,730)
                                                  -----------     -----------

         Pro forma net loss ..................    $(2,221,296)    $(1,727,014)
                                                  ===========     ===========

         Basic and diluted loss per share:
                 As reported .................    $      (.05)    $      (.06)
                                                  ===========     ===========

                 Pro forma ...................    $      (.06)    $      (.06)
                                                  ===========     ===========

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions used for grants:

                                                      2005            2004
                                                  ------------    -----------
         Dividend yield ......................    0%              0%
         Expected volatility range ...........    138% to 144%    74% to 130%
         Risk-free interest rate .............    3.75%-4.00%     4.00%
         Expected holding periods ............    3-5 years       3-5 years

Advertising
-----------

Advertising is expensed as incurred. Advertising expenses for the years ended December 31, 2005 and 2004 totaled approximately $88,717 and $3,795, respectively.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk
-----------------------------

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, and notes payable. The Company's investment policy is to invest in low risk, highly liquid investments. The Company does not believe it is exposed to any significant credit risk in its cash investment.

The Company performs on-going credit evaluations of its customer base including those included in accounts receivable at December 31, 2005, and, generally, does not require collateral. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

For the year ended December 31, 2004, three customers accounted for 72% of the Company's revenues. For the year ended December 31, 2005, one customer accounted for 83% of the Company's revenues. One customer accounted for 93% of the outstanding gross accounts receivable at December 31, 2005.

Registration Rights Agreements
------------------------------

The Company has adopted View C of EITF 05-4 "Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF 00-19" ("EITF 05-4"). Accordingly, the Company classifies as liability instruments, the fair value of registration rights agreements when such agreements (i) require it to file, and cause to be declared effective under the Securities Act, a registration statement with the SEC within contractually fixed time periods, and
(ii) provide for the payment of liquidating damages in the event of its failure to comply with such agreements. Under View C of EITF 05-4, (i) registration rights with these characteristics are accounted for as derivative financial instruments at fair value and (ii) contracts that are (a) indexed to and potentially settled in an issuer's own stock and (b) permit gross physical or net share settlement with no net cash settlement alternative are classified as equity instruments.

Recent Accounting Pronouncements
--------------------------------

In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant-date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective for the first fiscal year beginning after December 15, 2005. The adoption of FAS No. 123R may have a material impact on its financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
--------------------------------------------

In April 2005, the Securities and Exchange Commission's Office of the Chief Accountant and its Division of Corporation Finance has released Staff Accounting Bulletin (SAB) No.107 to provide guidance regarding the application of FASB Statement No. 123 (revised 2004), Share-Based Payment. Statement No. 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SAB 107 provides interpretative guidance related to the interaction between Statement No. 123R and certain SEC rules and regulations, as well as the staff's views regarding the valuation of share-based payment arrangements for public companies.

In May 2005, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 154, "Accounting Changes and Error Corrections-a replacement of APB Opinion No. 20 and FASB Statement No. 3" ("SFAS 154"). This Statement replaces APB Opinion No. 20, Accounting Changes, and FASB Statement No. 3, Reporting Accounting Changes in Interim Financial Statements, and changes the requirements for the accounting for and reporting of a change in accounting principle. This Statement applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This Statement requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, this Statement requires that the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement. When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, this Statement requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable. This Statement shall be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Company does not believe that the adoption of SFAS 154 will have a significant effect on its financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
--------------------------------------------

On June 29, 2005, the EITF ratified Issue No. 05-2, "The Meaning of `Conventional Convertible Debt Instrument' in EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF Issue 05-2 provides guidance on determining whether a convertible debt instrument is "conventional" for the purpose of determining when an issuer is required to bifurcate a conversion option that is embedded in convertible debt in accordance with SFAS 133. Issue No. 05-2 is effective for new instruments entered into and instruments modified in reporting periods beginning after June 29, 2005. The adoption of this pronouncement did not have a material effect on the Company's financial statements.

In September 2005, Issue No. 05-4, "The Effect of a Liquidated Damages Clause on a Freestanding Financial Instrument Subject to EITF Issue No. 00-19, `Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock.'" EITF 05-4 provides guidance to issuers as to how to account for registration rights agreements that require an issuer to use its "best efforts" to file a registration statement for the resale of equity instruments and have it declared effective by the end of a specified grace period and, if applicable, maintain the effectiveness of the registration statement for a period of time or pay a liquidated damage penalty to the investor. The Company has adopted view C of this pronouncement. Accordingly, the Company has bifurcated registration rights from their related free standing financial instruments and recorded them at fair value. The Company has adopted view C of this pronouncement, which has resulted in the registration rights being bifurcated and accounted for at fair value and the common stock purchase warrants classified as equity.

In September 2005, the FASB ratified the Emerging Issues Task Force's ("EITF") Issue No. 05-7, "Accounting for Modifications to Conversion Options Embedded in Debt Instruments and Related Issues," which addresses whether a modification to a conversion option that changes its fair value affects the recognition of interest expense for the associated debt instrument after the modification and whether a borrower should recognize a beneficial conversion feature, not a debt extinguishment if a debt modification increases the intrinsic value of the debt (for example, the modification reduces the conversion price of the debt). This issue is effective for future modifications of debt instruments beginning in the first interim or annual reporting period beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements (continued)
--------------------------------------------

In September 2005, the FASB also ratified the EITF's Issue No. 05-8, "Income Tax Consequences of Issuing Convertible Debt with a Beneficial Conversion Feature," which discusses whether the issuance of convertible debt with a beneficial conversion feature results in a basis difference arising from the intrinsic value of the beneficial conversion feature on the commitment date (which is recorded in the shareholder's equity for book purposes, but as a liability for income tax purposes), and, if so, whether that basis difference is a temporary difference under FASB Statement No. 109, "Accounting for Income Taxes." This Issue should be applied by retrospective application pursuant to Statement 154 to all instruments with a beneficial conversion feature accounted for under Issue 00-27 included in financial statements for reporting periods beginning after December 15, 2005. The Company is currently in the process of evaluating the effect that the adoption of this pronouncement may have on its financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption.

Reclassifications
-----------------

Certain prior periods' balances have been reclassified to conform to the current period's financial statement presentation. These reclassifications had no impact on previously reported results of operations or shareholders' equity.

NOTE 2 - GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements are prepared assuming the Company will continue as a going concern. During the years ended December 31, 2005 and 2004, the Company had an accumulated deficit of $11,059,850, a working capital deficiency of $251,441, incurred losses from operations of $1,832,795 and $1,499,284, respectively, and had negative cash flows from operations in the amount of $1,237,328 and $910,770, respectively. While the Company is attempting to increase sales through the licensing of exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products relating to (a) chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, hand grenades, rockets and other unexploded devices, the growth has not been significant enough to support the Company's daily operations. On March 7, 2006, the Company completed a private placement of $2,451,000 (see note 13) and management intends to attempt to raise additional funds by way of a public or private offering. While the Company believes in the viability of its strategy to improve sales volume and in its ability to raise additional funds, there can be no assurances to that effect.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 3 - INVENTORIES

At December 31, 2005, inventories consist of the following:

         Raw materials ..................................     $ 40,120
         Finished goods .................................       40,500
                                                              --------
                                                                80,620
         Less: Reserve for slow moving inventory ........      (40,600)
                                                              --------
                                                              $ 40,020
                                                              ========

NOTE 4 - PROPERTY AND EQUIPMENT

At December 31, 2005, property and equipment consisted of the following:

                                            Estimated life
                                            --------------
         Computer equipment and software       3-5 years      $ 41,585
         Furniture and fixtures                 7 years         19,104
                                                              --------
                                                                60,689

         Less: Accumulated depreciation
               and amortization                                (47,129)
                                                              --------
                                                              $ 13,560
                                                              ========

For the years ended December 31, 2005 and 2004, depreciation and amortization expense amounted to $11,620 and $11,618, respectively.

NOTE 5 - INTANGIBLE ASSETS

Effective August 1, 2005, the Company entered into an Exclusive Patent License Agreement with UT-Battelle, LLC. The License Agreement supersedes and replaces an agreement dated March 26, 2001. Under the March 26, 2001 license agreement, the Company licenses certain patent rights relating to the detection of unexploded ordnance.

Under the License Agreement, UT-Battelle has granted the Company the exclusive right to manufacture, use, sell, offer for sale and sublicense yet to be developed products incorporating the licensed patents, relating to (a)chemical vapor detection and (b) the detection of unexploded ordnance, including bombs, grenades, rockets and other unexploded devices. The Company has also been granted a 24-month right of first refusal to negotiate a patent license agreement with UT-Battelle for its proprietary technology relating to the detection of biological warfare agents in security applications, such as anthrax, cholera, ebola, plague, ricin, smallpox and tularemia.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 5 - INTANGIBLE ASSETS (CONTINUED)

As consideration for the license grants by UT-Battelle, the Company:

      o Paid UT-Battelle an aggregate of $150,000, which amount has been paid and will be amortized over the estimated license life of 5 years;

      o Issued to UT-Battelle 833,333 shares of the Company's unregistered common stock (the "Shares"). The shares were issued at the fair values at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years.

      o agreed to pay to UT-Battelle a royalty equal to 4% of net sales of products incorporating the licensed patents, subject to minimum royalty payments of $10,000 for 2006, $20,000 for 2007 and $25,000 for 2008 and
         thereafter;

      o agreed to pay to UT-Battelle, in the event the Company sublicenses the licensed patents, the greater of 50% of the Company's revenues from sublicensing and the minimum required royalties described above; and

      o Reimburse UT-Battelle for certain costs and expenses of securing patent protection for the licensed patented technology.

At December 31, 2005, intangible assets consist of the following:

         License rights ...............................      $ 300,000
         Less:  accumulated amortization ..............        (25,000)
                                                             ---------

                                                             $ 275,000
                                                             =========

Amortization expense amounted to $25,000 for the year ended December 31, 2005.

Amortization expense attributable to future periods is as follows:

         Years ending December 31:
         2006 .........................................       $ 60,000
         2007 .........................................         60,000
         2008 .........................................         60,000
         2009 .........................................         60,000
         2010 .........................................         35,000
                                                              --------

                                                              $275,000
                                                              ========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 6 - CONVERTIBLE NOTES PAYABLE

From June 2005 to September 2005, the Company offered for sale a maximum of 15 units (the "Units") for $50,000 per Unit, to accredited investors only. Each Unit consists of a promissory note in the principal amount of $50,000 (the "Notes") and a common stock purchase warrant (the "Warrants") to purchase 50,000 shares of the common stock, par value $0.10 per share of the Company, exercisable at $0.16 per share for a period of 5 years. The Notes have a term of 14 months, and provide for interest accrual on unpaid principal at the rate of 10% per year. Interest under the Notes is payable quarterly commencing on September 1, 2005. The Notes are secured by a blanket security interest in all of the Company's assets. In connection with the offering, the placement agent with respect to the Units (the "Placement Agent"), or its designee, will act as the agent of each Note holder solely for the purpose of executing all security agreements, instruments, filings and notices relevant to the perfection, recording, release or termination of the security interests, the determination of events of default as defined in the Notes, and such other similarly related matters. The placement agent shall be entitled to a placement agent fee of 8% plus a 2% non-accountable expense allowance. Additionally, the Company agreed to grant warrants to purchase shares of common stock of the Company to the placement agent for its services with regard to the offering. The Company will grant to the placement agent warrants to purchase shares of the Company at an exercise price of $.16 per share expiring on July 1, 2010 at a rate of 1/2 warrant for every $1 of gross proceeds received by the Company in conjunction with this offering.

At the sole election of the Holder, any portion of the unpaid principal balance of these notes may be converted into shares of common stock of the Company at a conversion rate equal to $0.26 per common share. The Holder shall provide the Company written notice prior to such payment ("Holder Conversion Notice"). In the event of default of interest payment, which will be defined as non receipt of interest payment on the 10th day of the month following a missed payment of accrued quarterly interest, the interest rate will increase to 18% retroactive to the date of the last payment and remain at 18% for the duration of the Note.

The Company agreed to file a registration statement within 45 days of the final closing date of the Offering. The Company shall use its good faith best efforts to ensure that such registration is declared effective within 90 days of the Final Closing Date. The Company agrees to respond to any SEC comments within 10 days. In the event that the Company does not respond to SEC comments within 10 days or once the Registration Statement is declared effective, it does not stay effective for 60 consecutive days, then the number of warrants shall be increased by two percent (2%) for each 30 day period following such 60 day period, as the case may be. In connection with a private placement in March 2006 (See note 13), the investors waived this registration rights penalty and agreed that the Company will register the common shares and underlying warrants with the Company's anticipated filing of a registration statement in April 2006.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 6 - CONVERTIBLE NOTES PAYABLE (CONTINUED)

In aggregate, the Company sold to new investors an aggregate of $669,500 of the Units for net proceeds of $602,550 (net of placement fees of $66,950). In connection with these convertible notes, warrants to purchase 669,500 common shares were issued to the holders at an exercise price per share of $0.16. The warrants are exercisable immediately and expire five years from date of grant through September 23, 2010. These warrants were treated as a discount on the convertible notes and were valued at $138,669 to be amortized over the note terms of 14 months. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.25%, volatility ranging from 138% to 145% and expected term of 5 years. Additionally, in connection with the convertible notes, the Company did not record any beneficial conversion since the conversion price was greater than the fair market value.

For the year ended December 31, 2005, the amount of amortization of imputed interest charged to interest expense was $45,675.

Skyebanc, Inc. ("Skyebanc"), an NASD broker dealer, acted as selling agent in connection with the offering. The Company paid Skyebanc a total of eight percent (8%) of the total proceeds resulting from the sale of the securities. The Company also reimbursed Skyebanc, Inc. for its expenses in the amount of two percent (2%) of the selling price of the securities sold on a non-accountable basis. The Company paid placement fees of $66,950 to Skyebanc. The Company also granted warrants to purchase 334,750 shares of its common stock to Skyebanc for its services with regard to the offering at an exercise price of $.16 per share, which warrants expire on July 1, 2010. These warrants were treated as a deferred debt offering cost on the convertible notes and were valued at $69,335 to be amortized over the 14-month note terms. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model, in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.25%, volatility ranging from 138% to 145% and expected term of 5 years. At December 31, 2005, the placement fee was deemed to be a deferred debt issuance cost on the accompanying balance sheet and is being amortized as a debt issuance cost over the debenture term of 14 months. For the year ended December 31, 2005, amortization of debt issuance costs amounted to $46,593. At December 31, 2005, accrued interest payable on these notes amounted to $16,686.

The convertible notes payable consists of the following at December 31, 2005:

         Convertible notes payable ......................    $ 669,500
         Less: unamortized discount on note payable .....      (92,994)
                                                             ---------

         Convertible notes payable, net .................    $ 576,506
                                                             =========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 7 - NOTE PAYABLE

During fiscal 2003, the Company raised capital from accredited investors under a private placement memorandum. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. Each unit consisted of a Promissory Note of $50,000 and a Common Stock Purchase Warrant to purchase 25,000 shares of the Company's common stock exercisable at $.16 per share expiring in five years from the date of the warrant. The notes had a term of one year and provided for interest accrual on the unpaid principal balance of 10% per year. In fiscal 2003, the Company received funds in the amount of $750,000 in connection with the private placement and issued 375,000 in purchase warrants. In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, in 2004, the Company repaid notes holders $550,000. As of December 31, 2005, the Company has a remaining note payable of $25,000 and has accrued interest payable in the amount of $22,938 in connection with the notes.

For the years ended December 31, 2004, the amount of imputed interest charged to interest expense was $75,520.

NOTE 8 - RELATED PARTY TRANSACTIONS

Due from shareholders
---------------------

Prior to fiscal 2004, certain shareholders received funds from the Company in the form of demand notes. At December 31, 2005, the balance on the amount owed to the Company was $59,375. These loans bear interest at 4% per annum, are secured by Company common shares held by the respective individuals, and are payable on December 31, 2006.

Due to related parties
----------------------

From time to time, certain officers of the Company use their respective credit card for operating purposes or incur expense on behalf of the Company. At December 31, 2005, the Company owed these officers $5,464.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 9 - INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets. Internal Revenue Code Section 382 places a limitation on the amount of taxable income that can be offset by carry forwards after a change in control (generally greater than a 50% change in ownership). The Company has a net operating loss carry forward for tax purposes totaling approximately $7,600,000 at December 31, 2005, expiring through the year 2025. The table below summarizes the differences between the Company's effective tax rate and the statutory federal rate as follows for the periods ended December 31, 2005 and 2004:

                                              Year Ended           Year Ended
                                          December 31, 2005    December 31, 2004
                                          -----------------    -----------------
Tax benefit computed at "expected"
 statutory rate ....................          $(623,000)           $(510,000)
State income taxes, net of benefit .            (18,300)             (15,000)
Other permanent differences ........            258,000              118,500
Increase in valuation allowance ....            383,300              406,500
                                              ---------            ---------
Net income tax benefit .............          $       -            $       -
                                              =========            =========

Deferred tax assets and liabilities are provided for significant income and expense items recognized in different years for tax and financial reporting purposes. Temporary differences, which give rise to a net deferred tax asset is as follows:

                                          December 31, 2005    December 31, 2004
                                          -----------------    -----------------
Tax benefit of net operating loss
 carryforward ......................         $ 2,655,300          $ 2,273,000
Allowance for doubtful accounts ....              16,200               29,200
Allowance for inventory obsolescence              14,000                    -
Valuation Allowance ................          (2,685,500)          (2,302,200)
                                             -----------          -----------

Net deferred tax asset recorded ....         $         -          $         -
                                             ===========          ===========

After consideration of all the evidence, both positive and negative, management has recorded a valuation allowance at December 31, 2005 and 2004, due to the uncertainty of realizing the deferred income tax assets. The valuation allowance was increased by $383,300 from the prior year.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 10 - SHAREHOLDERS' EQUITY

Common Stock
------------

In March 2004, the Company, by a vote of the majority shareholders and the approval of the board of directors, increased its authorized common shares to 100,000,000.

During the quarter ended March 31, 2004, the Company issued 117,625 common shares of its common stock for services rendered. These services include legal services, investment relation services and business development services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.30 to $.34. In connection with these shares, the Company recorded stock-based consulting expense of $36,625.

During the quarter ended June 30, 2004, the Company issued 360,474 common shares of its common stock for services rendered. These services include legal services, investment relations services and business development services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.23 to $.37. In connection with these shares, the Company recorded stock-based consulting expense of $103,171.

In April 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In April 2004, the Company sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered, through a placement agent, investment units each costing $10,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the (i)unit price by (ii) $.20 and (b) a warrant to purchase, at any time prior to the fifth anniversary following the date of issuance of the warrant, a number of shares equal to 25% of the number of shares included with the unit, at a exercise price equal to $.50 per share of common stock. On May 10, 2004, the Company closed on its initial funding and issued 6,600,000 shares of common stock and granted 1,650,000 warrants for net proceeds of $1,188,000. In June 2004, the Company closed on additional funding and issued 3,200,000 shares of common stock and granted 800,000 warrants for net proceeds of $545,750.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock (continued)
------------------------

In connection with the May 2004 private placement, the Company entered into a placement agency agreement with a third party agent. For services rendered under the Agency Agreement, the Company paid a cash fee equal to 10% of the aggregate consideration received by the Company in the capital raise, a cash fee equal to five percent of the gross proceeds received by the Company upon the exercise of warrants related to this offering and 500,000 shares of common stock. The 500,000 shares of common stock shall increase pro rata following the time that $1,000,000 is raised in the offering up to a maximum of 1,300,000 common shares. Additionally, the Company reduced the exercise price of 342,475 warrants previously granted to the Placement Agent from $.50 to $.10 per share and extended the expiration date of these warrants to May 2009. In June 2004, the Company issued 980,000 shares in connection with this agreement

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock.

In July 2004, the Company issued 9,402 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.20 per share. In connection with these shares, the Company recorded stock-based compensation of $1,881.

On November 17, 2004, the Company entered into a six-month consulting agreement with a third party for business development and investor relations services. In connection with this consulting agreement, the Company agreed to issue an aggregate of 1,100,000 shares of common stock for services rendered over the contract period unless terminated earlier. The Company valued these shares at their fair market value based on the trading price on the date of issuance of $.23 per share or $253,000. For the year ended December 31, 2005 and 2004, the Company recorded non-cash compensation expense of $189,750 and $63,250, respectively, which was be amortized over the service period.

During the quarter ended December 31, 2004, the Company issued 28,764 common shares of its common stock for legal services rendered. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.16 to $.22. In connection with these shares, the Company recorded stock-based compensation expense of $5,625.

On January 1, 2005, the Company entered into a consulting agreement with a third party for business development services for a six-month period. In connection with the consulting agreement, the Company issued 75,000 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.17 per share. For the year ended December 31, 2005, in connection with these shares, the Company recorded stock-based consulting expense of $12,750.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock (continued)
------------------------

In January 2005, the Company issued 605,000 shares of common stock for exercise of warrants for net proceeds of $120,800.

In February 2005, the Company issued 70,000 shares of common stock for accrued rent of $14,700.

On March 15, 2005, the Company issued 1,000 common shares of its common stock for services rendered. The shares were issued at the fair values at the date of the issuance of $.19 per share. In connection with these shares, the Company recorded stock-based compensation of $190.

On June 15, 2005, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 62,500 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $11,250 or $.18 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $11,250.

On July 6, 2005, the Company entered into a consulting agreement with a third party for legal and business services for a six-month period. In connection with the consulting agreement, the Company issued 225,000 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $42,750 or $.19 per share and were amortized over the service period. For the year ended December 31 2005, in connection with these shares, the Company recorded legal fees of $42,750.

On August 1, 2005, in connection with a license agreement (see note 5), the Company issued 833,333 shares of common stock for certain patent licensing rights, as defined in the agreement. The shares were issued at the fair values at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years. For the year ended December 31 2005, in connection with these shares, the Company recorded an intangible asset of $150,000 as asset on the accompanying consolidated balance sheet.

In September 2005, in connection with the exercise of 46,500 common stock warrants, the Company issued 46,500 shares of common stock for proceeds of $6,660.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock (continued)
------------------------

On September 15, 2005, the Company entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, the Company issued 100,000 shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $23,000 or $.23 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $23,000.

On October 1, 2005, the Company issued 40,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $14,800 or $.37 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $14,800.

On October 3, 2005, the Company issued 20,000 shares of its common stock to a consultant for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $6,000 or $.30 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded accounting fees of $6,000.

On October 22, 2005, the Company issued 45,000 shares of its common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $10,125 or $.23 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded stock-based consulting expense of $10,125.

In October and November 2005, in connection with the exercise of 275,000 common stock warrants, the Company issued 275,000 shares of common stock for proceeds of $44,000.

On November 16, 2005, the Company issued 56,000 shares of common stock for accrued rent. The shares were issued at the fair values at the date of the issuance of $19,040 or $.34 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded rent expense of $19,040.

On November 23, 2005, the Company issued 15,000 shares of its common stock for legal services rendered. The shares were issued at the fair values at the date of the issuance of $4,650 or $.31 per share. For the year ended December 31 2005, in connection with these shares, the Company recorded legal fees of $4,650.

For the year ended December 31, 2005, the Company amortized stock-based compensation of $299,213 from the issuance of shares in 2004.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Options
--------------------

1999 Stock Option Plan
----------------------

On July 19, 1999, the board of directors adopted the Company's 1999 Stock Option Plan (the "1999 Plan"). The Company has reserved 1,500,000 shares of common stock for issuance upon exercise of options granted from time to time under the 1999 stock option plan. The 1999 stock option plan is intended to assist the Company in securing and retaining key employees, directors and consultants by allowing them to participate in the Company's ownership and growth through the grant of incentive and non-qualified options. Under the stock option plan, the Company may grant incentive stock options only to key employees and employee directors, or the Company may grant non-qualified options to employees, officers, directors and consultants. The 1999 stock option plan is currently administered by the Company's board of directors. Subject to the provisions of the 1999 stock option plan, the board will determine who shall receive options, the number of shares of common stock that may be purchased under the options, the time and manner of exercise of options and exercise prices. The term of the options granted under the 1999 stock option plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock).

The exercise price for incentive stock options will be equal to or greater than 100% of the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. The exercise price for non-qualified options will be set by the board, in its discretion, but in no event shall the exercise price be less than 75% of the fair market value of the shares of common stock on the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

2001 Equity Compensation Plan
-----------------------------

On November 26, 2001, the board of directors adopted the Company's 2001 Equity Compensation Plan (the "2001 Plan"). The Company has reserved 2,000,000 shares of the Company's common stock. The purpose of the 2001 Plan is to provide designated employees, certain key advisors who perform services for the Company, and non-employee board members with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefiting the Company's shareholders. The Plan will be administered by the Company's board of directors or a committee appointed by the board. Subject to the provisions of the stock option plan, the board of directors or its appointed committee shall have the sole authority to determine the individuals to whom grants shall be made, the type, size and terms of the grants to be made to each individual. In addition, the board or its appointed committee will determine the time when the grants will be made and the duration of grants including exercise or restrictions and criteria for exercisability.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Options (continued)
--------------------------------

The term of the options granted under the 2001 Plan may not exceed ten years (five years for an incentive stock option granted to an optionee owning more than 10% of our voting stock). The exercise price for incentive stock options may be equal to or greater than the fair market value of the shares of the common stock at the time granted. However, the incentive stock options granted to a 10% holder of the Company's voting stock are exercisable at a price equal to or greater than 110% of the fair market value of the common stock at the date of the grant. In the case of an option granted that qualifies as performance based compensation, the exercise price may not be less than 100% of the fair market value of the Company's stock on the date of grant. The exercise price for non-qualified options granted to non-employee directors shall equal 100% of the fair market value of the Company's common stock at the date of grant. The exercise price may be payable in cash or, with the approval of the board, by delivery of shares or a combination of cash and shares. Shares of common stock received upon exercise of options will be subject to restrictions on sale or transfer.

In 2004, the Company cancelled 1,780,000 that were not exercised prior to expiration or termination of employment from employees or were cancelled by the Company.

On December 30, 2004, the Company granted options to purchase 1,520,000 shares of common stock to employee and directors of the Company. The options are exercisable at $0.19 per share, which was greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On May 13, 2005, the Company granted options to purchase 450,000 shares of common stock to employee and directors of the Company. The options are exercisable at $0.20 per share, which was greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

On September 2, 2005, the Company granted options to purchase 1,000,000 shares of common stock to employee and directors of the Company. The options are exercisable at $0.22 per share, which was greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Options (continued)
--------------------------------

On September 28, 2005, the Company granted options to purchase 250,000 shares of common stock to various individuals serving on the Company's Science and Security Advisory board for a period of one year. The options are exercisable at $0.35 per share for a period of three years. These options were valued at $69,935 to be amortized over the 12-month terms, beginning October 1, 2005. For the year ended December 31, 2005, the Company recorded stock-based consulting expense of $17,484 and deferred compensation of $52,451 which will be amortized over the remaining term. The fair market value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 3 years.

On September 28, 2005, the Company granted options to purchase 400,000 shares of common stock to an employee of the Company. The options are exercisable as follows: 100,000 options at $.40 per share, 100,000 options at $.50 per share, 100,000 options at $.60 per share, and 100,000 options at $.70 per share. The exercise prices were greater than the fair market value of the common stock at the grant date. Accordingly, under APB 25, no compensation expense was recognized for these options. Additionally, the Company granted options to purchase 100,000 shares of common stock to this employee with an exercise price of $.30 per share which was less than the fair market value of the common stock at the grant date. Accordingly, in connection with these options, the Company recorded stock-based compensation of $5,000 during the year ended December 31, 2005 under the intrinsic value method of APB 25.

On October 1, 2005, the Company entered into a one-year consulting agreement and granted options to purchase 200,000 shares of common stock to a consultant for business development services. The options are exercisable at $0.40 per share and expire on October 1, 2010. These options were valued at $60,341 to be amortized over the 12-month terms, beginning October 1, 2005. For the year ended December 31, 2005, the Company recorded stock-based consulting expense of $15,085 and deferred compensation of $45,256 which will be amortized over the remaining term. The fair market value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 5 years.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Options (continued)
--------------------------------

A summary of the stock options as of December 31, 2005 and 2004 and changes during the periods is presented below:

                                            Year Ended December 31, 2005      Year Ended December 31, 2004
                                           ------------------------------    ------------------------------
                                            Number of    Weighted Average     Number of    Weighted Average
                                             Options      Exercise Price       Options      Exercise Price
                                           ----------    ----------------    ----------    ----------------
Balance at beginning of year .....          2,085,000          $0.35          2,345,000          $0.56
Granted ..........................          2,400,000           0.30          1,520,000           0.22
Exercised ........................                  -           -                     -           -
Forfeited ........................            (40,000)          0.39         (1,780,000)          0.53
                                           ----------          -----         ----------          -----
Balance at end of year ...........          4,445,000          $0.32          2,085,000          $0.35
                                           ==========          =====         ==========          =====

Options exercisable at end of year          4,445,000          $0.32          2,085,000          $0.35
                                           ==========          =====         ==========          =====

Weighted average fair value of
options granted during the year ..                             $0.30                             $0.22

The following table summarizes information about employee stock options outstanding at December 31, 2005:

                             Options Outstanding                        Options Exercisable
               ----------------------------------------------     ------------------------------
                                      Weighted
                                       Average       Weighted                           Weighted
 Range of           Number           Remaining       Average           Number            Average
 Exercise        Outstanding at      Contractual     Exercise      Exercisable at       Exercise
  Price        December 31, 2005        Life           Price      December 31, 2005      Price
----------     -----------------     -----------     --------     -----------------     --------
$0.69-0.79           625,000         1.40 Years       $ 0.72            625,000          $ 0.72
 0.50-0.60           200,000         2.75 Years         0.55            200,000            0.55
      0.40           300,000         3.75 Years         0.40            300,000            0.40
 0.30-0.35           350,000         2.75 Years         0.34            350,000            0.34
 0.22-0.27         1,500,000         3.40 Years         0.24          1,500,000            0.24
 0.19-.020         1,470,000         3.20 Years         0.19          1,470,000            0.19
               -----------------                     --------     -----------------     --------
                   4,445,000                          $ 0.323         4,445,000          $ 0.323
               =================                     ========     =================     ========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Warrants (continued)
---------------------------------

In April 2004, in connection with a private placement, the Company granted 600,000 purchase warrants to investors. The warrants are exercisable at $.20 per common share and expire in April 2009.

In May and June 2004, in connection with a private placement, the Company granted 2,450,000 purchase warrants to investors. The warrants are exercisable at $.50 per common share and expire in May 2009.

On February 21, 2005, the Company granted 200,000 warrants to consultants for services rendered. The warrants expire 3 years from the date of grant and are exercisable at $0.30 per warrant. The Company valued these warrants utilizing the Black-Scholes options pricing model at approximately $0.15 or $30,023 and recorded stock-based consulting expense.

During June 2005 to September 30, 2005, in connection with a private placement (See Note 3), the Company granted 669,500 purchase warrants to investors and granted warrants to purchase 334,750 shares of common stock, as compensation to the placement agent. The warrants are exercisable at $.16 per common share and expire in five years.

On September 19, 2005, the Company granted warrants to purchase 3,500,000 shares of common stock to a consultant for investor relation services for a period of one year. The warrants are exercisable at $0.19 per share for a period of three years. The warrants vest and become exercisable as follows: (i) 2,500,000 warrants vest and are immediately exercisable; and (ii) 1,000,000 warrants shall vest and become exercisable on the earlier of (a) the date the Company has received aggregate proceeds from the sale of debt or equity securities of not less than $500,000 after September 19, 2005 or (b) March 18, 2006. The warrants contain cashless exercise provisions and are subject to registration. These warrants were valued at $755,100 to be amortized over the 12-month term, beginning September 19, 2005. The fair market value of each stock warrant grant is estimated on the date of grant using the Black-Scholes option-pricing model in accordance with SFAS No. 123 using the following weighted-average assumptions: expected dividend yield 0%, risk-free interest rate of 3.75%, volatility of 144% and expected term of 3 years. Since 1,000,000 warrants are earned over the term of the agreement and the measurement date in not known, the Company has accounted for these under variable accounting pursuant to EITF 96-18. Accordingly, the Company will record at fair value the unearned warrants each period through the term of the agreement.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 11 - SHAREHOLDERS' EQUITY (CONTINUED)

Common Stock Warrants (continued)
---------------------------------

Stock warrant activity for the years ended December 31, 2005 and 2004 is summarized as follows:

                                            Year Ended December 31, 2005      Year Ended December 31, 2004
                                           ------------------------------    ------------------------------
                                            Number of    Weighted Average     Number of    Weighted Average
                                             Warrants     Exercise Price      Warrants      Exercise Price
                                           ----------    ----------------    ----------    ----------------
Balance at beginning of year ......          9,682,590         $0.87          6,632,590         $1.06
Granted ...........................          4,704,250          0.19          3,050,000          0.44
Exercised .........................           (926,500)         0.185                 -           -
Forfeited .........................                  -           -                    -           -
                                           -----------         ------         ---------         -----
Balance at end of year ............         13,460,340         $0.67          9,682,590         $0.87
                                           ===========         ======         =========         =====

Warrants exercisable at end of year         12,460,340         $0.70          9,682,590         $0.87
                                           ===========         ======         =========         =====

Weighted average fair value of
options granted during the year ...                            $0.19                            $0.44

The following table summarizes information about stock warrants outstanding at December 31, 2005:

                            Warrants Outstanding                       Warrants Exercisable
               ----------------------------------------------     ------------------------------
                                      Weighted
                                       Average       Weighted                           Weighted
 Range of           Number           Remaining       Average           Number            Average
 Exercise        Outstanding at      Contractual     Exercise      Exercisable at       Exercise
  Price        December 31, 2005        Life           Price      December 31, 2005      Price
----------     -----------------     -----------     --------     -----------------     --------
$0.50-0.55          2,926,300        3.15 Years       $ 0.52           2,926,300         $ 0.52
 1.25-1.50          5,026,290        1.07 Years         1.28           5,026,290           1.28
      0.30            200,000        2.14 Years         0.30             200,000           0.30
 0.10-0.19          5,307,750        3.90 Years         0.17           4,307,750           0.17
               -----------------                     --------     -----------------     --------
                   13,460,340                         $ 0.67          12,460,340         $ 0.70
               =================                     ========     =================     ========

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 12 - COMMITMENTS

Operating Lease
---------------

The Company leases office space on a month-to-month basis. Additionally, the Company received rental income of $4,800 which has been netted with rent expense. For the years ended December 31, 2005 and 2004, rent expense was $54,591 and $56,546, respectively.

Cooperative Research and Development Agreement
----------------------------------------------

On November 7, 2005, the Company entered into a Cooperative Research and Development Agreement ("CRADA") for the development of a hand-held sensor with high sensitivity and selectivity for the detection of explosives initially and then to expand the capabilities to include chemical and biological warfare agents and narcotics. The Company has agreed to provide $150,000 within 30 days after the effect day of the CRADA and additional payments as follows:

         60 days after effective date of CRADA               $65,000
         90 days after effective date of CRADA               $65,000
         120 days after effective date of CRADA              $65,000
         150 days after effective date of CRADA              $65,000
         180 days after effective date of CRADA              $65,000
         210 days after effective date of CRADA              $65,000
         240 days after effective date of CRADA              $49,000

Failure by the Company to provide the necessary advance funding is cause for termination of the CRADA in accordance with the Termination article of this CRADA.

Employment agreements
---------------------

On April 1, 2005, the Company entered into three-year employment contracts with our Chief Executive Officer, Chief Financial Officer and Chief Technology Officer which expire on April 1, 2008. Specific terms are detailed below:

         Pursuant to an employment agreement with the Company's chief executive officer (CEO), in consideration for services as CEO, effective April 1, 2005, the Company will pay CEO a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. In addition, CEO is provided a car allowance of up to $ 500 per month.

         Pursuant to an employment agreement with the Company's chief financial officer (CFO), in consideration for services as CFO, effective April 1, 2005, we will pay Mr. Goldrich a salary of $137,500 per annum through May 6, 2005 and $156,000 through May 7, 2006. In addition, CFO is provided a car allowance of up to $ 500 per month.

         Pursuant to an employment agreement with the Company's chief technical officer (CTO), in consideration for services as CTO, effective April 1, 2005, we will pay CTO a salary of $96,800 per annum.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 12 - COMMITMENTS (CONTINUED)

Employment agreements (continued)
---------------------------------

         Incentive Compensation

         In addition to the base salary, each of the Company's executives who have employment agreements with the Company are entitled to receive, as incentive compensation in respect of each calendar year (or portion thereof), an amount determined in accordance with any bonus or short term incentive compensation program (which may be based upon achieving certain specified performance criteria) which may be established by the board. The Company's Board of Directors shall review the determination as to the amounts of any awards available to our executives under these programs at least annually. The review shall ensure that such amounts are competitive, and comparable, with awards granted to similarly situated executives of publicly held companies comparable to the Company.

         Other Benefits

         The employment agreements with our executives also provide other benefits. Executives receive 10 paid vacation days and such other paid holidays in accordance with Sense's policy. In addition, they are compensated in accordance with Sense's disability policies. An executive may receive up to six (6) months salary continuation in the event of short-term disability. An executive may be granted permission to be absent from the Company during working days to attend professional meetings and to attend to such outside professional duties in the biometrics field as have been mutually agreed upon. Attendance at such approved meetings and accomplishment of approved professional duties shall be fully compensated service time and shall not be considered vacation time. We shall reimburse the executive for all expenses incurred by the executive incident to attendance at approved professional meetings and such entertainment expenses incurred by the executive in furtherance of the Company's interests, provided, however, that such reimbursement is approved by the Board of Directors. We pay dues to professional associations and societies and to such service organizations and clubs of which the executive is a member, which has been approved by the Board of Directors as being in the best interests of the Company. The executives receive all other fringe benefits to which all other employees of Sense are entitled.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 12 - COMMITMENTS (CONTINUED)

Employment agreements (continued)
---------------------------------

         Termination

         In the event of involuntary termination without "cause" or disability, each executive will be entitled to the following compensation for the succeeding 24 months following the date of termination:

         o A total of two hundred (200%) percent of the executive's base compensation in effect on the date of the employment termination; plus

         o A total of two hundred (200%) percent of the executive's annual incentive bonus earned on a quarterly basis as of the date of the termination, assuming the executive was employed on the last day of the quarter in which termination of employment occurred.

         In the event the executive is terminated for "cause" the executive will be entitled to any unpaid salary through the date of termination and deferred compensation will be forfeited. In the event there is a "Change in Control", we will be required to pay the executive a lump sum equal to 299% of the executive's base compensation in effect on the date of employment plus 299% of the executive's prior year incentive bonus. The executives may, at their discretion, elect to terminate the contract the executive must give the board 90 days written notice and the executive would not be entitled to severance benefits.


NOTE 13 - SUBSEQUENT EVENTS

On January 1, 2006, the Company entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to the Company (see note 5) for $150,000 in cash. The Company cancelled the returned shares.

On March 7, 2006, the Company completed a private placement of $2,451,000 of financing of units of its securities consisting in the aggregate of 11,140,910 shares of its common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The purchasers of the units are certain accredited investors. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes. The prior note holders have also agreed to convert an additional $142,500 principal amount of such notes for 647,722 shares of common stock, which conversion is exempt from registration by virtue of Section 3(a)(9) of the Securities Act of 1933.

                       SENSE HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                DECEMBER 31, 2005


NOTE 13 - SUBSEQUENT EVENTS (CONTINUED)

The warrants are redeemable by the Company at any time following the first anniversary of the completion of the transaction at a redemption price equal to $0.05 per warrant share, provided the closing price of the Company's common stock is in excess of $0.60 for 20 consecutive trading days on the date of the notice of redemption, and further provided that the average daily trading volume during this period is greater than 100,000 shares per day.

The securities are subject to "full ratchet" anti-dilution protection during the initial nine months following the closing, including common stock of the Company comprising the units and retained by the investor, as well as shares received upon exercise of the warrants. Following the initial one year period, the warrants are subject to "weighted-average" anti-dilution protection. There are limited exceptions to the anti-dilution protection afforded to the investors.

The Company has agreed to file a registration statement covering the shares of the common stock underlying the securities issued. In the event the registration statement is not filed by May 7, 2006 or does not become effective by July 21, 2006, then the number of shares of common stock included within the units and the number of common shares underlying the warrants shall be increased by 2% for each 30-day period following such period.

Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants in compliance with NASD rules.

NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OF THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES OR AN OFFER TO SELL, OR A SOLICITATION OF ANY OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                                TABLE OF CONTENTS

                                                        Page
                                                        ----

         Prospectus Summary..........................      2
         Risk Factors................................      3
         Capitalization..............................     11
         Use of Proceeds.............................     11
         Price Range of Common Stock
          and Dividend Policy........................     11
         Forward-Looking Statements..................     12
         Management's Discussion and
          Analysis or Plan of Operation..............     13
         Business....................................     21
         Management..................................     31
         Executive Compensation......................     34
         Certain Transactions........................     38
         Principal Shareholders......................     38
         Description of Securities...................     40
         Selling Security Holders....................     40
         Plan of Distribution .......................     47
         Shares Eligible for Future Sale.............     48
         Legal Matters...............................     49
         Experts.....................................     49
         Additional Information......................     49
         Financial Statements........................    F-1


                                28,817,654 SHARES


                              SENSE HOLDINGS, INC.


                                   PROSPECTUS


                             ________________, 2006

                                    PART TWO

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Florida Business Corporation Act (the "Corporation Act") permits the indemnification of directors, employees, officers and agents of Florida corporations. Sense's Articles of Incorporation (the "Articles") and Bylaws provide that Sense shall indemnify its directors and officers to the fullest extent permitted by the Corporation Act.

The provisions of the Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful, (b) deriving an improper personal benefit from a transaction, (c) voting for or assenting to an unlawful distribution and (d) willful misconduct or conscious disregard for the best interests of Sense in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the Federal securities laws.

The effect of the foregoing is to require Sense to indemnify the officers and directors of Sense for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Sense pursuant to the foregoing provisions, Sense has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the act and is therefore unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The estimated expenses payable by Sense in connection with the distribution of the securities being registered are as follows:

SEC Registration and Filing Fee......................................   $    878
Legal Fees and Expenses*.............................................   $  4,500
Accounting Fees and Expenses*........................................   $  2,500
Financial Printing*..................................................   $  2,000
Transfer Agent Fees*.................................................   $  1,000
Blue Sky Fees and Expenses*..........................................   $  1,000
Miscellaneous*.......................................................   $    122
                                                                        --------

          TOTAL......................................................   $ 12,000
                                                                        ========
* Estimated

None of the foregoing expenses are being paid by the selling security holders.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

During the quarter ended June 30, 2003 the Company issued 133,000 shares of its common stock to consultants and employees for services rendered. The consulting services were for legal services and merger and acquisition services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ending June 30, 2003 the Company issued warrants to purchase its common stock through a private placement. The private placement provided for the sale of 15 units at a price of $50,000 per unit in order to raise up to a total of $750,000. As of September 30, 2003, the Company raised a principal amount of $750,000 on 15 units sold and has issued 375,000 in purchase warrants at $.16. All 15 units were issued to a total of seven persons whom the Company had reasonable grounds to believe were accredited investors. Each of the investors (a) had access to business and financial information concerning the Company, (b) represented that it was acquiring the securities for investment purposes only and not with a view towards distribution or resale except in compliance with applicable securities laws and (c) had such knowledge and experience in business and financial matters that he or she was able to evaluate the risks and merits of an investment in the Company. Therefore each investor was also sophisticated within the meaning of Federal securities laws. In connection with this transaction, the Company issued warrants to purchase 150,000 shares of common stock, as compensation to the placement agent. In addition, the certificates evidencing the shares and warrants that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. The issuance of these securities was exempt from the registration requirements of the Act by reason of Section 4(2) and/or the rules and regulations thereunder including Rule 506 of Regulation D.

During the quarter ended September 30, 2003 the Company issued 14,720 shares of its common stock for services rendered. The Consultant services were legal services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

On September 19, 2003, the Company granted 100,000 warrants to a consultant for services rendered. The consultant services were business development and marketing services. The warrants expire 5 years from the date of grant and are exercisable at $0.55 per warrant. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended December 31, 2003 the Company issued 522,000 shares of its common stock for services rendered. The consulting services were for legal services, business development services and merger and acquisition services. The consultants and employees (a) had a preexisting business relationship with the Company, (b) had access to financial statements and other relevant information concerning the Company, (c) had such knowledge in business and financial matters that they were able to understand the risks and merits of an investment in the Company, and were, therefore, sophisticated investors at the time of acquisition and (d) the shares that were issued contained a legend restricting their transferability absent registration under the Act or the availability of an applicable exemption therefrom. Accordingly, these transactions were exempt from the registration requirements of the Act by reason of Section 4(2) of the Act and the rules and regulations thereunder.

During the quarter ended March 31, 2004, the Company issued 117,625 common shares of its common stock for services rendered. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. The shares were issued at the fair values at the date of the issuance which were at prices ranging from $.30 to $.34. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $15,958 and deferred compensation of $10,333, which will be amortized over the service period.

In April 2004, the Company issued 345,518 common shares of its common stock for services rendered. The consulting services were for legal services, marketing services, business development services and merger and acquisition services. The shares were issued at the fair values at the date of the issuance of $.285. In connection with these shares, the Company recorded non-cash compensation and consulting expense of $98,473, which will be amortized over the service period.

In April 2004, the Company consummated a capital raise through a private placement offered to accredited investors. The Company offered investment units each costing $35,000, with each unit consisting of (a) a number of shares of common stock of the Company determined by dividing the unit price by $.175 per share and (b) one common stock purchase warrants for every two shares of common stock received upon conversion with an exercise price of $.20 per share. In the event that the Company fails to satisfy registration rights, as defined, the purchase price will be adjusted to $.125 per share. In April 2004, the Company sold six units under the private placement aggregating 1,200,000 shares of common stock and 600,000 warrants for net proceeds of $210,000. The warrants expire in April 2009.

In May 2004, note holders comprising the $750,000 notes payable converted $175,000 of debt into 673,078 shares of common stock. Additionally, the Company repaid notes holders $450,000.

On May 10, 2004, we issued 6,600,000 shares of common stock and granted 1,650,000 warrants in connection with a private placement.

In June 2004, we issued 3,200,000 shares of common stock and granted 800,000 warrants in connection with a private placement.

In connection with the May 2004 private placement, the Company entered into a placement agency agreement with a third party agent. In connection with this placement agency agreement, the Company issued 980,000 common shares.

In July 2004, the Company issued 9,402 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.20 per share. In connection with these shares, the Company recorded non-cash compensation of $1,880.

In August 2004, the Company issued 8,152 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.17 per share. In connection with these shares, the Company recorded non-cash compensation of $1,386.

In August 2004, the Company issued 9,375 common shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.18 per share. In connection with these shares, the Company recorded non-cash compensation of $1,688.

In November 2004, the Company issued 11,719 shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.22 per share. In connection with these shares, the Company recorded non-cash compensation of $2,578.

On November 17, 2004, the Company entered into a six-month consulting agreement with a third party for business development and investor relations services. In connection with this consulting agreement, the Company agreed to issue an aggregate of 1,100,000 shares of common stock for services rendered over the contract period unless terminated earlier. The Company valued these shares at their fair market value based on the trading price on the date of issuance of $.22 per share or $242,000 to be amortized over the service period.

On December 22, 2004, the Company issued 11,719 shares of its common stock for services rendered. These services include legal services. The shares were issued at the fair values at the date of the issuance of $.22 per share. In connection with these shares, the Company recorded non-cash compensation of $2,578.

On July 6, 2005, we entered into a consulting agreement with a third party for legal and business services for a six-month period. In connection with the consulting agreement, we issued 225,000 common shares of its common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $42,750 or $.19 per share and will be amortized over the service period. For the nine months ended September 30 2005, in connection with these shares, the Company recorded legal fees of $21,375 and deferred compensation of $21,375 to be amortized over the remaining service period.

On August 1, 2005, in connection with a license agreement, we issued 833,333 shares of common stock for certain patent licensing rights, as defined in the agreement. The shares were issued at the fair values at the date of the issuance of $150,000 or $.18 per share and will be amortized over the estimated license life of 5 years. For the year ended December 31, 2005, in connection with these shares, the Company recorded licenses rights of $150,000 as asset on the accompanying consolidated balance sheet. On January 1, 2006, we entered into a stock exchange agreement with UT-Battelle, LLC. In connection with this agreement, UT-Battelle, LLC returned 683,333 shares of common stock previously issued to us for $150,000 in cash. We cancelled the returned shares.

On October 1, 2005, we issued 40,000 shares of our common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $14,800 or $.37 per share.

On October 22, 2005, we issued 45,000 shares of our common stock for business development services rendered. The shares were issued at the fair values at the date of the issuance of $10,125 or $.23 per share.

In October and November 2005, in connection with the exercise of 275,000 common stock warrants, we issued 275,000 shares of common stock for proceeds of $44,000.

On February 17, 2006, we entered into a consulting agreement with a third party for business development services for a three-month period. In connection with the consulting agreement, we issued 100,000 common shares of our common stock for services rendered and to be rendered in the future. The shares were issued at the fair values at the date of the issuance of $.28 per share.

On February 17, 2006, we issued 40,000 shares of our common stock for investor relations services rendered. The shares were issued at the fair values at the date of the issuance of $11,200 or $.28 per share.

On February 17, 2006, we issued 10,000 shares of our common stock for website services rendered. The shares were issued at the fair values at the date of the issuance of $2,800 or $.28 per share.

On March 6, 2006, we issued 20,000 shares of our common stock for accounting services rendered. The shares were issued at the fair values at the date of the issuance of $4,800 or $.24 per share.

On March 7, 2006, we completed a private placement of $2,451,000 consisting of units of our securities in the aggregate of 11,140,910 shares of our common stock and warrants to purchase 5,570,455 shares of common stock. The warrants are exercisable at $0.35 per share for a term of five years. The purchasers of the units are certain accredited investors. The net proceeds from the transaction are being used to eliminate debt of the Company owing to certain prior note holders and for working capital purposes.

Joseph Stevens & Company, Inc. served as placement agent for the transaction and received a placement agent cash fee of $245,100. In addition, the placement agent also received a non-accountable expense fee of $73,530. The placement agent also received 2,451,000 shares of common stock as additional compensation for serving as placement agent, and is entitled to receive a cash fee equal to 5% of the gross proceeds received by the Company upon exercise of the warrants in compliance with NASD rules.

On March 2006, note holders comprising the $669,500 convertible notes payable converted $142,500 of debt into 647,727 shares of common stock at a conversion price per share of $.22. This conversion price was less than the original conversion price of $.26 per share resulting in additional 99,650 shares being issued (included in 647,727 shares issued).

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

A. EXHIBITS:

Exhibit No.  Description of Document
-----------  -----------------------

2.1 Agreement and Plan of Merger between Century Silver Mines, Inc. and Sense Holdings, Inc. (1)

3.1(a) Articles of Incorporation of Sense Holdings, Inc. (1) 3.1(b) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (FL) (1)

3.1(c) Articles of Merger of Century Silver Mines, Inc. into Sense Holdings, Inc. (ID) (1)

3.2          Bylaws (1)

4.1          Trilogy Capital Partners, Inc. Warrant Agreement dated August 29,
             2005 (6)

5.1          Opinion and Consent of Schneider Weinberger & Beilly LLP (*)

10.1         1999 Stock Option Plan (1)

10.2         Employment Agreement between the Company and Dore Scott Perler (1)

10.3         Employment Agreement between the Company and Andrew Goldrich (1)

10.4         Employment Agreement between the Company and Shawn Tartaglia (1)

10.5         Technology License Agreement, as amended, with SAC Technologies,
             Inc. (1)

10.6         Lease for Tamarac Office (1)

Exhibit No.  Description of Document
-----------  -----------------------

10.11        Manufacturing and Non-Compete Agreement with Test Systems
             Engineering (1)

10.12        Sales Agreement with Integrated Design, Inc.(1)

10.13 Agreement and Plan of Acquisition dated May 31, 2001 with Micro Sensor Technologies, Inc. (2)

10.14 Patent License Agreement dated March 26, 2001, between Micro Sensor Technologies, Inc. and UT-Battelle, LLC (2)

10.15 Consulting Agreement dated June 1, 2001, between Micro Sensor Technologies, Inc., and Dr. Thomas Thundat (2)

10.16 Work for Others Agreement dated June 4, 2001, between UT-Battelle, LLC and Micro Sensor Technologies, Inc. (2)

10.17        Form of Promissory Note, as amended (4)

10.18        Lease for Sunrise Office. (4)

10.19        2001 Equity Compensation Plan (3)

10.20 Employment Agreement between the Company and Dore Scott Perler as of December 16, 2002 (4)

10.21 Employment Agreement between the Company and Andrew Goldrich as of December 16, 2002 (4)

10.22 Employment Agreement between the Company and Shawn Tartaglia as of December 16, 2002 (4)

10.23        Promissory Notes and related Agreements closed on August 13, 2003
             (5)

10.24 Cooperative Research and Development Agreement (CRADA) between UT-Battelle, LLC and Sense Holdings Incorporated

10.25 Trilogy Capital Partners, Inc. Letter of Engagement dated September 19, 2005 (6)

23.1         Consent of Sherb & Co., LLP (*)

23.2         Consent of Schneider Weinberger & Beilly LLP (see Exhibit 5.1)(*)
_____________

(1) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No. 333-87293).

(2) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form SB-2 (File No.333-62874).

(3) Incorporated by reference to exhibits with the corresponding number filed with our registration statement on Form S-8 (File No.333-81306).

(4) Previously filed with Form 10-KSB December 31, 2002

(5) Previously filed with Form 10-QSB September 30, 2003

(6) Previously filed with Form 10-QSB for the period ended September 30, 2005 as filed on November 15, 2005

(*) Filed herewith

ITEM 28. UNDERTAKINGS

The undersigned Registrant also undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or preceding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Sunrise, Florida on June 29, 2006.


                                        SENSE HOLDINGS, INC.

                                        By:  /s/ Dore Scott Perler
                                             ---------------------
                                        Dore Scott Perler
                                        Principal Executive Officer,
                                        Chief Executive Officer
                                        President and Chairman of the Board

                                        By:  /s/ Andrew Goldrich
                                             -------------------
                                        Andrew Goldrich
                                        Principal Financial Officer,
                                        Principal Accounting Officer,
                                        Chief Financial Officer, Vice President,
                                        Secretary and Treasurer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                        DATE
      ---------                           -----                        ----

 /s/ Dore Scott Perler          Chief Executive Officer,           June 29, 2006
 ---------------------          President and Chairman of
 Dore Scott Perler              the Board (Principal
                                Executive Officer)


 /s/ Andrew Goldrich            Chief Financial Officer,           June 29, 2006
 -------------------            Principal Accounting Officer,
 Andrew Goldrich                Vice President and Director
                                Treasurer and Secretary
                                (Principal Financial Officer)

 /s/ Shawn Tartaglia            Chief Technical Officer            June 29, 2006
 -------------------            Vice President and Director
 Shawn Tartaglia


 /s/ Julie Slater               Director                           June 29, 2006
 ----------------
 Julie Slater